Exhibit 99.1

FIRST AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of January 21, 2026 (this “Amendment”), is made by and among RBP Global Holdings Limited, a limited company organized under the laws of England and Wales (the “Issuer”), Piper Sandler Finance LLC in its capacities as an administrative agent and collateral agent for the Holders as defined in the Note Purchase Agreement referred to below (in such capacities, the “Agent”), and the Holders party hereto constituting the Required Holders.

RECITALS

A. The Issuer is party to that certain Note Purchase Agreement, dated as of November 4, 2024 (as affected by that certain Limited Consent No. 1 to Note Purchase Agreement, dated as of September 24, 2025 (the “Limited Consent”), and as the same may be further amended, restated, amended and restated, supplemented, consented to or otherwise modified from time to time, the “Note Purchase Agreement”), by and among itself, Indivior Global Holdings Limited, a limited company organized under the laws of England and Wales (“Holdings”), the other Persons from time to time party thereto as Note Parties, the Agent, and the Purchasers identified on Schedule 1.01(a) thereto.

B. Pursuant to the Limited Consent, the Agent and the Required Holders consented to the Specified Change of Control (as defined therein) whereby (i) Indivior Pharmaceuticals, Inc., a Delaware corporation (“TopCo”), will become the ultimate parent company of Indivior PLC, a public company limited by shares incorporated under the laws of England and Wales (“Indivior UK”) and its subsidiaries pursuant to a court-approved scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme of Arrangement”) as part of Indivior UK’s previously announced intention to change its corporate domicile to the United States (the “U.S. Domestication”), (ii) pursuant to the Scheme of Arrangement, each ordinary share in the capital of Indivior UK will be cancelled in exchange for one share of common stock, par value $0.001 per share, of Indivior U.S., and (iii) after the close of market trading on January 23, 2026, the Scheme of Arrangement will become effective and binding on all shareholders of Indivior UK, and Indivior UK became a wholly-owned subsidiary of Indivior U.S., thereby completing the U.S. Domestication (the “U.S. Domestication Effective Date”).

C. In connection with the transactions referenced in Paragraph B above, the Issuer has requested that the Note Purchase Agreement be amended to, among other things, (i) reflect that financial statements, the financial position, the results of operation, cash flows and other financial matters will be reported at TopCo and its Subsidiaries and (ii) make certain other changes to the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Amended Note Purchase Agreement (defined herein).

2. Amendments to Note Purchase Agreement.

(a) Conformed Note Purchase Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, on the First Amendment Effective Date (as defined below), the Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Note Purchase Agreement attached hereto as Exhibit A (the Note Purchase Agreement, as amended, the “Amended Note Purchase Agreement”).

(b) Compliance Certificate. Exhibit C (Form of Compliance Certificate) of the Note Purchase Agreement is hereby replaced in its entirety with Exhibit B attached hereto. From and after the First Amendment Effective Date, all references in the Note Documents to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto

3. Conditions to Effectiveness. This Amendment shall become effective (x) on and as of the date on which the conditions set forth below have been satisfied or waived by the Required Holders (the “First Amendment Effective Date”):

(a) the Agent shall have received counterparts of the Amendment duly executed by the Issuer, the Required Holders and the Agent;

(b) The representations and warranties contained in Section 4 hereof shall be true and correct;

(c) the U.S. Domestication Effective Date shall have occurred;

(d) no Default or Event of Default shall have occurred or be continuing;

(e) the Agent and the Required Holders shall have received payment of all fees and expenses (including legal fees) to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date; and

(f) the Agent and the Required Holders shall have received, within a reasonable period of time prior to the First Amendment Effective Date, all documentation and other information with respect to the Issuer required under applicable “know your customer”, “beneficial ownership” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by the Agent in writing within a reasonable period of time prior to the First Amendment Effective Date.

4. Representations and Warranties. In order to induce the Agent and the Required Holders to enter into this Amendment, the Issuer hereby represents and warrants to the Agent and the Required Holders as follows: (a) the representations and warranties of the Note Parties contained in this Amendment, the Amended Note Purchase Agreement and in the other Note Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, (b) the execution, delivery and performance of this Amendment is within the Issuer’s organizational power, have been duly authorized by all necessary organizational action and this Amendment constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to the Legal Reservations and (c) as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

5. Reaffirmation of Note Documents. Except as hereby specifically amended, modified or supplemented, the Note Purchase Agreement and all other Note Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. Each Note Party hereby ratifies and reaffirms the grant of security interests and liens and guarantees by the Note Parties under the Note Documents. The validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact under the Note Documents is ratified and reaffirmed as of the date hereof, and each Note Party reappoints the Agent as its proxy and attorney-in-fact in accordance with the terms of the applicable Note Documents, which appointment is IRREVOCABLE and coupled with an interest until the payment in full of the Obligations, for the purpose of carrying out the provisions of the Note Documents, as applicable.

6. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

7. Severability. To the extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment shall be a Note Document.

11. References. From and after the First Amendment Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Note Purchase Agreement” ” “thereunder,” “thereof,” “therein” or words of like import in any other Note Document, shall mean and be a reference to the Amended Note Purchase Agreement

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Issuer and the Agent and their respective successors and assignees.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ISSUER:

RBP GLOBAL HOLDINGS LIMITED

By:	/s/ Jerry Barbato
Name:	Jerry Barbato
Title:	Director

[Signatures Continue on Next Page]

[Signature Page to First Amendment to Note Purchase Agreement]

AGENT:

PIPER SANDLER FINANCE LLC, as Agent

By:	/s/ James D. Chiraelli
Name:	James D. Chiraelli
Title:	Chief Operating Officer

[Signatures Continue on Next Page]

[Signature Page to First Amendment to Note Purchase Agreement]

REQUIRED HOLDERS:

BRICKYARD DIRECT (SLF) HOLDINGS A, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

BRICKYARD DIRECT LENDING FUND (SLF), L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

CACTUS DIRECT HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

CACTUS DIRECT LENDING FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

CST SPECIALTY HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

CST SPECIALTY LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HALITE 2024 DIRECT (JERSEY) LIMITED

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HOUSTON CASUALTY COMPANY

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

HPS BLACK KNIGHT 1922 SPECIALTY LOAN FUND, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS CORPORATE CAPITAL SOLUTIONS FUND

By: HPS Advisors, LLC, its Investment Advisor

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS CX-2 SPECIALTY LOAN FUNDING CLO I, LTD.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS GARDEN PRIVATE CREDIT FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

HPS OCOEE SPECIALTY LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS SPECIALTY LOAN FUND TX, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS SPECIALTY LOAN FUND VI, SCSp

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

HPS SPECIALTY LOAN FUND VI-L, SCSp

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

HUDSON KETTLE CLO 2025, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

MORENO STREET DIRECT LENDING FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

PALISADES CLO, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

PHILADELPHIA INDEMNITY INSURANCE COMPANY

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

PRESIDIO LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

PRESIDIO LOAN HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

RED CEDAR FUND 2016, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

RED CEDAR HOLDINGS B, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

RELIANCE STANDARD LIFE INSURANCE COMPANY

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLF CX-2 HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLF TX HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

SLF VI INTERNATIONAL-L HOLDINGS B, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLF VI-L HOLDINGS B, SCSp

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLF VI-L HOLDINGS D, SCSp

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLF VI-L US HOLDINGS C, SCSp

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

SLIF VI HOLDINGS, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLIF VI-L HOLDINGS D, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLIF VI-L HOLDINGS, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SLIF VI-L US HOLDINGS C, SCSp

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

SPECIALTY LOAN VG FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

STAR HOLDINGS A, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

SWISS CAPITAL HPS PRIVATE DEBT FUND L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

T DIRECT LENDING HOLDINGS B, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

T DIRECT LENDING HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

TMD-DL HOLDINGS, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

VG HPS PRIVATE DEBT FUND L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement]

CCLF HOLDINGS (D54) LLC

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt Title: President

[Signature Page to First Amendment to Note Purchase Agreement]

EXHIBIT A

Amended Note Purchase Agreement

[See Attached]

CONFORMED COPY

NOTE PURCHASE AGREEMENT

Dated as of November 4, 2024

among

RBP GLOBAL HOLDINGS LIMITED,

as the Issuer,

INDIVIOR GLOBAL HOLDINGS LIMITED,

as Holdings,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Notes Parties,

PIPER SANDLER FINANCE LLC,

as Administrative Agent,

and

THE PURCHASERS IDENTIFIED ON SCHEDULE 1.01(A) HERETO

as amended pursuant to the First Amendment to Note Purchase Agreement

~~TABLE OF CONTENTS~~

		~~Page~~

ARTICLE 1

DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Classification of Notes and Borrowings	~~69~~68
Section 1.03	Terms Generally	~~69~~68
Section 1.04	Accounting Terms; GAAP	~~70~~69
Section 1.05	Effectuation of Transactions	~~71~~70
Section 1.06	Timing of Payment of Performance	70
Section 1.07	Exchange Rates; Currency Equivalents	71
Section 1.08	Additional Alternative Currencies	~~72~~71
Section 1.09	Times of Day	71
Section 1.10	Currency Generally	72
Section 1.11	Cashless Rollovers	72
Section 1.12	Certain Calculations and Tests	73
Section 1.13	Rounding	74
Section 1.14	Benchmark Replacement	74
Section 1.15	Irish Terms	~~75~~74
Section 1.16	Special Luxembourg Provisions	~~75~~74
Section 1.17	Special Jersey Provisions	75

ARTICLE 2

THE NOTES

Section 2.01	Commitments	~~76~~75
Section 2.02	Notes and Borrowings	76
Section 2.03	Requests for Borrowings	76
Section 2.04	[Reserved]	~~78~~77
Section 2.05	[Reserved]	~~78~~77
Section 2.06	[Reserved]	~~78~~77
Section 2.07	Funding of Borrowings	77
Section 2.08	Type; Interest Elections	~~79~~78
Section 2.09	Termination and Reduction of Commitments	~~80~~79
Section 2.10	Repayment of Notes; Evidence of Debt	~~81~~80
Section 2.11	Prepayment of Notes	~~82~~81
Section 2.12	Fees	~~86~~85
Section 2.13	Interest	86
Section 2.14	Alternate Rate of Interest	88
Section 2.15	Increased Costs	~~91~~90
Section 2.16	Break Funding Payments	~~92~~91
Section 2.17	Taxes	~~93~~92
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Payments	97
Section 2.19	Mitigation Obligations; Replacement of Holders	99
Section 2.20	Illegality	10~~2~~0
Section 2.21	Defaulting Holders	10~~2~~1
Section 2.22	Incremental Note Issuances	102

Section 2.23	Issuances of Notes and Variable Note Commitments	~~110~~108
Section 2.24	Representations of the Purchasers	11~~3~~1
Section 2.25	AHYDO	11~~3~~2

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	11~~4~~2
Section 3.02	Authorization; Enforceability	11~~4~~2
Section 3.03	Governmental Approvals; No Conflicts	11~~4~~3
Section 3.04	Financial Condition; No Material Adverse Effect	11~~4~~3
Section 3.05	Properties	11~~5~~3
Section 3.06	Litigation and Environmental Matters	11~~5~~4
Section 3.07	Compliance with Laws	11~~5~~4
Section 3.08	Investment Company Status	11~~6~~4
Section 3.09	Taxes	11~~6~~4
Section 3.10	ERISA	11~~6~~4
Section 3.11	Disclosure	11~~6~~5
Section 3.12	Solvency	11~~7~~5
Section 3.13	Capitalization and Subsidiaries	11~~7~~5
Section 3.14	Security Interest in Collateral	11~~7~~5
Section 3.15	Labor Disputes	11~~7~~6
Section 3.16	Federal Reserve Regulations	11~~7~~6
Section 3.17	Use of Proceeds	11~~8~~6
Section 3.18	Senior Debt	11~~8~~6
Section 3.19	Economic and Trade Sanctions and Anti-Corruption Laws	11~~8~~6
Section 3.20	Center of Main Interests and Establishments	11~~9~~7
Section 3.21	Pensions	11~~9~~7
Section 3.22	Luxembourg Regulatory Matters	11~~9~~7

ARTICLE 4

CONDITIONS

Section 4.01	Closing Date	~~120~~118
Section 4.02	Each Note Issuance	12~~2~~0

ARTICLE 5

AFFIRMATIVE COVENANTS

Section 5.01	Financial Statements and Other Reports	12~~3~~1
Section 5.02	Existence	12~~6~~4
Section 5.03	Payment of Taxes	12~~6~~5
Section 5.04	Maintenance of Properties	12~~6~~5
Section 5.05	Insurance	12~~7~~5
Section 5.06	Inspections	12~~7~~5
Section 5.07	Maintenance of Book and Records	12~~7~~6
Section 5.08	Compliance with Laws	12~~8~~6
Section 5.09	Environmental	12~~8~~6
Section 5.10	Designation of Subsidiaries	12~~9~~7
Section 5.11	Use of Proceeds	12~~9~~8
Section 5.12	Covenant to Guarantee Obligations and Give Security	~~130~~128

Section 5.13	Holders Calls	12~~1~~9
Section 5.14	Center of Main Interests	12~~1~~9
Section 5.15	Further Assurances	12~~1~~9
Section 5.16	Certain Post-Closing Events	13~~2~~0
Section 5.17	Pensions	13~~2~~0
Section 5.18	Financial Assistance	13~~2~~0
Section 5.19	Quoted Eurobond Listing	13~~2~~0

ARTICLE 6

NEGATIVE COVENANTS

Section 6.01	Indebtedness	13~~3~~0
Section 6.02	Liens	13~~8~~6
Section 6.03	No Further Negative Pledges	14~~2~~0
Section 6.04	Restricted Payments; Certain Payments of Indebtedness	14~~3~~1
Section 6.05	Restrictions on Subsidiary Distributions	14~~7~~5
Section 6.06	Investments	14~~9~~6
Section 6.07	Fundamental Changes; Disposition of Assets	15~~3~~0
Section 6.08	Sale and Lease-Back Transactions	15~~6~~4
Section 6.09	Transactions with Affiliates	15~~7~~4
Section 6.10	Conduct of Business	15~~8~~6
Section 6.11	Amendments or Waivers of Organizational Documents	15~~8~~6
Section 6.12	Amendments of or Waivers with Respect to Certain Debt	15~~8~~6
Section 6.13	Fiscal Year	15~~9~~6
Section 6.14	Financial Covenants; Curative Equity	15~~9~~6
Section 6.15	Holdings Covenant	~~160~~157
Section 6.16	Material Asset Transactions	~~160~~158
Section 6.17	Account Control Agreements	~~161~~158
Section 6.18	Other Obligations	15~~1~~9

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01	Events of Default	15~~2~~9

ARTICLE 8

THE ADMINISTRATIVE AGENT

ARTICLE 9

MISCELLANEOUS

Section 9.01	Notices	17~~7~~4
Section 9.02	Waivers; Amendments	17~~9~~6
Section 9.03	Expenses; Indemnity	18~~6~~2
Section 9.04	Waiver of Claim	18~~7~~4
Section 9.05	Successors and Assigns	18~~7~~4
Section 9.06	Survival	19~~6~~2
Section 9.07	Counterparts; Integration; Effectiveness	19~~6~~3
Section 9.08	Severability	19~~7~~3
Section 9.09	Right of Setoff	19~~7~~3

Section 9.10	Governing Law; Jurisdiction; Consent to Service of Process	19~~7~~4
Section 9.11	Waiver of Jury Trial	19~~9~~5
Section 9.12	Headings	19~~9~~5
Section 9.13	Confidentiality	19~~9~~5
Section 9.14	No Fiduciary Duty	~~200~~196
Section 9.15	Several Obligations	~~200~~197
Section 9.16	Nonliability of Administrative Agent, Holders and Purchasers	~~201~~197
Section 9.17	USA PATRIOT Act; Beneficial Ownership Regulation Compliance	~~201~~197
Section 9.18	Disclosure	~~201~~197
Section 9.19	Appointment for Perfection	~~201~~197
Section 9.20	Interest Rate Limitation	~~201~~198
Section 9.21	Conflicts	~~202~~198
Section 9.22	Release of Guarantors	~~202~~198
Section 9.23	Judgment Currency	19~~2~~9
Section 9.24	Waiver of Sovereign Immunity	19~~3~~9
Section 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	19~~3~~9
Section 9.26	Acknowledgement Regarding Any Supported QFCs	20~~4~~1

SCHEDULES:

Schedule 1.01(a)	–	Purchaser Schedule
Schedule 1.01(b)	–	Mortgages
Schedule 1.01(c)	–	Agreed Guarantee and Security Principles
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 5.16	–	Closing Date Post-Closing Deliverables
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.07	–	Certain Dispositions
Schedule 9.01	–	Holdings’ Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Holder Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	Form of Global Intercompany Note
Exhibit I	–	Form of Guaranty Agreement
Exhibit J	–	Form of U.S. Security Agreement
Exhibit K	–	Form of Substitute Affiliate Holder Designation Notice
Exhibit L-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	–	Form of Solvency Certificate
Exhibit N	–	Form of Pari First Lien Intercreditor Agreement
Exhibit O	–	Form of First Lien/Second Lien Intercreditor Agreement

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of November 4, 2024 (this “Agreement”), by and among RBP Global Holdings Limited, a limited company organized under the laws of England and Wales (“RBP Global” or the “Issuer”), Holdings, the other Persons from time to time party hereto as Notes Parties, Piper Sandler Finance LLC in its capacities as an administrative agent and collateral agent for the Holders (in its capacities as administrative and collateral agent, the “Administrative Agent”), and the Purchasers identified on Schedule 1.01(a) hereto.

The Issuer has requested to issue and sell certain Notes to each of the Purchasers as set forth herein and the Purchasers are willing to purchase such Notes from the Issuer on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Note or Borrowing, refers to whether such Note, or the Notes comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“ACH” means automated clearing house transfers.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Note Commitments” means the Additional Term Note Commitments and the Additional Variable Note Commitments.

“Additional Notes” means the Additional Variable Notes and the Additional Term Notes.

“Additional Purchaser” has the meaning assigned to such term in Section 2.22(b).

“Additional Term Note Commitments” means any term note commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Additional Term Notes” means any term note made pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Additional Variable Note Commitments” means any variable note commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Variable Notes” means any Variable Note made hereunder pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Adjustment Date” means the first Business Day immediately following the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent from time to time.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Issuer or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Issuer or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Issuer or any of their respective Restricted Subsidiaries or any property of Holdings, the Issuer or any of their respective Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. None of the Administrative Agent, any Holder (other than any Affiliated Holder) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.

“Affiliated Holder” means any of Holdings, the Issuer and/or any subsidiary of Holdings.

“Affiliated Holder Assignment and Assumption” means an assignment and assumption entered into by a Holder and an Affiliated Holder (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Issuer.

“Agent Fee Letter” means that certain Agent Fee Letter, dated as of the Closing Date, by and among the Issuer and the Administrative Agent.

“Agent Parties” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Cap” means the aggregate amount of all amounts added back, adjusted and/or not deducted pursuant to the Aggregate Cap Adjustments, shall not exceed 25% of Consolidated Adjusted EBITDA (calculated prior to giving effect to any such Aggregate Cap Adjustments) in the aggregate for any test period.

“Aggregate Cap Adjustments” means clauses (b)(x)(B), (b)(xi), (b)(xv), (b)(xix)(B) and (b)(xx) of the definition of “Consolidated Adjusted EBITDA”.

“Aggregate Variable Note Exposure” means, at any time, the aggregate amount of the Holders’ Variable Note Exposures at such time.

“Agreed Guarantee and Security Principles” means the Agreed Guarantee and Security Principles set forth on Schedule 1.01(c).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Currency” has the meaning assigned to such in Section 9.22.

“AHYDO Interest Payment”: as defined in Section 2.25.

“Alternate Base Rate” means, for any day, with respect to Notes denominated in Dollars, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day (provided that if the Federal Funds Effective Rate in effect shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) plus 0.50%, (b) to the extent ascertainable, Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) the Floor plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be.

“Alternative Currency” shall mean (i) Sterling, and (ii) each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency in Dollars.

“Alternative Currency Sublimit” shall mean (i) with respect to Sterling, $25,000,000 and (ii) with respect to any other Alternative Currency, an amount determined by the Administrative Agent as the time such Alternative Currency is approved in accordance with Section 1.08.

“Applicable Percentage” means, (a) with respect to any Term Holder for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Notes and unused Additional Note Commitments of such Term Holder for such Class and the denominator of which is the aggregate outstanding principal amount of the Notes and unused Commitments of all Term Holders for such Class and (b) with respect to any Variable Note Holder for any Class, the percentage of the Total Variable Note Commitment for such Class represented by such Holder’s Variable Note Commitment for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Holder, any such Defaulting Holder’s Variable Note Commitment shall be disregarded in the relevant calculations. In the case of clause (b), in the event the Variable Note Commitments for any Class shall have expired or been terminated, the Applicable Percentages of any Variable Note Holder of such Class shall be determined on the basis of the Variable Note Exposure of the applicable Variable Note Holders of such Class, giving effect to any assignments and to any Variable Note Holder’s status as a Defaulting Holder at the time of determination.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to any Note, the rate per annum set forth below under the caption “ABR Spread” or “Adjusted Term SOFR Spread”, as the case may be, based upon the Total Leverage Ratio as of the last day of the most recently ended Test Period; provided that until the first Adjustment Date following the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1:

Category	Total Leverage Ratio	ABR Spread for Notes	Adjusted Term SOFR Spread for Notes
1	Greater than or equal to 0.50 to 1.00	4.25%	5.25%
2	Less than 0.50 to 1.00	4.00%	5.00%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Total Leverage Ratio in accordance with the tables above; provided that (x) if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable and (y) if an Event of Default has occurred and is continuing, the “Applicable Rate” shall be the rate per annum set forth in Category 1 until such Event of Default is waived or cured in accordance with this Agreement.

In the event that any financial statement delivered pursuant to Section 5.01(a) or (b), as applicable, is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Rate for any period than the Applicable Rate applied for that period, then (A) the Issuer shall immediately deliver to the Administrative Agent a corrected financial statement for that period (the “Corrected Financials Date”), (B) the Applicable Rate shall be determined based on the corrected Total Leverage Ratio for that period, and (C) the Issuer shall promptly and in any event within five (5) Business Days (or such later date as may be reasonably agreed by the Administrative Agent) pay to the Administrative Agent (for the account of the Holders that hold the Notes at the time such payment is received, regardless of whether those Holders held the Notes during the relevant period) the accrued additional interest owing as a result of such increased Applicable Rate for that period; provided that, for the avoidance of doubt, such deficiency shall be due and payable in accordance with the foregoing clause (C) (or such later date as may be reasonably agreed by the Administrative Agent), and no Default or Event of Default under Section 7.01(a) shall be deemed to have occurred with respect to such deficiency prior to such date. This paragraph shall not limit the rights of the Administrative Agent or the Holders with respect to Section 2.13(d) and Article VII hereof.

“Applicable Reporting Company” shall mean, (i) with respect to any period ending prior to the First Amendment Effective Date, Indivior PLC, and (ii) with respect to any period ending on or after the First Amendment Effective Date, TopCo.

“Applicable Time” shall mean, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means, with respect to any Holder, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans. notes and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Holder, (b) any Affiliate of such Holder or (c) any entity or any Affiliate of any entity that administers, advises or manages such Holder.

“Assignment and Assumption” means an assignment and assumption entered into by a Holder and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Issuer (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”; provided that no Issuer shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that no Issuer, nor any of its Affiliates, may act as the Auction Agent.

“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning set forth in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Availability Period” means, with respect to any Class of Variable Note Commitments, the period from and excluding the date on which such Variable Note Commitments become effective to but excluding the earliest of (a) the date of termination of such Variable Note Commitments pursuant to Section 2.09, (b) the date of termination of the Variable Note Commitment of each Variable Note Holder to make Variable Notes and (c) the Variable Note Maturity Date.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) $37,500,000; plus

(ii) the Cumulative Retained Excess Cash Flow Amount on such date; plus

(iii) the amount of any capital contributions or other proceeds of any issuance of Capital Stock after the Closing Date (other than any amounts (x) constituting an Available Excluded Contribution Amount or an Excluded Debt Contribution or proceeds of an issuance of Disqualified Capital Stock, (y) received from the Issuer or any Restricted Subsidiary or (z) incurred from the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by the Issuer or any of their Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Issuer, of Cash Equivalents, marketable securities or other property received by the Issuer or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting an Available Excluded Contribution Amount or an Excluded Debt Contribution or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Issuer or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness (including any Disqualified Capital Stock) of the Issuer or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Issuer or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Issuer, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock or an Available Excluded Contribution Amount, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Issuer) of any property or assets received by such Issuer or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v) to the extent not included in clause (ii) above, the net proceeds received by the Issuer or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Issuer or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vi) to the extent not (A) included in clause (ii) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Issuer or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by the Issuer or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Issuer or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Issuer) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary pursuant to Section 6.06(r)(i)) to the Issuer or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii) the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time, or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Issuer) received by the Issuer or any Restricted Subsidiary after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock (other than any amounts received from the Issuer or any Restricted Subsidiary), and

(2) the sale of Qualified Capital Stock of the Issuer or any Restricted Subsidiary (other than (x) to the Issuer or any Restricted Subsidiary, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Note Party (a) under any arrangement that is in effect on the Closing Date between any Note Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Holder as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Note Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Holder at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Note Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Issuer as being Banking Services Obligations for the purposes of the Notes Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Notes Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Holder.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans, notes and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Issuer and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Issuer or their respective subsidiaries, any Parent Company, or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Administrative Agent in accordance with clause (i) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable on the basis of such Affiliate’s name.

“Issuer Materials” shall have the meaning assigned to such term in Section 5.01.

“Borrowing” means any Notes of the same currency, Type and Class made, converted or continued on the same date and, in the case of SOFR Notes, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (i) in the case of Variable Notes denominated in Dollars, $1,000,000, or (ii) in the case of a Variable Note denominated in an Alternative Currency, such minimums as the Administrative Agent shall reasonably require.

“Borrowing Multiple” shall mean (i) in the case of Variable Notes denominated in Dollars, $100,000, or (ii) in the case of a Variable Note denominated in an Alternative Currency, such multiple as the Administrative Agent shall reasonably require.

“Borrowing Request” means a written request by the Issuer for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York or London, England are authorized or required by law to remain closed; provided that when used in connection with any Borrowing denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the principal financial center of the country, if any, of such Alternative Currency.

“Capital Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with IFRS in force prior to January 1, 2019, have been treated as an operating lease).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for any of the foregoing.

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Holder or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; and (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s.

In the case of any Investment by any Foreign Subsidiary, “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (e) and in this paragraph.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Holder (or, for purposes of Section 2.15(b), by any lending office of such Holder or by such Holder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), of Capital Stock representing more than 35% of the total voting power of all of the outstanding voting stock of ~~Indivior PLC~~TopCo;

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of ~~Indivior PLC~~TopCo by persons who (i) were not members of the board of directors of ~~Indivior PLC~~TopCo on the ~~Closing~~First Amendment Effective Date and (ii) whose election to the board of directors of ~~Indivior PLC~~TopCo or whose nomination for election by the stockholders of ~~Indivior PLC~~TopCo was not approved by a majority of the members of the board of directors of ~~Indivior PLC~~TopCo then still in office who were either members of the board of directors on the ~~Closing~~First Amendment Effective Date or whose election or nomination for election was previously so approved;

(c) the Issuer ceasing to be a direct or indirect Wholly-Owned Subsidiary of ~~Indivior PLC~~TopCo; or

(d) any “Change of Control” (or any comparable term) in any document or instrument pertaining to any Indebtedness in excess of the Threshold Amount.

“Charge” means any charge, fee, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used in reference to any Note, Borrowing or Commitment, refers to whether such Note, or the Notes comprising such Borrowing, are Initial Term Notes or other Variable Notes or respective Commitments related thereto or other notes or commitments added as a separate Class pursuant to Section 2.22, 2.23 or 9.02(c).

“Closing Date” means November 4, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Note Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Note Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Notes Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a) the Administrative Agent shall have received:

(i) (A) a joinder to the Note Guaranty in substantially the form attached as an exhibit thereto (or, in the case of any Person not incorporated or organized in the U.S., as modified as required in order to comply with local laws in accordance with the Agreed Guarantee and Security Principles, or such other form of joinder or Note Guaranty as is reasonably acceptable to the Administrative Agent), (B) a supplement to the U.S. Security Agreement in substantially the form attached as an exhibit thereto (or, in the case of any Person not incorporated or organized in the U.S., any other joinder (or any other Collateral Document) that is sufficient to grant to the Administrative Agent, for the benefit of the Secured Parties, perfected Liens in all of the assets of such Person (other than Excluded Assets) to secure the Secured Obligations on a first priority basis, subject to no other Liens other than Permitted Liens and otherwise in accordance with the Agreed Guarantee and Security Principles) and, in the case of any Person which executes an English Security Document or an Irish Security Document or, if any, a Jersey Security Document, an accession agreement to the relevant Security Trust Deed, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, any Notices of Grant of Security Interest in Intellectual Property, (D) a completed Perfection Certificate, (E) UCC financing statements (or the equivalents thereof in any applicable jurisdiction) in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (F) in the case of any Person not incorporated or organized in the U.S., evidence that all other actions and documents (including, without limitation, documents of title, share certificates and stock transfer forms or their equivalent) reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and/or perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered, filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document and (G) (i) evidence that each Issuer, Holdings and each subsidiary thereof, in each case incorporated in the U.K., have done all that is necessary (if anything, including, without limitation, by re-registering as a private company) to comply with section 677 to 683 of the Companies Act 2006 in order to enable each such Person to enter into the applicable Notes Documents and perform its obligations under the applicable Notes Documents and (ii) evidence that each subsidiary of Holdings incorporated in Ireland, has done all that is necessary (if anything, including, without limitation, by re-registering as a private company) to comply with sections 82 and 239 of the Companies Act 2014 of Ireland in order to enable each such Person to enter into the applicable Notes Documents and perform its obligations under the applicable Notes Documents;

(ii) (A) in the case of any Person incorporated or organized in the U.S. or otherwise party to the U.S. Security Agreement, each item of Collateral that such Restricted Subsidiary (and each Note Party that holds any Capital Stock in, or Material Debt Instruments issued by, such Restricted Subsidiary, as applicable) is required to deliver under Section 2.02 of the U.S. Security Agreement; (B) in the case of a Person not incorporated or organized in the U.S., evidence that all outstanding Capital Stock of such Person, and all Material Debt Instruments issued by such Person, shall have been pledged pursuant to the Collateral Documents, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank (which, in each case, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a));

and (C) in the case of any Lux Note Party, a manager’s certificate dated as of the date of the relevant joinder to the Note Guaranty and signed by a manager of the Lux Note Party, certifying the following items: (i) an up-to-date copy of the articles of association of the Lux Note Party; (ii) an electronic true and complete certified excerpt of the Luxembourg Companies Register pertaining to the Lux Note Party dated as of one (1) Business Day prior to such date; (iii) an electronic certified true and complete certificate of non-registration of judgment (certificat de non-inscription d’une décision judiciaire) dated as of one (1) Business Day prior to such date issued by the Luxembourg Companies Register and reflecting the situation no more than two Business Days prior to such date certifying that, as of the date of the day immediately preceding such certificate, the Lux Note Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 4 to 8, 11 and 13 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decisions as to faillite, concordat or analogous procedures according to the COMI Regulation), (iv) true, complete and up-to-date board resolutions approving the entry by the Lux Note Party into, among others, the relevant Notes Documents; and (v) a true and complete specimen of signatures for each of the directors or authorized signatories having executed for and on behalf of such Lux Note Party respectively the Notes Documents;

(b) the Administrative Agent shall have received with respect to any Material Real Estate Assets, a Mortgage and any necessary UCC fixture filing (or any equivalent thereof in any applicable jurisdiction) in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Issuer):

(i) evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Issuer)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii) customary legal opinions of local counsel for the relevant Note Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Note Party, in each case as the Administrative Agent may reasonably request;

(iv) surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Note” (or equivalent “Life-of-Loan”) flood certifications and any required borrower or issuer notices under Regulation H (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing survey so long as such existing survey is satisfactory to the title insurance company and enables it to remove the standard survey exception from the applicable Mortgage Policies and provide customary survey and other endorsements as required by clause (ii) above; and

(v) such other evidence that all other actions that the Administrative Agent may reasonably request and deem necessary in order to create a valid and subsisting Lien on such Material Real Estate Assets have been taken;

provided that, notwithstanding the foregoing, with respect to any Person not incorporated or organized in the U.S. or the United Kingdom, the requirements of this definition shall be subject to the Agreed Guarantee and Security Principles.

“Collateral Documents” means, collectively, (i) the U.S. Security Agreement, (ii) the English Security Documents, (iii) the Lux Security Documents (if any), (iv) each Mortgage, (v) each Notice of Grant of Security Interest in Intellectual Property, (vi) any supplement (or other document or instrument) to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (vii) the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and any Perfection Certificate Supplement (including any Perfection Certificate Supplement delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and (viii) each of the other instruments and documents (including the Irish Security Documents and, if any, the Jersey Security Documents) pursuant to which Holdings or any Note Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“COMI Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Holder, at any time, such Holder’s Initial Term Note Commitment, Variable Note Commitment and/or Additional Note Commitment, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means any competitor of the Issuer and/or any of its subsidiaries.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income, profits or gains (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income for such period, other than in respect of clauses (b)(xix), (b)(xxi) and (b)(xxiii) below) the amounts of:

(i) Taxes paid (including, without duplication, tax payments made pursuant to Tax Sharing Agreements with Affiliates to the extent permitted by Section 6.04, and any Permitted Tax Distributions) and provisions for Taxes of such Person and its subsidiaries, including domestic, foreign state, franchise, excise and similar Taxes and foreign withholding Taxes paid or accrued during such period, and including, in each case, arising out of tax examinations relating to any of the foregoing deducted (and not added back) in computing Consolidated Net Income;

(ii) interest expense, amortization or write-off of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Notes, any Permitted Securitization Financing and other indebtedness permitted hereunder (including fees and expenses paid to the Administrative Agent in connection with its services hereunder, and other bank, administrative agency (or trustee) and financing fees), letters of credit permitted hereunder, Capital Leases or the acquisition or repayment of any debt securities of the Issuer or its subsidiaries permitted hereunder, and net costs associated with Hedge Agreements to which the Issuer is a party in respect of the Notes and/or other indebtedness permitted hereunder (including commitment fees and other periodic bank charges);

(iii) costs of surety bonds (whether amortized or immediately expensed);

(iv) depreciation and amortization expense (including, without limitation, amortization of goodwill, software and other intangible assets, but excluding amortization of prepaid cash expenses that were paid in a prior period unless such prepaid expenses were deducted (and not added back) in determining Consolidated Adjusted EBITDA in a prior period);

(v) amortization of inventory write-up, deferred revenue adjustment or other non-cash adjustments required under Statement of Financial Accounting Standards No. 141 – Business Combinations, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps and the cost of non-competition agreements) and organization costs including any non-cash charges associated with any impairment analysis required under Statement of Financial Accounting Standards No. 36 – Impairment of Assets and International Accounting Standards No. 38 – Intangible Assets;

(vi) non-cash amortization of Capital Leases;

(vii) the amount of board of director fees and expenses (including out of pocket director fees and expenses) actually paid by or on behalf of, or accrued by, such Person to the extent permitted to be paid under this Agreement;

(viii) all cash dividend payments (and non-cash dividend expenses) on any series of preferred stock or Disqualified Capital Stock;

(ix) (A) Transaction Costs, and (B) transaction Charges (1) incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions, and/or (2) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (2) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(x) (A) any other write-downs, write-offs, minority interests and other similar non-cash Charges and (B) subject to the Aggregate Cap, any non-cash restructuring or other type of non-cash special charge or reserve (provided that to the extent any such non-cash charge represents an accrual or reserve for potential cash items in any future period, (x) such Person may determine not to add back such non-cash charge in the then current period and (y) to the extent such Person elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(xi) subject to the Aggregate Cap, internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP;

(xii) non-recurring litigation or claim settlement Charges;

(xiii) non-cash compensation Charges associated with any stock options, restricted stock or other equity instruments;

(xiv) income associated with bill and hold arrangements required by GAAP to be deferred;

(xv) any net after-tax extraordinary, nonrecurring or unusual gains or losses (including, without limitation, any costs relating to the sale of equipment or businesses, severance, relocation or other strategic initiative, restructuring, legal settlements, or pipeline acquisitions) and Charges related thereto, subject to the Aggregate Cap;

(xvi) [Reserved];

(xvii) [Reserved];

(xviii) the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly-Owned Subsidiary deducted in calculating Consolidated Net Income;

(xix) expected cost savings (including sourcing), operating expense reductions, operating cost improvements and cost synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified by a chief financial officer, treasurer or equivalent officer of such Person) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and/or Specified Transaction, in each case, subject to the Aggregate Cap; provided that (x) any such cost savings, operating expense reductions, operating improvements and cost synergies are projected in good faith to be reasonably anticipated to be realized within 18 months of the applicable event to which they relate and (y) substantial steps have been taken or procedures are in place for realizing such cost savings, operating expense reductions, operating improvements and cost synergies;

(xx) subject to the Aggregate Cap, Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration Charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs);

(xxi) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xxii) to the extent not added back in reliance on clause (ii) above, unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(xxiii) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the related non-Cash gain in respect of such Cash receipt or such netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;

(xxiv) without duplication of clause (ii) above, the amount of loss or discount in connection with a Permitted Securitization Financing; and

(xxv) other add-backs and adjustments reflected in the model delivered by the Issuer to the Administrative Agent on September 15, 2024 (excluding revenue synergies, if any);

minus (c) to the extent such amounts increase Consolidated Net Income for such period:

(i) non-cash gains or income; provided that to the extent any non-cash gain or income represents an accrual or deferred income in respect of potential Cash items in any future period, such Person may determine not to deduct such non-cash gain or income in the then current period;

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements;

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(ix)(B)(2) above (as described in such clause) to the extent the relevant reimbursement amounts were not received within the time period required by such clause;

(iv) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xxi) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause; and

(v) to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clauses (b)(x) above, the cash payment in respect thereof in the relevant future period.

Unless otherwise specified herein, Consolidated Adjusted EBITDA shall refer to Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio and the First Lien Leverage Ratio for any period that includes the Fiscal Quarters ended September 30, 2024, June 30, 2024, March 31, 2024 or December 31, 2023, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2024 shall be deemed to be $107,000,000, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2024 shall be deemed to be $91,000,000, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2024 shall be deemed to be $86,000,000 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2023 shall be deemed to be $86,000,000; provided that for any subsequent four Fiscal Quarter period that includes any of the Fiscal Quarters described under clauses (i) through (iv) above, Consolidated Adjusted EBITDA shall include the applicable amounts set forth in the Aggregate Cap Addbacks, subject to the Aggregate Cap, and the Pro Forma Basis calculation shall be in accordance with the terms thereof.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on any Collateral or by a Lien on any other asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication,

(a) (i) the income of (x) any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, (y) any Unrestricted Subsidiary or (z) any Person that is accounted for by the equity method of accounting, in each case except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of (x) any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, (y) any Unrestricted Subsidiary or (z) any Person that is accounted for by the equity method of accounting, in each case other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b) solely for the purpose of determining the amount available under paragraph (a)(ii) of the definition of Available Amount, the net income of any Restricted Subsidiary (other than any Subsidiary Guarantor) to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Subject Person will be increased by the amount of dividends or other distributions or other payments actually paid by such Restricted Subsidiary in cash (or to the extent converted into cash) to such Subject Person or a Restricted Subsidiary (subject to the provisions of this clause (b)) thereof in respect of such period to the extent not already included therein,

(c) gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets of any employee benefit plan outside of the ordinary course of business,

(d) [reserved],

(e) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness),

(f) any net gains, Charges or losses with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Issuer, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) facilities or plants that have been closed during such period or with respect to such Charges and losses that were required to be recorded pursuant to GAAP,

(g) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements),

(h) (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, the Issuer and/or any Restricted Subsidiary, in each case, to the extent that any such cash Charge is funded with net cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the Subject Person, solely to the extent that such net cash proceeds are excluded from the calculation of the Available Amount,

(i) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are required to be established or adjusted as a result of the Transactions in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP,

(j) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) goodwill or other asset impairment charges, write-offs or write-downs and (C) amortization of intangible assets; provided that in no event shall amortization of intangibles so excluded in any period of four consecutive Fiscal Quarters exceed 10% of Consolidated Net Income for such period (before giving effect to such exclusion), and

(k) (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income;

(l) non-cash compensation Charges associated with any stock options, restricted stock or other equity instruments, and

(m) Charges, transaction fees, costs and expenses, and premiums incurred (including, without limitation, financial advisory, accounting, auditor, legal and other consulting and advisory fees and any or other filing fees and expenses) in connection with the consummation of any transaction (or any other transaction proposed and not consummated) relating to the issuance of Equity Interests, Indebtedness, investments, acquisitions or dispositions, in each case, to the extent permitted under the this Agreement relating to or the incurrence, refinancing, amendment or modification of such permitted transactions.

Notwithstanding the foregoing, for the purpose of calculating the Available Amount only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of notes, loans or advances or other transfers of assets from non-wholly owned Restricted Subsidiaries, Unrestricted Subsidiaries or joint ventures to the Issuer or a Restricted Subsidiary, and any income consisting of a return of capital, repayment or other proceeds from dispositions or repayments of Investments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Note Parties to increase the Available Amount.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), Capital Leases, purchase money Indebtedness, obligations in respect of Disqualified Capital Stock, the amount of any Receivables Net Investment and Guarantee obligations with respect to any of the foregoing (but excluding, for the avoidance of doubt, undrawn letters of credit). Unless otherwise specified herein, “Consolidated Total Debt” shall refer to the Consolidated Total Debt of Holdings and its Restricted Subsidiaries.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting.

“Consummation Date” has the meaning assigned to such term in Section 5.16.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Corporate Integrity Agreement” means any corporate integrity agreement entered into from time to time between the Issuer or its Subsidiaries and any Governmental Authority, including among others the Office of Inspector General of the United States Department of Health and Human Services (the “US DHHS”).

“CMS” means the federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration), and any successor Governmental Authority.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Excess Cash Flow” means the amount equal to the sum of Excess Cash Flow (but not less than zero for any Fiscal Year) for the Fiscal Year ending on December 31, 2025 and Excess Cash Flow (but not less than zero in any Fiscal Year) for each succeeding and completed fiscal year.

“Cumulative Retained Excess Cash Flow Amount” means, as at any date of determination, an amount determined on a cumulative basis equal to:

(a) the amount of Cumulative Excess Cash Flow, minus

(b) that portion of Excess Cash Flow that has been, or is required to be (other than Declined Proceeds), applied to prepay Notes (or any portion thereof) pursuant to Section 2.11(b)(i) during or with respect to the Fiscal Years in respect of which Cumulative Excess Cash Flow was calculated.

“Curative Equity” means the making of capital contributions to Holdings or the issuance of Capital Stock by Holdings (other than Disqualified Capital Stock), in each case that are concurrently contributed to the Issuer, for the purposes of, and in accordance with, Section 6.14(c).

“Current Assets” means, at any time, the sum of (a) the consolidated current assets (other than Cash and Cash Equivalents, the current portion of current and deferred Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees and derivative financial instruments) of any Person and its Restricted Subsidiaries plus (b) in the event that a Permitted Securitization Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Securitization Assets subject to such Permitted Securitization Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” means, at any time, the consolidated current liabilities of any Person and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Variable Notes, (c) the current portion of interest expense (excluding interest expense that is due and unpaid), (d) the current portion of any Capital Lease, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with the Issuer or any of its Restricted Subsidiaries and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code, the Insolvency Act, 1986, the Companies Act 2014 of Ireland and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the U.S., the United Kingdom, Ireland, Jersey or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. Without limiting the foregoing, in respect of each Lux Note Party and any other Lux Note Party, Debtor Relief Laws shall also include a Luxembourg Insolvency Event.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Holder” means any Holder that has (a) defaulted in its obligations under this Agreement, including without limitation, to purchase a Note within two Business Days of the date required to be purchased by it hereunder, (b) notified the Administrative Agent or any Note Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of Administrative Agent or the Issuer, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Notes; provided that such Holder shall cease to be a Defaulting Holder pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, or has become the subject of a Bail-In Action, unless in the case of any Holder subject to this clause (e), the Issuer and the Administrative Agent shall each have determined that such Holder intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Issuer and the Administrative Agent), to continue to perform its obligations as a Holder hereunder; provided that no Holder shall be deemed to be a Defaulting Holder solely by virtue of the ownership or acquisition of any Capital Stock in such Holder or its parent by any Governmental Authority; provided that such action does not result in or provide such Holder with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Holder (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Holder is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk , (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks and (e) any and all transactions of any kind, and the related confirmations, in each case which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Issuer or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Issuer in good faith) of non-Cash consideration received by the Issuer or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Issuer, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designated Note Issuances” has the meaning assigned to such term in Section 9.05(i)(i).

“Designating Holder” has the meaning assigned to such term in Section 9.05(i)(i).

“Disclosure Documents” means (i) all matters disclosed by Indivior PLC in any regulatory news announcement (for the avoidance of doubt, excluding any forward looking statement(s) (including any risk factors)) made by Indivior PLC, including those made pursuant to its obligations under: (a) Articles 17 to 19 of the Market Abuse Regulation (Regulation 596/2014); (b) the Listing Rules sourcebook published by the UK Financial Conduct Authority; and (c) the Disclosure Guidance and Transparency Rules sourcebook published by the UK Financial Conduct Authority; and (ii) all reports of ~~Indivior PLC~~any Applicable Reporting Company and any amendments thereto and documents incorporated by reference therein that shall have been filed with or furnished to the SEC.

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only the portion of such Capital Stock that is so redeemable prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only the portion of such Capital Stock that is subject to such repurchase obligation prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Issuer or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Issuer (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (i) any Person that is or becomes a Company Competitor and is designated by the Issuer as such in a writing provided to the Administrative Agent after the date hereof, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Note or Commitment and (ii) any Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund) that is reasonably identifiable on the basis of such Affiliate’s name; provided that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Note or Commitment.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“DQ List” has the meaning assigned to such term in Section 9.05(f)(iv).

“Dutch Auction” means an auction (an “Auction”) conducted by any Affiliated Holder (any such Person, the “Auction Party”) in order to purchase Initial Term Notes of any Class (or any Additional Term Notes), in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Notes pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Holders) of the Term Notes that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Notes subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Notes then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Notes subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Term Holder and/or (y) each Holder with respect to any Term Note on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Holder with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Holder to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Holder holding the relevant Term Notes subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Notes) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Notes) must be within the Discount Range, and (ii) a principal amount of such Term Notes, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Notes of such Holder then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Holders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Holder must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Notes to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Holder’s Qualifying Bid pursuant to clause (c) below. Any Holder whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Notes.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Notes (or the respective portions thereof) from each Holder with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Notes subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Notes at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Holder has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Holder

(e.g., a Reply Price submitted by a Holder of $100 with a discount to par of 2%, when compared to an Applicable Price of $100 with a 1% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price submitted by a Holder of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Issuer of the respective Holders’ responses to such solicitation, the effective date of the purchase of Term Notes pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Notes and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Holder of the effective date of the purchase of Term Notes pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Notes to be purchased at the Applicable Price on such date, (III) each participating Holder of the aggregate principal amount and the tranches of the Term Notes of such Holder to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Holder of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Issuer and Holders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Holder of a Qualifying Bid, such Holder (each, a “Qualifying Holder”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Notes pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Issuer.

(iii) In connection with any Auction, the Issuer and the Holders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Notes Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Issuer and the Holders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Auction, and any purchase of Term Notes provided for in this definition as well as activities of the Auction Agent.

“Eligible Assignee” means (a) any Holder, (b) any Approved Fund of any Holder, (c) any Affiliate of any Holder, (d) to the extent permitted under Section 9.05(g), any Affiliated Holder and (e) any other Person that is a commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans and/or notes or any other “accredited investor” (as defined in Regulation D of the Securities Act); provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), Holdings, the Issuer or any of its Affiliates.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMU Legislation” shall mean the legislative measures of the European Union relating to Economic and Monetary Union.

“English Group Member” means each English Note Party and each Restricted Subsidiary incorporated under the laws of England and Wales.

“English Note Party” means Holdings, together with any Note Party incorporated under the laws of England and Wales.

“English Security Documents” means (a) the English law governed debenture entered into or to be entered into among Holdings, the Issuer, Indivior UK Limited, Indivior UK Finance No 2 Limited and Indivior UK Finance No 3 Limited as chargors and the Administrative Agent as the security trustee for the benefit of the Secured Parties and (b) each other English law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 5.12 and/or the definition of “Collateral and Guarantee Requirement”, or which is entered into by Holdings or any subsidiary of Holdings to create or evidence, or which is expressed to create or evidence, security for the Secured Obligations.

“English Security Trust Deed” means any English law security trust deed entered into or to be entered into by the Administrative Agent and certain Note Parties whereby, inter alia, the Administrative Agent declares the rights, interests, benefits and other property comprised in the Liens the subject of the English Security Documents are held on trust for the other Secured Parties, together with each accession agreement with respect thereto.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm the Environment.

ARTICLE 9“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Issuer or any of its Restricted Subsidiaries or any Real Estate Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any of Holdings, the Issuer, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any of Holdings, the Issuer, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on any of Holdings, the Issuer, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any of Holdings, the Issuer, any of their Restricted

Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by any of Holdings, the Issuer, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by any of Holdings, the Issuer, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to it in Article 8.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Article 8.

“Erroneous Payment Impacted Class” has the meaning assigned to it in Article 8.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Article 8.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Article 8.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“European Union” shall mean the political and economic community of European member states with supranational and intergovernmental features, located in Europe.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of any Fiscal Year, an amount (if positive), determined for Holdings and its Restricted Subsidiaries, equal to:

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Adjusted EBITDA for such period without giving effect to clause (b)(xix) of the definition thereof, plus

(ii) the Consolidated Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (c), (d), (e), (f) and (g) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated Adjusted EBITDA (except to the extent such gains consist of proceeds applied pursuant to Section 2.11(b)(ii)), plus

(iv) to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such period, cash payments received by Holdings or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior period pursuant to clause (b)(vii) below, minus

(b) the sum, without duplication, of the amounts for such period of the following:

(i) permanent repayments of long-term Indebtedness, including for purposes of clarity, the current portion of any such Indebtedness (including (x) payments under Section 2.09(b), Section 2.10(a) or (b) and (subject to clause (A) below) Section 2.11(a) and (y) prepayments of Initial Term Notes and Additional Term Notes to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the amount of all deductions and reductions to the amount of mandatory prepayments pursuant to clause (B) of Section 2.11(b)(i), (B) all other repayments or prepayments of the Initial Term Notes or Additional Term Notes and (C) repayments of the Variable Notes, any Additional Variable Notes or notes or loans under any variable note or loan or arrangement, except to the extent a corresponding amount of the commitments under such variable note or arrangement are permanently reduced in connection with such repayments), in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(ii) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (ii) or clause (ix) below in respect of a prior period, all Cash payments in respect of capital expenditures as would be reported in the Issuer’s consolidated statement of cash flows made during such period and, at the option of the Issuer, any Cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(iii) consolidated interest expense added back pursuant to clause (b)(ii) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash, plus

(iv) Taxes (including, without duplication, tax payments made pursuant to Tax Sharing Agreements with Affiliates to the extent permitted by Section 6.04, and any Permitted Tax Distributions) paid and provisions for Taxes, to the extent payable in Cash with respect to such period and added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA”, plus

(v) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (v) or (ix) below in respect of a prior period, Cash payments made during such period in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Holders (other than Investments in (x) Cash and Cash Equivalents and (y) the Issuer or any of their Restricted Subsidiaries), or, at the option of the Issuer, any Cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Holders (other than Investments in (x) Cash and Cash Equivalents and (y) the Issuer or any of their Restricted Subsidiaries) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vi) the aggregate amount of all Restricted Payments made under Sections 6.04(a)(i), (ii), (iv) and (x) or otherwise consented to by the Required Holders, in each case to the extent actually paid in Cash during such period, or, at the option of the Issuer (without duplication of amounts deducted from Excess Cash Flow in respect of a prior period), made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vii) amounts added back under clause (b)(ix)(B)(2) or (b)(xxi) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Issuer or their Restricted Subsidiaries, plus

(viii) an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in the case of clauses (A) and (B), to the extent paid in Cash, plus

(ix) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Issuer, the aggregate consideration required to be paid in Cash by the Issuer or their Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, acquisitions or Investments, in each case permitted by Section 6.06 (other than Investments in (x) Cash and Cash Equivalents and (y) the Issuer or any of its Restricted Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Issuer following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(x) to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Issuer and their Restricted Subsidiaries during such period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xi) Cash payments (other than in respect of Taxes, which are governed by clause (iv) above) made during such period for any liability the accrual of which in a prior period did not increase Excess Cash Flow in such prior period (provided there was no other add-back to Consolidated Adjusted EBITDA or deduction to Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xii) Cash expenditures made in respect of any Hedge Agreement during such period to the extent (A) not otherwise deducted in the calculation of Consolidated Net Income or added back to Consolidated Adjusted EBITDA and (B) not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xiii) amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period (and were not expensed during such period in calculating Consolidated Net Income or added back in the calculation of Consolidated Adjusted EBITDA) and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(xiv) without duplication of clause (b)(i) above, cash payments made by Holdings or its Restricted Subsidiaries during such period in respect of legal settlements and long-term liabilities, including for purposes of clarity, the current portion of any such liabilities (other than Indebtedness) of the Issuer or their Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or added back to Consolidated Adjusted EBITDA for such period, (B) financed with long-term Indebtedness (other than revolving Indebtedness), (C) made using Cash or Cash Equivalents reserved or designated for such purpose in a prior period (to the extent such reservation or designation actually decreased Excess Cash Flow for such period), or (D) consisting of the Specified Settlement Payments.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Deposit Account or Securities Account that constitutes an Excluded Asset, (b) zero-balance accounts and (c) other Deposit Accounts or Securities Accounts the aggregate cash balance of which is less than $50,000,000 across all such accounts. For the avoidance of doubt, the Original DACA Account (and any replacement account agreed by the Administrative Agent from time to time) shall not be deemed to be an Excluded Account irrespective of the cash balances held therein.

“Excluded Assets” means each of the following:

(a) any contract, instrument, lease, licenses, agreement or other document as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party (other than ~~Indivior PLC, Holdings~~any Parent Company, the Issuer or any of their Restricted Subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Note Party, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above,

(b) the Capital Stock of any (i) Immaterial Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement or be created by the execution and delivery by any Note Party owning such Capital Stock of a fixed and floating charge or similar instrument providing for the creation of a security interest in all or substantially all of the assets of such Note Party under the laws of any applicable jurisdiction), (ii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement or be created by the execution and delivery by any Note Party owning such Capital Stock of a fixed and floating charge or similar instrument providing for the creation of a security interest in all or substantially all of the assets of such Note Party under the laws of any applicable jurisdiction), (iii) not-for-profit subsidiary, and (iv) Special Purpose Securitization Subsidiary,

(c) any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable law,

(d) any asset or property, the grant or perfection of a security interest in which would (A) require any governmental consent, approval, license or authorization that has not been obtained, (B) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (C) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Closing Date (or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Note Party or any other Note Party)) other than to the extent such prohibition would be rendered ineffective under the UCC or other applicable law,

(e) (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than ~~IndiviorPLC, Holdings~~any Parent Company, the Issuer or any of their Restricted Subsidiaries (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than ~~IndiviorPLC, Holdings~~any Parent Company, the Issuer or any of their Restricted Subsidiaries),

(g) any Margin Stock,

(h) deposits accounts and cash collateral securing obligations owing to the Issuer of letters of credit permitted under Section 6.01(c),

(i) Commercial Tort Claims with a value (as reasonably estimated by the Issuer) of less than $5,000,000,

(j) any Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of any Note Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Note Party holds as an escrow or fiduciary for the benefit of another Person,

(k) any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement, including Permitted Securitization Financings,

(l) any motor vehicle or other asset subject to a certificate of title (except to the extent a security interest therein may be perfected or created by the execution and delivery by any Note Party of a fixed and floating change or similar instrument providing for the creation of a security interest in all or substantially all of the assets of such Note Party under the laws of any applicable jurisdiction), and

(m) any asset with respect to which the Administrative Agent and the relevant Note Party have reasonably determined that the cost, burden, difficulty or consequence (including (i) any effect on the ability of the relevant Note Party to conduct its operations and business in the ordinary course of business or (ii) any material adverse tax effect to the Issuer or a Subsidiary or Affiliate of the Issuer) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby.

“Excluded Debt Contribution” has the meaning assigned to such term in Section 6.01(r)

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary that is prohibited by law, regulation or contractual obligation existing on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Note Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide a Note Guaranty (unless such consent has been received, provided that the Issuer shall not be under any obligation to seek such consent),

(d) any not-for-profit subsidiary,

(e) any Special Purpose Securitization Subsidiary,

(f) any captive insurance subsidiary;

(g) any Unrestricted Subsidiary,

(h) in the case of any obligation under any Swap Obligation, any Subsidiary of the Issuer that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (determined after giving effect to Section 3.21 of the Note Guaranty and any other “keepwell” support or other agreement for the benefit of such Subsidiary, and

(i) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Issuer, the burden or cost of providing a Note Guaranty (including any material adverse tax effect to the Issuer or a Subsidiary or Affiliate of the Issuer) outweighs the benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor under the Note Guaranty, any Swap Obligation if, and to the extent that, all or a portion of the Note Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Note Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.21 of the Note Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Note Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Note Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent or any Holder, or any other recipient of any payment to be made by or on account of any obligation of any Note Party hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), profits, gains or net assets, franchise Taxes, in each case (i) imposed as a result of the Administrative Agent, any Holder, or any other recipient of any payment to be made by or on account of any obligation of any Note Party hereunder, as applicable, being organized under the laws of, or having its principal office or, in the case of any Holder, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or in which it is resident for tax purposes or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction, (c) in the case of any Holder, any U.S. federal withholding Tax that is imposed on amounts payable to such Holder pursuant to a Requirement of Law in effect on the date on which (i) such Holder acquires such interest in a Note or Commitment (other than pursuant to an assignment request by the Issuer under Section 2.19(b)) or (ii) such Holder changes its lending office, except in each case to the extent that such Foreign Holder (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Note Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent, any Holder, or any other recipient of any payment to be made by or on account of any obligation of any Note Party hereunder to comply with Section 2.17(k) and (e) any withholding Taxes under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of December 19, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 16, 2015, that certain Second Amendment to Credit Agreement, dated as of December 18, 2017, that certain Third Amendment to Credit Agreement, dated as of June 30, 2021, and that certain Fourth Amendment to Credit Agreement, dated as of April 27, 2022), by and among the Issuer, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other parties party thereto.

“Existing Intercompany Debt” means the “Intercompany Proceeds Note” as defined in the Existing Credit Agreement.

“Extended Term Notes” has the meaning assigned to such term in Section 2.23(a).

“Extended Variable Note Commitment” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extended Variable Notes” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any treaty, law, regulation, official guidance, or practices adopted in any other jurisdiction relating to any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.19.

“FDA” means the U.S. Food and Drug Administration, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means the Agent Fee Letter and the Purchaser Fee Letter.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Amendment” means that certain First Amendment to Note Purchase Agreement, dated as of January 21, 2026, by and among the Issuer, the Administrative Agent, the Collateral Agent, and the Holders party thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a)(i) Consolidated First Lien Debt as of such date minus (ii) Cash and Cash Equivalents of the Issuer and the other Note Parties in an amount not to exceed $50,000,000 to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended or the Test Period otherwise specified where the term “First Lien Leverage Ratio” is used in this Agreement, in each case for Holdings and its Restricted Subsidiaries on a consolidated basis.

“First Lien/Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit O hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Issuer, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any applicable Intercreditor Agreement such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (excluding any Permitted Lien that is expressly required by this Agreement to be subordinated to the Liens purported to be created in any Collateral pursuant to any Collateral Document).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Issuer ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.12(c).

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean a rate of interest equal to 0.75% per annum.

“Foreign Holder” means any Holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Note Party” has the meaning assigned to such term in Section 9.23.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(g).

“GAAP” means generally accepted accounting principles in the U.K., including IFRS, in effect and applicable to the accounting period in respect of which reference to GAAP is made; provided, however, that Issuer may (or may as a result of the election of the Parent Company) at any time, upon no less than 10 days written notice to the Administrative Agent, make a one-time irrevocable election to prepare its financial statements in accordance with generally accepted accounting principles in the United States, in which case “GAAP” shall, from and after the date of such election (to be set forth in such written notice) mean generally accepted accounting principles in the United States, in effect and applicable to the accounting period in respect of which reference to GAAP is made; provided that, if the Issuer notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring as a result of the adoption of generally accepted accounting principles in the United States or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Issuer that the Administrative Agent or the Required Holders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of IFRS as otherwise required above (and without regard to this sentence) until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Global Intercompany Note” means the Global Intercompany Note in the form attached hereto as Exhibit H.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government or any other political subdivision thereof (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Holder” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law or any Governmental Authority.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Note Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holders” means the Term Holders, the Variable Note Holders, any Additional Purchaser, any holder with an Additional Note Commitment or an outstanding Additional Note and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or as a result of any termination of Commitments and/or prepayment or repayment of Notes permitted or required hereunder.

“Holdings” means Indivior Global Holdings Limited.

“IFRS” means the International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board (or any successor board or agency, together the “IASB”) and as adopted in the United Kingdom and statements and pronouncements of the IASB or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Issuer (a) that does not have assets in excess of 5.0% of Consolidated Total Assets of Holdings and its Restricted Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA in excess of 5.0% of the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of Consolidated Total Assets and 10.0% of Consolidated Adjusted EBITDA, in each case, of Holdings and its Restricted Subsidiaries for the relevant Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Indivior PLC delivered pursuant to Section 4.01. As of the Closing Date, all Immaterial Subsidiaries are denoted as such on Schedule 3.13.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Cost” has the meaning assigned to such term in Section 2.15.

“Incremental Cap” means:

(a) (i) the greater of (x) $255,000,000 and (y) 75.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended less (ii) the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred or issued in reliance on clause (a)(i) of this definition, plus

(b) in the case of any Incremental Note Facility that effectively extends the Maturity Date with respect to any Class of Notes and/or commitments hereunder, an amount equal to the portion of the relevant Class of Notes or commitments that will be replaced by such Incremental Note Facility, plus

(c) in the case of any Incremental Variable Note Commitment that effectively replaces any Variable Note Commitment terminated in accordance with Section 2.19(b), an amount equal to the relevant terminated Variable Note Commitment, plus

(d) the amount of any optional prepayment of any Note in accordance with Section 2.11(a) and/or the amount of any permanent reduction of any Variable Note Commitment or Additional Variable Note Commitment so long as, in the case of any optional prepayment, such prepayment was not funded (i) with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) or (ii) with the proceeds of any Incremental Variable Note Commitment incurred in reliance on clause (b) above, plus

(e) an unlimited amount so long as, in the case of this clause (e), (i) if such Incremental Note Facility is secured by a Lien on all or any portion of the Collateral that ranks pari passu with the Lien securing the Secured Obligations on the Closing Date, the First Lien Leverage Ratio would not exceed 1.00:1.00 on a Pro Forma Basis (it being understood and agreed that any Indebtedness incurred under this clause (e)(i), together with any permitted refinancing indebtedness (and successive permitted refinancing indebtedness) with respect thereto, shall at all times be included in the calculation of the First Lien Leverage Ratio unless such Indebtedness is separately justified under clause (e)(ii) below) or (ii) if such Incremental Note Facility is unsecured or secured by a Lien on all or any portion the Collateral that ranks junior to the Lien securing the Secured Obligations on the Closing Date, the Total Leverage Ratio would not exceed 2.50:1.00 on a Pro Forma Basis, in each case of clauses (i) through (ii), calculated on a Pro Forma Basis, including the application of the proceeds thereof (determined on the basis of the financial statements for the most recently ended Test Period), and, in the case of any Incremental Variable Note, assuming a full drawing under such Incremental Variable Note.

Any Incremental Note Facility shall be deemed to have been incurred in reliance on clause (d) above (to the extent capacity exists thereunder) prior to any amounts under clause (a) or (e) above. Any Incremental Note Facility shall be deemed to have been incurred in reliance on clause (e) (to the extent capacity exists thereunder) above prior to any amounts under clause (a) above, unless the Issuer specifies otherwise.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(z).

“Incremental Note Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Notes” has the meaning assigned to such term in Section 2.22(a).

“Incremental Note Request” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Note Borrowing Date” means, with respect to each Class of Incremental Term Notes, each date on which Incremental Term Notes of such Class are specified in any amendment providing for such Class of Incremental Term Notes in accordance with Section 2.22.

“Incremental Term Note Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Note” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Note Holder” means, with respect to any Incremental Term Note, each Term Holder providing any portion of such Incremental Term Note Commitment.

“Incremental Variable Note” has the meaning assigned to such term in Section 2.22(a).

“Incremental Variable Note Borrowing Date” means, with respect to each Class of Incremental Variable Notes, each date on which Incremental Variable Notes of such Class are specified in any amendment providing for such Class of Incremental Variable Notes in accordance with Section 2.22.

“Incremental Variable Note Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Variable Note Holder” means, with respect to any Incremental Variable Note, each Variable Note Holder providing any portion of such Incremental Variable Note Commitment.

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.12(c).

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of any financial ratio under this Agreement (except to the extent of any unpaid or settlement amounts then due thereunder) and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such

Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. Notwithstanding the foregoing, Indebtedness of the Issuer and their Restricted Subsidiaries shall exclude (1) operating leases, (2) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (3) reserves for deferred Taxes and (4) for all purposes other than for purposes of Article 6 or 7 (or any defined term used therein), intercompany indebtedness among Holdings and its Restricted Subsidiaries. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Person” has the meaning assigned to such term in Section 9.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Note Party under any Notes Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” has the meaning set forth in Section 3.11(a).

“Initial Term Note Commitment” means, with respect to each Term Holder, the commitment of such Term Holder to make Initial Term Notes hereunder in an aggregate amount not to exceed the amount set forth opposite such Term Holder’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Holder pursuant to Section 9.05 or (ii) an Additional Term Note Commitment providing for the making of additional Initial Term Notes. The aggregate amount of the Term Holders’ Initial Term Note Commitments is $350,000,000.

“Initial Term Note Maturity Date” means the date that is six years after the Closing Date. If such date is not a Business Day, the immediately preceding Business Day.

“Initial Term Notes” means the term notes issued by the Issuer to the Term Holders pursuant to Section 2.01.

“Intercreditor Agreement” means any Permitted Junior Intercreditor Agreement or any Permitted Pari Passu Intercreditor Agreement.

“Interest Coverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Adjusted EBITDA for the Test Period then most recently ended to (b) Interest Expense paid in cash during such Test Period in each case for Holdings and its Restricted Subsidiaries.

“Interest Election Request” means a written request by the Issuer in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, at any date of determination, on a consolidated basis in accordance with GAAP, the total interest expense for such period, including without limitation, the interest component of any payments in respect of Capital Lease obligations paid in such period, in each case for Holdings and its Restricted Subsidiaries.

“Interest Payment Date” means (a) with respect to any ABR Note, the last Business Day of each March, June, September and December and the Variable Note Maturity Date or the maturity date applicable to such Note and (b) with respect to any SOFR Note, the last day of the Interest Period applicable to the Borrowing of which such Note is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the applicable Issuer may elect (in each case, subject to the availability thereof); provided, that the initial Interest Period shall begin on the Closing Date and end on December 31, 2024; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Issuer or any of its Restricted Subsidiaries of any of the Securities of any other Person other than any Note Party (other than Holdings), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person, (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Issuer, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Issuer or any of its Restricted Subsidiaries to any other Person or (d) any Guarantee of the Indebtedness of any Person by the Issuer or any of its Restricted Subsidiaries. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“Irish Companies Act” means the Companies Act 2014 of Ireland.

“Irish Group Member” means the Irish Guarantor and each Restricted Subsidiary incorporated under the laws of Ireland.

“Irish Guarantor” means Indivior Europe Limited, a private limited company incorporated in Ireland with registered number 616151 and its registered office at 27 Windsor Place, Lower Pembroke Street, Dublin 2, D02 DK44, Ireland.

“Irish Note Party” means a Note Party incorporated under the laws of Ireland.

“Irish Security Documents” means (a) the Irish law governed debenture dated as of the Closing Date between the Irish Guarantor as chargor and the Administrative Agent as the security trustee for the benefit of the Secured Parties, (b) the equitable charge over shares in the Irish Guarantor dated as of the Closing Date between Indivior UK Limited and the Administrative Agent as the security trustee for the benefit of the Secured Parties and (c) each other Irish law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 5.12 and/or the definition of “Collateral and Guarantee Requirement”, or which is entered into by Holdings or any subsidiary of Holdings to create or evidence, or which is expressed to create or evidence, security for the Secured Obligations.

“Irish Security Trust Deed” means the Irish law security trust deed dated as of the Closing Date and entered into by the security trustee, Indivior UK Limited and the Irish Guarantor, whereby, inter alia, the Administrative Agent declares the rights, interests, benefits and other property comprised in the Liens the subject of the Irish Security Documents to be held on trust for the other Secured Parties, together with each accession agreement with respect thereto.

“IRS” means the U.S. Internal Revenue Service or any successor agency or department with primary responsibility for adopting, interpreting and enforcing provisions of the Code.

“Issuer” has the meaning assigned to such term in the preamble to this Agreement.

“ITA” means the Income Tax Act 2007.

ARTICLE 10“Jersey Group Member” means each Note Party and Restricted Subsidiary organized under the laws of Jersey and required to become a Note Party pursuant to Section 5.12.

“Jersey Security Documents” means, if any, each Jersey law governed document or instrument which creates or evidences or which is expressed to create or evidence any Lien granted or required to be granted pursuant to Section 5.12 and/or the definition of “Collateral and Guarantee Requirement”, or which is entered into by Holdings or any subsidiary of Holdings to create or evidence, or which is expressed to create or evidence, security for the Secured Obligations.

“Jersey Security Trust Instrument” means, if any, the Jersey law security trust instrument to be entered into by Administrative Agent as security trustee, the Issuer and each Jersey Group Member, whereby, inter alia, the Administrative Agent declares the rights, interests, benefits and other property comprised in the Liens the subject of the Jersey Security Documents to be held on trust for the other Secured Parties, together with each accession agreement with respect thereto.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Indebtedness” means any Subordinated Indebtedness (other than Indebtedness among the Issuer and/or its subsidiaries) with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on all or any portion of the Collateral (other than Indebtedness among the Issuer and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Secured Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Note or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Note, Additional Term Note, Variable Note, Additional Variable Note, Variable Note Commitment or Additional Note Commitment at such time.

“Latest Variable Note Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Variable Note or variable note commitment hereunder at such time, including the latest maturity or expiration date of any Variable Note, any Additional Variable Note, the Variable Note Commitment or any Additional Variable Note Commitment at such time.

“Latest Term Note Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term note or term note commitment hereunder at such time, including the latest maturity or expiration date of any Term Note or any Additional Term Note Commitment at such time.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing and, with respect to any Notes Document governed by the laws of a particular jurisdiction, any other matters which are set out as qualifications or reservations as to matters of law in any legal opinion(s) supplied to the Administrative Agent as a condition precedent under this Agreement on or before the Closing Date, to the extent such opinion(s) relate to the validity or enforceability of such Notes Document and/or any other Notes Documents governed by the laws of such jurisdiction.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Limited Condition Acquisition” means a Permitted Acquisition or any other Investment permitted hereunder that constitutes an acquisition (other than intercompany Investments) by the Issuer or one or more of the Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Local Time” shall mean New York City time.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Account Pledge Agreement” means, if any, each Luxembourg law governed account pledge agreement to be entered into between a Lux Note Party as “Pledgor” and the Administrative Agent with respect to its bank accounts situated in Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg).

“Luxembourg Insolvency Event” means, with respect to a Lux Note Party, the occurrence of a Luxembourg Insolvency Proceeding.

“Luxembourg Insolvency Proceeding” means, in relation to any Lux Note Party or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

“Luxembourg Share Pledge Agreement” means, if any, each Luxembourg law governed share pledge agreement to be entered into in respect of the shares issued by any Lux Note Party.

“Lux Note Party” shall mean any Subsidiary of the Issuer (i) whose registered office or place of central administration is located in Luxembourg and (ii) which is required to become a Note Party pursuant to Section 5.12.

“Lux Security Documents” means each Luxembourg Account Pledge Agreement and the Luxembourg Share Pledge Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Issuer and their Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent or the Holders under the applicable Notes Documents or (iii) the ability of Holdings and the Note Parties (taken as a whole) to perform their payment obligations under the applicable Notes Documents.

“Material Assets” means any IP Rights or any other assets or property of Holdings, the Issuer or any Restricted Subsidiary the loss of which has or could reasonably be expected to result in a Material Adverse Effect.

“Material Asset Transaction” has the meaning assigned to such term in Section 6.16.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged to the Administrative Agent (or its bailee) pursuant to any Collateral Document.

“Material Event of Default” means an Event of Default under Section 7.01(a), (f), (g), (h)(ii) or (n).

“Material Real Estate Asset” means (a) each Real Estate Asset listed on Schedule 1.01(b) with any such Real Estate Asset having a fair market value (as reasonably determined by the Issuer after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $10,000,000 as of the Closing Date and (b) any “fee-owned” Real Estate Asset acquired by any Note Party after the Closing Date having a fair market value (as reasonably determined by the Issuer after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $10,000,000; provided, however, that any Real Estate Asset subject to the Sagent Agreement shall not constitute Material Real Estate Asset.

“Material Third Party Payor” means any Third Party Payor that sponsors a Material Third Party Payor Program

“Material Third Party Payor Programs” means all payment and reimbursement programs, sponsored by a Third Party Payor, in which the Issuer or a Subsidiary participates the loss of which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect

“Maturity Date” means (a) with respect to the Variable Note, the Variable Note Maturity Date, (b) with respect to the Initial Term Notes, the Initial Term Note Maturity Date, (c) as to any Replacement Term Notes or Replacement Variable Note incurred pursuant to Section 9.02(c), the final maturity date for such Replacement Term Note or Replacement Variable Note, as the case may be, as set forth in the applicable Refinancing Amendment, (f) with respect to any Incremental Term Notes, the final maturity date set forth in the applicable amendment to this Agreement with respect thereto, (g) with respect to any Incremental Variable Note, the final maturity date set forth in the applicable amendment to this Agreement with respect thereto and (h) with respect to any Extended Variable Note Commitment or Extended Term Notes, the final maturity date set forth in the applicable Extension Offer accepted by the respective Holder or Holders.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which Holdings, the Issuer or any of their Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of ~~Indivior PLC,Holdings~~any Parent Company, the Issuer and their Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Issuer or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Issuer or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Issuer or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Issuer or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Issuer or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Notes and any Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable legal fees, transfer and similar Taxes and the applicable Issuer’s good faith estimate of income Taxes paid or payable) in connection with any sale or taking of such assets as described in clause (a) of this definition and (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Issuer’s good faith estimate of income Taxes paid or payable (including, without duplication, any Permitted Tax Distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Notes and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) and (iv) Cash escrows (until released from escrow to the Issuer or any of its Restricted Subsidiaries) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consenting Holder” has the meaning assigned to such term in Section 2.19(b).

“Non-Note Party” means a Restricted Subsidiary that is not a Note Party

“Non-Note Party Indebtedness of Note Parties” has the meaning set forth in Section 6.01.

“Non-Note Party Investment Basket” means the baskets set forth in Sections 6.06(b)(iii), 6.06(e)(ii), 6.06(u) and 6.06(x).

“Non-Qualified Note Party” means a Note Party incorporated or organized in a jurisdiction other than a Qualified Jurisdiction.

“Note Guaranty” means (a) the Guaranty Agreement, substantially in the form of Exhibit I, executed by each Note Party party thereto and the Administrative Agent for the benefit of the Secured Parties and (b) each other guaranty agreement executed by any Person pursuant to Section 5.12 in substantially the form attached as Exhibit I or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Issuer.

“Note Issuance” means each of the making of a Note.

“Note Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Notes Documents” means this Agreement, each Fee Letter, any Promissory Note, each Note Guaranty, the Collateral Documents, each Security Trust Deed (and each accession deed or similar instrument with respect thereto), any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement and any other document or instrument designated by the Issuer and the Administrative Agent as a “Notes Document”, it being agreed and understood that the term “Notes Documents” shall not include any equity document. Any reference in this Agreement or any other Notes Document to a Notes Document shall include all appendices, exhibits or schedules thereto.

“Note Parties” means the Issuer, each Subsidiary Guarantor, Holdings and in each case their respective successors and permitted assigns.

“Notes” means any of the Variable Notes, the Term Notes and the Additional Notes.

“Notices of Grant of Security Interest in Intellectual Property” means the notices of grant of security interest substantially in the form attached as Exhibit II to the Security Agreement or such other form as shall be reasonably acceptable to the Administrative Agent.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, examinership, small administrative rescue process, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Note Parties to the Holders or to any Holder, the Administrative Agent or any Indemnified Person arising under the Notes Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity or any entity which is not incorporated or organized in the U.S., such other organizational documents required by local law or customary under its jurisdiction of organization to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Notes Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Currency” has the meaning assigned to such term in Section 2.18(a).

“Original Deposit Account” means the Deposit Account of Indivior, Inc., a Delaware corporation, maintained with Bank of America, with account number xxx8828 .

“Original Jurisdiction” means, in relation to a Note Party, the jurisdiction under whose laws that Note Party is incorporated or organized as at the date of this Agreement or, in the case of any Person that becomes a Note Party pursuant to Section 5.12 or Section 5.16, as at the date on which such Person becomes a Note Party.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Holder, Administrative Agent, or any other recipient of any payment to be made by or on account of any obligation of any Note Party hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Notes Document, or sold or assigned an interest in any Note or Notes Document).

“Other Taxes” means any and all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) and (b) any stamp or registration tax payable as a result of any voluntary registration by a Secured Party of a Notes Document in Luxembourg when such registration is not required to protect, preserve, maintain or enforce the rights of that Secured Party under such Note Document.

“Outstanding Amount” means with respect to Term Notes and Variable Notes on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Notes and Variable Notes, as the case may be, occurring on such date.

“Overnight Foreign Currency Rate” shall mean, for any amount payable in an Alternative Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Note Issuance, plus any Taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent Company” shall mean~~s~~, (i) prior to the First Amendment Effective Date, (a) Indivior PLC~~,~~ and (b) ~~Holdings and (c~~any other Person of which each Issuer is an indirect Wholly-Owned Subsidiary, and (ii) on or after the First Amendment Effective Date, (a) TopCo and (b) any other Person of which each Issuer is an indirect Wholly-Owned Subsidiary.

“Pari First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit N hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Issuer, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Recipient” has the meaning assigned to it in Article 8.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which Holdings, the Issuer or any of their Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Pensions Regulator” means the body corporate by that name established under Part 1 of the Pensions Act 2004.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements (or their equivalents in any applicable jurisdictions) with the office of the Secretary of State or other appropriate office of the state of organization of each Note Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Notes Documents, together with instruments of transfer executed in blank, together with, in the case of a Foreign Subsidiary, all other actions reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to perfect the Liens intended to be created by the Collateral Documents to the extent required by, and with the priority required by, the Collateral Documents.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” means any acquisition by the Issuer or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Restricted Subsidiary which serves to increase the applicable Issuer’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the applicable Issuer’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture); provided that:

(a) (i) on the date of signing of the definitive acquisition agreement for such Permitted Acquisition, no Event of Default shall have occurred and be continuing and (ii) at the closing of such Permitted Acquisition, no Event of Default under Section 7.01(a), (f) or (g) exists or would result after giving pro forma effect to such acquisition;

(b) the total consideration paid by Persons that are Note Parties for (i) the Capital Stock of any Person that does not become a Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by the Issuer or any Guarantor, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed the sum of (A) taken together with all Indebtedness incurred pursuant to Section 6.01(j) that is at the time outstanding, the greater of (x) $145,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA as of the last day of the most recent Test Period and (B) amounts otherwise available under clauses (q), (r), (x) and (dd) of Section 6.06 (so long as any such additional amounts are incurred in compliance with, and justified as outstanding under, such provisions); provided, that the limitation described in this clause (b) shall not apply to any acquisition to the extent such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Issuer or any Restricted Subsidiary; and

(c) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a business permitted by Section 6.10.

“Permitted Hedge Counterparty” means, subject to the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), any financial institution that is designated in writing to the Administrative Agent by the Issuer from time to time as a provider of hedging services, in each case in its capacity as a party thereto, and whether or not such Person subsequently ceases to be a Holder or an Affiliate of any Holder.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on all or any portion of the Collateral that are intended to be junior to any Liens securing the Initial Term Notes and Variable Notes (and other Secured Obligations that are pari passu with the Initial Term Notes and Variable Notes), either (as the Issuer shall elect) (x) the First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second-Priority Obligations” (as defined therein) or (y) another intercreditor agreement not materially less favorable to the Holders vis-à-vis such junior Liens than the First Lien/Second Lien Intercreditor Agreement (as determined by the Issuer in good faith).

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on all or any portion of the Collateral that are intended to be pari passu with the Liens securing the Initial Term Notes and Variable Notes (and other Secured Obligations that are pari passu with the Initial Term Notes and Variable Notes), either (as the Issuer shall elect) (x) the Pari First Lien Intercreditor Agreement or (y) another intercreditor agreement not materially less favorable to the Holders vis-à-vis such pari passu Liens than the Pari First Lien Intercreditor Agreement (as determined by the Issuer in good faith).

“Permitted Securitization Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time, so long as the relevant Permitted Securitization Financing would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Securitization Financing” shall mean one or more transactions that are designated as a “Permitted Securitization Financing” as provided below, pursuant to which (i) Securitization Assets or interests therein are sold to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedge Agreements entered into in connection with such Securitization Assets; provided, that (x) none of Holdings, the Issuer or any Restricted Subsidiary guarantees any obligations (contingent or otherwise) under such transactions, (y) no property or asset (other than Securitization Assets or the Capital Stock of any Special Purpose Securitization Subsidiary) of Holdings, the Issuer or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary) is, directly or indirectly, contingently or otherwise, subject to the satisfaction of any such transaction and (z) there shall be no recourse to Holdings, the Issuer or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions, in each case except to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Issuer or any Subsidiary (other than a Special Purpose Securitization Subsidiary)). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Responsible Officer of the Issuer certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Permitted Tax Distributions” means with respect to any taxable period (or portion thereof) for which the Issuer is (A) treated as a partnership or disregarded entity for U.S. federal income tax purposes, amounts distributable from the Issuer and its Subsidiaries to direct and indirect holders of Equity Interests in the Issuer to permit such holders to discharge their U.S. federal, state, local, and non-U.S. Taxes (as applicable), including distributions made pursuant to a Tax Sharing Agreement with such direct or indirect holders of Equity Interests in the Issuer, that are attributable to the direct and indirect ownership of the Issuer and its Subsidiaries in the aggregate amount not to exceed (I) (x) the net taxable income of the Issuer and its Subsidiaries in respect of the taxable period, taking into account only items of income, gain, loss, deduction or credit of the Issuer or any applicable Subsidiary, multiplied by (y) the highest combined marginal U.S. federal and applicable state, local and/or non-U.S. income tax rate (taking into account the character of the taxable income, but not taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes and (ii) tax deductions or basis adjustments pursuant to Section 734(b) or 743(b) of the Code (but including, for purposes of greater certainty, allocations pursuant to Section 704(c) of the Code)) and (II) with respect to a Tax Sharing Agreement, the actual Tax Liability of such direct or indirect holder of Equity Interests in the Issuer attributable to such holders ownership of the Issuer and its Subsidiaries, and (B) a member of a consolidated, combined, affiliated or unitary group for U.S. federal and/or applicable state, local and/or or non-U.S. income tax purposes (a “Tax Group”), distributions by Issuer and its Subsidiaries during any taxable period (or portion thereof) in which Issuer is a member of such Tax Group of which Issuer or Holdings (or their direct or indirect beneficial owner) is the common parent order to pay any applicable U.S. federal and/or applicable state, local, and non-U.S. income taxes of such Tax Group then due and owing that are attributable to the taxable income of Issuer and its Subsidiaries; provided, that, for each taxable period, the aggregate amount of such payments made in respect of such taxable period by Issuer shall not be greater than the amount of such Taxes that Issuer and its applicable Subsidiaries would have been required to pay as a stand-alone corporate Tax Group; provided, further, that in the case of clauses (A) and (B) any such amount attributable to taxable income of an Unrestricted Subsidiary shall be permitted solely to the extent a corresponding amount of cash is received by the Issuer or a Restricted Subsidiary from such Unrestricted Subsidiary for purposes of the relevant tax distribution.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by Holdings, the Issuer or any of their Restricted Subsidiaries or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Asset Sale” means any Disposition by the Issuer or its Restricted Subsidiaries made pursuant to, Section 6.07(h), Section 6.07(n), Section 6.07(q), clause (ii) to the proviso to Section 6.07(r) (to the extent provided therein), Section 6.07(z) and Section 6.08.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means (a) the rate of interest publicly announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate”, with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans or notes making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate or (b) if the Administrative Agent has no “prime rate”, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Pro Forma Basis” or “pro forma effect” means, as to any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, any other financial ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), for any events as described below that occur subsequent to the commencement of any period of four consecutive Fiscal Quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day of the Reference Period (or, in the case of Consolidated Total Assets, as of the last day of such Reference Period) and that: (i) in making any determination of Consolidated Adjusted EBITDA, effect shall be given to (without duplication of any add-back to Consolidated Adjusted EBITDA pursuant to clause (xix) of the definition thereof) any Disposition, acquisition, Investment, capital expenditure, cost saving (including sourcing), operating improvement, expense reduction, cost synergies, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.01 or 6.06 that require a waiver or consent of the Required Holders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any subsidiary of the Issuer as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary), which adjustments such Issuer determines in good faith as set forth in a certificate of a chief financial officer, treasurer or similar officer of such Issuer (the foregoing, together with any transactions related thereto or in connection therewith, and any other events that by the terms of the Notes Documents require pro forma compliance or determination on a pro forma basis, the “Subject Transactions”), in each case that occurred during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, and excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Securitization Financing) issued, incurred, assumed or permanently repaid, as applicable, during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) interest charges attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination would have been in effect during the period for which pro forma effect is being given and (z) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Issuer or any of its subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets pursuant to any Subject Transaction shall be deemed to have occurred as of the last day of the applicable Reference Period, and (iii) with respect to (A) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, effect shall be given to such designation and all other designations of Unrestricted Subsidiaries as Restricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of an Unrestricted Subsidiary as a Restricted Subsidiary, collectively, and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Restricted Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Restricted Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Issuer and, to the extent applicable, in compliance with Section 1.10.

Notwithstanding anything to the contrary set forth in this definition, for the avoidance of doubt, when calculating the First Lien Leverage Ratio or the Total Leverage Ratio (as applicable) for purposes of the definition of “Applicable Rate”, the events described in the second preceding paragraph that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect.

“Process Agent” has the meaning assigned to such term in Section 9.10(e).

“Products” means, from time to time, any products currently manufactured, sold, developed, tested or marketed by the Issuer or any of its Subsidiaries.

“Projections” means the projections of the Issuer and their subsidiaries provided to the Administrative Agent on September 16, 2024.

“Promissory Note” means a promissory note of the applicable Issuer payable to any Holder or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Notes of a particular Class of such Issuer to such Holder resulting from the Notes of such Class purchased by (or otherwise owing to) such Holder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” shall mean, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, or compliance with any similar rules in any applicable jurisdiction, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees and other costs and/or expenses associated with being a public company.

“Public Holder” has the meaning assigned to such term in Section 5.01.

“Purchaser” means each purchaser of Notes on the Closing Date under the terms set forth in this Agreement.

“Purchaser Fee Letter” means that certain Purchaser Fee Letter, dated as of the Closing Date, by and among the Issuer and the Administrative Agent.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Jurisdiction” shall mean (a) the United States, the United Kingdom, Luxembourg, Jersey and Ireland and (b) any other jurisdiction where the Administrative Agent has determined (acting reasonably and following a request by the Issuer and based on advice of local counsel) that Wholly-Owned Subsidiaries organized in such jurisdiction may provide guarantees and security which, after giving effect to the Agreed Guarantee and Security Principles, would provide substantially the same benefits as guarantees and security provided with respect to the Collateral owned by such entities as would have been obtained if the respective subsidiary were instead organized in any of the jurisdictions listed in preceding clause (a).

“Qualified Note Party” shall mean any Note Party incorporated or organized in a Qualified Jurisdiction.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying Holder” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Quoted Eurobond Listing” means the listing of the Notes as described in section 987(1)(b) ITA 2007 on a recognized stock exchange within the meaning contained in section 1005 of the ITA 2007, and for the purposes of section 882 of the Income Tax Act 2007.

“Quoted Eurobond Listing Date” means the date on which the Quoted Eurobond Listing is first made.

“RBP Global” has the meaning assigned to such term in the preamble to this Agreement.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Note Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Real Estate Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Issuer or any of its Restricted Subsidiaries.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the holders, lenders or purchasers under any Permitted Securitization Financing in connection with their purchase of, or the making of loans secured by, Securitization Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Securitization Assets or otherwise in accordance with the terms of the Permitted Securitization Documents (but excluding any such collections used to make payments of commissions, discounts, yields and other fees and charges incurred in connection with any Permitted Securitization Financing payable to any person other than the Issuer or a Subsidiary Guarantor); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the assets which from time to time are expressed to be the subject of any English Security Document or any Irish Security Document or any Jersey Security Document.

“Recipient” has the meaning assigned to such term in Section 2.17(p)(ii).

“Refinancing” means the payment in full of the obligations of Issuer and the other obligors under the Existing Credit Agreement and the Existing Intercompany Debt, in each case with proceeds of the Initial Term Note on the Closing Date.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Issuer executed by (a) Holdings and the Issuer, (b) the Administrative Agent and (c) each Holder that agrees to provide all or any portion of the Replacement Term Notes or the Replacement Variable Note Commitment being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Issuer(s) and its Subsidiaries as such activities are being conducted by such Issuer and its Subsidiaries with respect to such Product at such time, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments that are necessary for the conduct of Issuer’s or any Subsidiary’s business.

“Related Funds” shall mean with respect to any Holder that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Holder or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, controlling persons, trustees and members of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Party” has the meaning assigned to such term in Section 2.17(p)(ii).

“Relevant Holder” has the meaning assigned to such term in Section 9.05(i)(vii).

“Replaced Variable Note” has the meaning assigned to such term in Section 9.02(c).

“Replaced Term Notes” has the meaning assigned to such term in Section 9.02(c).

“Replacement Variable Note” has the meaning assigned to such term in Section 9.02(c).

“Replacement Term Notes” has the meaning assigned to such term in Section 9.02(c).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Holders” means, at any time, Holders having Term Notes, Variable Note Exposure or unused Commitments representing more than 50% of the sum of the total Term Notes, Variable Note Exposure and such unused Commitments at such time.

“Required Variable Note Holders” means, at any time, Holders having Variable Notes, Additional Variable Notes, other Variable Note Exposure, Unused Variable Note Commitments and unused Additional Variable Note Commitments representing more than 50% of the sum of the total Variable Notes, Additional Variable Notes, other Variable Note Exposure and such unused Commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person, any authorized signatory appointed by the board of directors (conseil d’administration) or board of managers (conseil de gérance) of such person (as applicable) and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall (subject to the express requirements of Section 4.01) include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Note Party. Any document delivered hereunder that is signed by a Responsible Officer of any Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Note Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Issuer that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of such Issuer as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Issuer, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Issuer and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Issuer now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Issuer.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revaluation Date” shall mean with respect to any Alternative Currency Variable Note, each of the following: (i) each date occurring two Business Days prior to the date of a SOFR Borrowing of Variable Notes denominated in an Alternative Currency, (ii) each date of a continuation of a SOFR Variable Note denominated in an Alternative Currency pursuant to Section 2.08, and (iii) the last Business Day of each Fiscal Quarter, and such additional dates as the Administrative Agent shall determine or the Required Variable Note Holders shall require.

“S&P” means S&P Global Ratings, and its successors and assigns.

“Sagent Agreement” means that certain letter agreement, dated as of November 1, 2023, by and between Sagent Pharmaceuticals and Indivior Inc. with respect to the reconveyance of certain real property described therein.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctions” has the meaning assigned to such term in Section 3.19(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Note Party and a counterparty that is the Administrative Agent, a Holder or any Affiliate of the Administrative Agent or a Holder as of the Closing Date or (b) is entered into after the Closing Date between any Note Party and (i) any counterparty that is (or is an Affiliate of) the Administrative Agent or any Holder at the time such Hedge Agreement is entered into or (ii) a Permitted Hedge Counterparty, in each case, for which such Note Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Issuer as being a Secured Hedging Obligation for purposes of the Notes Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Notes Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Holder. For purposes of the preceding sentence, the Issuer may deliver a single notice designating all Hedging Obligations with respect to Derivative Transactions under a single master agreement as “Secured Hedging Obligations”.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations, (b) all Secured Hedging Obligations and (c) all Erroneous Payment Subrogation Rights.

“Secured Parties” means (i) the Holders, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Note Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Note Party the obligations under which constitute Banking Services Obligations and (v) the Indemnified Persons and any other beneficiaries of each indemnification obligation undertaken by any Note Party under any Notes Document and (vii) any Receiver.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Account” has the meaning assigned to such term in the U.S. Security Agreement.

“Securitization Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise) (b) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (c) revenues related to distribution and merchandising of the products of the Issuer and their Restricted Subsidiaries, (d) IP Rights relating to the generation of any of the foregoing types of assets and (e) any other assets and property to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).

“Security Trust Deed” means each of (i) the English Security Trust Deeds, (ii) the Irish Security Trust Deed and (iii) if any, the Jersey Security Trust Instrument.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Note” means a Note that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Alternate Base Rate”.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Special Purpose Securitization Subsidiary” shall mean (i) a direct or indirect subsidiary of the Issuer established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein, and which is designated (as provided below) as a “Special Purpose Securitization Subsidiary” (x) with which no Issuer, Holdings nor any of their Restricted Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Securitization Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to such Issuer, Holdings or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Issuer (as determined by the Issuer in good faith) and (y) to which no Issuer, Holdings, nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than as contemplated in the definition of “Permitted Securitization Financing”) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Issuer certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Specified Acquisition Agreement Representations” means in connection with any Limited Condition Acquisition, the representations and warranties made by or on behalf of the target of such Limited Condition Acquisition, its subsidiaries or their respective businesses in the applicable acquisition agreement which are material to the interest of the Holders, but only to the extent that the applicable Note Party has the right to terminate its obligations under such acquisition agreement or to decline to consummate such Limited Condition Acquisition as a result of a breach of such representations and warranties.

“Specified Event of Default” means an Event of Default under Sections 7.01(a), (c) (to the extent resulting from a violation of Section 6.01, 6.02, 6.04, 6.06, 6.07 or 6.10), (f), (g) or (k)(i).

“Specified Financial Covenant” has the meaning set forth in Section 6.14(c)(ii).

“Specified Financial Covenant Default” has the meaning set forth in Section 6.14(c)(ii).

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i), Section 3.02 (as it relates to power and authority and the due authorization, execution, delivery and performance of the Notes Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral, to the extent same are required hereunder as of the Closing Date), Section 3.16 and Section 3.17.

“Specified Settlement Payments” means, to the extent actually paid by the Issuer or its Subsidiaries, the litigation settlement payments owed to the U.S. Department of Justice outlined below:

ARTICLE 11 Payment Date	ARTICLE 12 Payment Amount
ARTICLE 13January 2025	ARTICLE 14$50,000,000
ARTICLE 15January 2026	ARTICLE 16$50,000,000
ARTICLE 17January 2027	ARTICLE 18$50,000,000
ARTICLE 19December 2027	ARTICLE 20$100,000,000

“Specified Transaction” shall have the meaning ascribed to such term in Section 1.10(a).

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. Local Time on the date three Business Days prior to the date as of which the foreign exchange computation is made (or if such rate cannot be computed as of such date, such other date as the Administrative Agent shall reasonably determine is appropriate under the circumstances); provided that (x) the Spot Rate may, at the election of the Administrative Agent, be made on the date on which the foreign exchange computation is made for any payment actually made or to be made, or cash collateralization required, of any amounts pursuant to this Agreement (rather than the date which is three Business Days prior to such date), and (y) the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transactions” has the meaning ascribed to such term in the definition of “Pro Forma Basis”.

“Subordinated Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” or “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” or “Subsidiary” shall mean any subsidiary of the Issuer.

“Subsidiary Guarantor” means (x) on the Closing Date, each subsidiary of the Issuer (other than any subsidiary that is an Excluded Subsidiary on the Closing Date) and (y) thereafter, each subsidiary of the Issuer that guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Note Guaranty in accordance with the terms and provisions hereof.

“Substitute Affiliated Holder” has the meaning assigned to such term in Section 9.05(i)(i)(B).

“Substitute Facility Office” has the meaning assigned to such term in Section 9.05(i)(i)(A).

“Supplier” has the meaning assigned to such term in Section 2.17(p)(ii).

“Swap Obligations” means, with respect to any Note Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Sharing Agreement” means a contractual arrangement, a principal purpose of which is the sharing or allocation of or indemnification for, or nomination of responsibility for payment of, income or corporation income Taxes and shall not, for purposes of greater certainty, include commercial agreements entered into in the ordinary course of business and not principally concerning Taxes.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority in any jurisdiction, including any interest, additions to tax, or penalties applicable thereto, and “Tax” shall have the corresponding meaning.

“Termination Date” has the meaning assigned to such term in the introductory paragraph to Article 5.

“Term Holder” means (i) on the Closing Date, a Purchaser with an Initial Term Note Commitment and (ii) as of any other date of determination, a Holder with an Additional Term Note Commitment or an outstanding Initial Term Note or Additional Term Note as of such date.

“Term Note” means the Initial Term Notes and, if applicable, any Additional Term Notes.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Note, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Note on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

Notwithstanding anything to the contrary set forth above, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation with reflect to an ABR Loan or a SOFR Loan, a percentage equal to 0.25% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the most recent period of four consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4.01(c).

“Third Party Payor” means Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other state or federal health care program sponsored, approved and/or administered by CMS.

“Threshold Amount” means $25,000,000.

“TopCo” means Indivior Pharmaceuticals, Inc., a Delaware corporation.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Consolidated Total Debt outstanding as of such date minus (ii) Cash and Cash Equivalents of the Issuer and the other Note Parties in an amount not to exceed $50,000,000 to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended or the Test Period otherwise specified where the term “Total Leverage Ratio” is used in this Agreement in each case for Holdings and its Restricted Subsidiaries.

“Total Variable Note Commitment” means, at any time, the aggregate amount of the Variable Note Commitments, as in effect at such time.

“Trade Date” has the meaning assigned to such term in Section 9.05(f)(i).

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, Internet domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Indivior PLC and its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Note Parties of the Notes Documents to which they are a party and the Borrowing of Notes hereunder, (b) the Refinancing and (c) the payment of Transaction Costs.

“Transformational Event” means any acquisition or investment by the Issuer or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Issuer and their Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Issuer acting in good faith.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations, including temporary and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time.

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et. seq), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

“Type”, when used in reference to any Note or Borrowing, refers to whether the rate of interest on such Note, or on the Notes comprising such Borrowing, is determined by reference to Adjusted Term SOFR or (in the case of a Note or Borrowing denominated in Dollars) the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Advances/Participations” means with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Issuer on the assumption that each Holder has made available to the Administrative Agent such Holder’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.07(b) and/or Section 2.18(d) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by such Issuer or made available to the Administrative Agent by any such Holder.

“United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland (or any jurisdiction within the United Kingdom).

“U.K. Issuer” means RBP Global with respect to a Note whose payments under that Note are treated for United Kingdom tax purposes as arising in the United Kingdom and “U.K. Issuer” shall have the corresponding meaning.

“U.K. Tax Deduction” means a deduction or withholding for or on account of Tax from payment under a Notes Document, other than any U.S. withholding tax under FATCA.

“Unrestricted Subsidiary” means any subsidiary of the Issuer designated by the Issuer as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10. Notwithstanding the foregoing, in no circumstances shall the Issuer be permitted to be an Unrestricted Subsidiary.

“Unused Variable Note Commitment” of any Holder, at any time, means the Dollar Equivalent of the remainder of the Variable Note Commitment of such Holder at such time, if any, less the aggregate Outstanding Amount of Variable Notes purchased by such Holder.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Security Agreement” means the U.S. Security Agreement, substantially in the form of Exhibit J, among the Note Parties (to the extent that such Persons are incorporated or organized under (or own Capital Stock in, or any Material Debt Instrument issued by, any Person incorporated or organized under) the laws of the U.S., any state thereof or the District of Columbia) and the Administrative Agent for the benefit of the Secured Parties.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(k)(ii)(B)(3).

“Variable Note Commitment” means, with respect to each Holder, the commitment of such Holder to make Variable Notes hereunder as set forth on Schedule 1.01(a), or in the Assignment and Assumption pursuant to which such Holder assumed its Variable Note Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, Section 2.11, Section 2.19 or Section 9.02(c), (b) reduced or increased from time to time pursuant to assignments by or to such Holder pursuant to Section 9.05 or (c) increased as part of an Incremental Variable Note. As of the Closing Date, the aggregate amount of the Variable Note Commitments is $50,000,000.

“Variable Note Exposure” means, with respect to any Holder at any time, the aggregate Outstanding Amount at such time of all Variable Notes of such Holder (calculated, in the case of Variable Notes denominated in an Alternative Currency, based on the Dollar Equivalent thereof).

“Variable Note Holder” means (i) on the Closing Date, a Purchaser with an Variable Note Commitment and (ii) as of any other date of determination, a Holder with an Additional Variable Note Commitment or an outstanding Variable Note or Additional Variable Note as of such date.

“Variable Note Maturity Date” means the date that is six years after the Closing Date. If such date is not a Business Day, the immediately preceding Business Day.

“Variable Notes” means the variable Notes issued by the Issuer to the Holders pursuant to Section 2.01(ii), 2.22, 2.23 or 9.02(c)(ii) and, with respect to a Variable Note Holder, means, at any time, such Variable Note Holders’ Variable Note Commitments at such time.

“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, the Tax referred to in clauses (a) and (b) above, or imposed elsewhere.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Notes and Borrowings. For purposes of this Agreement, Notes may be classified and referred to by Class (e.g., a “Term Note”) or by Type (e.g., a “SOFR Note”) or by currency (i.e. “Dollar Notes”) or by Class and Type (e.g., a “SOFR Term Note”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by currency (i.e. “Dollar Borrowings”) or by Class and Type (e.g., a “SOFR Term Borrowing”).

Section 1.03 Terms Generally.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Notes Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any law in any Notes Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Notes Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Notes Document, shall be construed to refer to such Notes Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Notes Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Notes Document, (f) in the computation of periods of time in any Notes Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Notes Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

(b) For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04(a) and 6.06, in the event that any Indebtedness, Lien, Restricted Payment or Investment, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (i), (p) (to the extent relating to Indebtedness incurred under Section 6.01(a), (i), (q), (w) or (z) (or, in each case, permitted refinancing Indebtedness with respect thereto)) (q), (w) and (z), and so long as in no circumstances shall Indebtedness owing to Holdings, the Issuer or any Restricted Subsidiary be justified as incurred or outstanding under Section 6.01(a), (q), (p) (to the extent relating to Indebtedness incurred under Section 6.01(a), (q), (w) or (z) (or, in each case, permitted refinancing Indebtedness or successive permitted refinancing Indebtedness with respect thereto)), (q), (w) or (z)), 6.02 (other than Sections 6.02(a), (k) (to the extent relating to Liens incurred under Section 6.02(a), (l), (q) (t) or (jj) (or, in each case, modifications, replacements, refinancings, renewals and extensions thereof)), (o), (t) and (jj)), 6.04(a) and 6.06 (other than Section 6.06(f)), the Issuer, in their sole discretion, may, from time to time, classify, reclassify or divide (and reclassify and redivide) such transaction or item (or portion thereof) under one or more clauses of each such Section set forth above (but not across different Section) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category so long as such transaction (or portion thereof) would be permitted under such other exception at the time of such redesignation. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04 Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Issuer notifies the Administrative Agent that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Issuer that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Issuer or the Required Holders, then the Issuer and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Holders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Issuer or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.12, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating the Total Leverage Ratio for purposes of the definitions of “Applicable Rate”, in each case, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Notes Document shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of any such accounting change, the Issuer shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

(d) Notwithstanding anything to the contrary contained herein, any reference to Regulation S-X of the Securities Act of 1933 or action taken in reliance thereof shall be treated as references to Regulation S-X as in effect prior to January 1, 2021.

Section 1.05 Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions (or in the case of representations and warranties to be made on the Closing Date, such portions of the Transactions as have been or are to be consummated on or prior to such date), unless the context otherwise requires.

Section 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent and Alternative Currency Equivalent (as applicable) amounts of Variable Notes, and any other applicable amount denominated in currencies other than Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Note Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Notes Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing under the Variable Note, continuation or prepayment of a Variable Note or the assignment of any Note or Commitment denominated in any Alternative Currency, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Note or Commitment is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

Section 1.08 Additional Alternative Currencies.

(a) The Issuer may from time to time request that Variable Notes be made be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Variable Notes, such request shall be subject to the approval of the Administrative Agent and all of the Variable Note Holders.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Local Time, 20 Business Days prior to the date of the desired Note Issuance (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request pertaining to Variable Notes, the Administrative Agent shall promptly notify each Variable Note Holder thereof. Each Variable Note Holder shall notify the Administrative Agent, not later than 11:00 a.m., Local Time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Variable Notes in such requested currency.

(c) Any failure by a Holder to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Holder to permit Variable Notes to be made in such requested currency. If the Administrative Agent and all the Variable Note Holders consent to making Variable Notes in such requested currency, the Administrative Agent shall so notify the Issuer and such currency shall (subject to any amendments to this Agreement as may be required pursuant to Section 9.02(e)) thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Variable Note Borrowings. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Issuer.

Section 1.09 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.10 Currency Generally.

(a) For purposes of any determination under Article 5, Article 6 (other than Section 6.14 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (other than in connection with any Variable Notes denominated in any Alternative Currency) (any of the foregoing, a “Specified Transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a Specified Transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Issuer) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such Specified Transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 (so long as any such additional amounts are justified under and incurred in accordance with one or more of the applicable exceptions to Section 6.01 (other than Section 6.01(p)) and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any Specified Transaction so long as such Specified Transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.14 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder (other than in connection with any Variable Notes denominated in any Alternative Currency), on any relevant date of determination, amounts denominated in currencies other than Dollars shall be (other than in connection with any Variable Notes denominated in any Alternative Currency) translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Issuer’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.11 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Notes Document, to the extent that any Holder extends the maturity date of, or replaces, renews or refinances, any of its then-existing Notes with Incremental Notes, Replacement Term Notes, Notes in connection with any Replacement Variable Note, Extended Term Notes, Extended Variable Notes or notes incurred under a new note purchase agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Holder, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Notes Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.12 Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Total Leverage Ratio test) and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the making of any Restricted Payment and/or (B) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Issuer, (1) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment so long as such Restricted Payment is actually made within 60 days of the declaration thereof or (y) the making of such Restricted Payment and (2) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment so long as such Restricted Debt Payment is actually made within 60 days of the delivery of such notice or (y) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant acquisition, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis; provided that if the Issuer has made such an election, in connection with the calculation of any ratio, test or basket with respect to the incurrence of any Indebtedness (including any Incremental Facilities) or Liens, or the making of any Investments, Restricted Payments, Restricted Debt Payments, Dispositions, fundamental changes or the designation of a Restricted Subsidiary or Unrestricted Subsidiary on or following such date and prior to the earlier of the date on which such Restricted Payment or Restricted Debt Payment (as applicable) is made, any such ratio, test or basket shall be calculated on a Pro Forma Basis assuming such Restricted Payment or Restricted Debt Payment (as applicable) and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, any Total Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio based test (including, without limitation, any First Lien Leverage Ratio test and/or any Total Leverage Ratio test) but that does require compliance with a fixed dollar basket (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio based test (including, without limitation, any First Lien Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

Section 1.13 Rounding. Any financial ratios required to be maintained by the Issuer pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

Section 1.14 Benchmark Replacement. The Administrative Agent does not warrant nor accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administrative of, submission of, calculation of or any other matter related to Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Issuer, any Holder or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.15 Irish Terms. In this Agreement, where it relates to an Irish Note Party, a reference to:

(a) “unable to pay its debts” will be deemed to mean unable to pay its debts within the meaning of Section 570(d) of the Irish Companies Act; and

(b) the term “examiner” shall have the meaning given to it in Section 508(1) of the Irish Companies Act and the term “examinership” shall be construed in accordance with the Irish Companies Act.

Section 1.16 Special Luxembourg Provisions

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Lux Note Party, a reference to (a) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur, (b) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security, (c) a Person being unable to pay its debts includes that person being in a state of cessation de paiements; (d) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire), (e) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés), and (f) a director includes an administrateur or a gérant.

Section 1.17 Special Jersey Provisions

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Jersey Group Member or a Note Party that has tangible immovable property in Jersey, a reference to (a) a composition, compromise, assignment or arrangement with any creditor, winding up, liquidation, administration, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, (b) a liquidator, receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés or any other person performing the same function of each of the foregoing, (c) a security interest includes, without limitation, any hypothèque whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation (d) any equivalent or analogous procedure or step being taken in connection with insolvency includes any corporate action, legal proceedings or other formal procedure or step being taken in connection with an application for a declaration of en désastre being made in respect of any assets of such person (or the making of such declaration) and (e) constitutional documents includes all consents issued to that entity pursuant to the Control of Borrowing (Jersey) Order 1958.

ARTICLE 2

THE NOTES

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, the Issuer hereby agrees to issue and sell to each Holder and (i) each Term Holder severally, and not jointly, agrees to purchase from the Issuer the Initial Term Notes to the Issuer on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Note Commitment and (ii) each Variable Note Holder severally, and not jointly, agrees to purchase from the Issuer the Variable Notes to the Issuer at any time and from time to time on and after the Closing Date, and until the earlier of the Variable Note Maturity Date and the termination of the Variable Note Commitment of such Variable Note Holder in accordance with the terms hereof, in Dollars or one or more Alternative Currencies, provided that (i) after giving effect to any Borrowing of Variable Notes, the Dollar Equivalent of the Outstanding Amount of such Variable Note Holder’s Variable Note Exposure shall not exceed such Variable Note Holder’s Variable Note Commitment and (ii) after giving effect to any Borrowing of Variable Notes in an Alternative Currency, the Dollar Equivalent of the Outstanding Amount of all Variable Note denominated in such Alternative Currency shall not exceed the applicable Alternative Currency Sublimit. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Issuer may borrow, pay or prepay and reborrow Variable Notes.

(b) Amounts paid or prepaid in respect of the Term Notes may not be reborrowed.

(c) The failure of any Holder to purchase its Note shall not relieve any other Holder of its obligation to purchase its Note, but no Holder shall be responsible for the failure of any other Holder to purchase such other Holder’s Note.

(d) The Administrative Agent, on behalf of each Holder, shall record in its records the date and amount of each Note and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Notes outstanding. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Issuer or Note Party hereunder or under any Note to repay the principal amount of the Notes hereunder, together with all interest accruing thereon.

Section 2.02 Notes and Borrowings.

(a) Each Note shall be made as part of a Borrowing consisting of Notes of the same Class, currency and Type purchased by the Holders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Notes or SOFR Notes as the applicable Issuer may request in accordance herewith; provided that each ABR Note shall only be made in Dollars. Each Holder at its option may make any SOFR Note by causing any domestic or foreign branch or Affiliate of such Holder to make such Note; provided that (i) any exercise of such option shall not affect the obligation of the applicable Issuer to repay such Note in accordance with the terms of this Agreement, (ii) such SOFR Note shall be deemed to have been made and held by such Holder, and the obligation of the applicable Issuer to repay such SOFR Note shall nevertheless be to such Holder for the account of such domestic or foreign branch or Affiliate of such Holder and (iii) in exercising such option, such Holder shall use reasonable efforts to minimize increased costs to the Issuer resulting therefrom (which obligation of such Holder shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Holder shall not be entitled to any greater indemnification under Section 2.17 with respect to such SOFR Note than that to which the applicable Holder was entitled on the date on which such Note was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Note was made).

(c) At the commencement of each Interest Period for any Borrowing of Variable Notes, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Variable Note Borrowing may be made in a lesser aggregate amount that is equal to the entire aggregate Unused Variable Note Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods in effect for SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, no Issuer shall, nor shall the Issuer be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Notes.

Section 2.03 Requests for Borrowings. Each Borrowing of Term Notes, each Borrowing of Variable Notes, each conversion of Term Notes or Variable Notes from one Type to the other, and each continuation of SOFR Notes shall be made upon irrevocable notice by the applicable Issuer to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than 12:00 p.m., Local Time, (i) three Business Days prior to the requested day of any Borrowing, conversion or continuation of SOFR Notes denominated in Dollars, (ii) on the requested date of any Borrowing of ABR Notes denominated in Dollars, or (iii) five Business Days prior to the requested day of any Borrowing, conversion or continuation of SOFR Notes denominated in an Alternative Currency (or, in the case of clause (iii), such later time as shall be acceptable to the Administrative Agent). Each written notice with respect to a Borrowing by the applicable Issuer pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the applicable Issuer. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the Class of such Borrowing;

(b) the aggregate principal amount of the requested Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(e) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f) the currency of such Borrowing; and

(g) the location and number of the applicable Issuer’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (unless the requested Borrowing is of Variable Notes denominated in an Alternative Currency, in which case the requested Borrowing shall be ineffective). If no Interest Period is specified with respect to any requested SOFR Borrowing, then the applicable Issuer shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any Borrowing of Variable Notes, then the applicable Issuer shall be deemed to have selected Dollars. The Administrative Agent shall advise each Holder of the details thereof and of the amount of the Note to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any SOFR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 [Reserved].

Section 2.07 Funding of Borrowings.

(a) Each Holder shall purchase each Note to be purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, in the case of any Note denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Variable Note denominated in an Alternative Currency, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Holders in an amount equal to such Holder’s respective Applicable Percentage. The Administrative Agent will make such Notes available to the applicable Issuer by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the applicable Issuer.

(b) Unless the Administrative Agent has received written notice from any Holder prior to the proposed date of any Borrowing that such Holder will not make available to the Administrative Agent such Holder’s share of such Borrowing, the Administrative Agent may assume that such Holder has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Issuer a corresponding amount. In such event, if any Holder has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Holder and the applicable Issuer severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Issuer(s) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Holder, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including, without limitation, the Overnight Foreign Currency Rate in the case of Variable Notes denominated in an Alternative Currency) or (ii) in the case of such Issuer, the interest rate applicable to Notes comprising such Borrowing at such time. If such Holder pays such amount to the Administrative Agent, then such amount shall constitute such Holder’s Note included in such Borrowing and such Issuer’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If such Issuer pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Holder from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Issuer or any other Note Party may have against any Holder as a result of any default by such Holder hereunder.

Section 2.08 Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Issuer may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The applicable Issuer may elect different Types with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Holders based upon their Applicable Percentages and the Notes comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.08, the applicable Issuer shall notify the Administrative Agent of such election in writing in the form of an Interest Election Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) by the time that a Borrowing Request would be required under Section 2.03 if such Issuer were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of such Issuer.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the applicable Issuer shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Holder of the details thereof and of such Holder’s portion of each resulting Borrowing.

(e) If any applicable Issuer fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Holders, so notifies the Issuer, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing (and any such SOFR Borrowing denominated in an Alternative Currency shall bear interest at the applicable Overnight Foreign Currency Rate plus the Applicable Rate) at the end of the then-current Interest Period applicable thereto.

(f) No Borrowing of Variable Notes may be continued as a Borrowing of Variable Notes denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing of Variable Notes and, subject to the requirements of this Article II and Section 4.02, reborrowed in the other currency. No Borrowing of Term Notes may be continued as a Borrowing of Term Notes denominated in a different currency.

Section 2.09 Termination and Reduction of Commitments.

(a) The Initial Term Note Commitments shall automatically terminate upon the funding of the Initial Term Notes on the Closing Date.

(b) Upon delivering the notice required by Section 2.09(d), the Issuer may at any time terminate the Variable Note Commitments upon (i) the payment in full in Cash of all outstanding Variable Notes, together with accrued and unpaid interest thereon and (ii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other non-contingent Obligations with respect to the Variable Note then due, together with accrued and unpaid interest (if any) thereon.

(c) Upon delivering the notice required by Section 2.09(d), the Issuer may from time to time reduce the Variable Note Commitments; provided that (i) each reduction of the Variable Note Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Issuer shall not reduce the Variable Note Commitments if, after giving effect to any concurrent prepayment of the Variable Notes in accordance with Section 2.10 or Section 2.11, the Aggregate Variable Note Exposure would exceed the Total Variable Note Commitment.

(d) The Issuer shall notify the Administrative Agent of any election to terminate or reduce the Variable Note Commitments under paragraph (b) or (c) of this Section 2.09 in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Variable Note Holders of the contents thereof. Each notice delivered by the Issuer pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Variable Note Commitments delivered by the Issuer may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Issuer (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Variable Note Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of the Variable Note Commitments, the Variable Note Commitment of each Variable Note Holder shall be reduced by such Variable Note Holder’s Applicable Percentage of such reduction amount.

Section 2.10 Repayment of Notes; Evidence of Debt.

(a) The Issuer hereby, jointly and severally, unconditionally promise to repay each the Initial Term Notes, to the Administrative Agent for the account of each Term Holder with an Initial Term Note Commitment commencing March 31, 2025, on the last Business Day of each March, June, September and December (each such date being referred to as a “Note Installment Date”) in accordance with the following schedule:

Payment Date	Amortization Payment
March 31, 2025	$ 4,375,000
June 30, 2025	$ 4,375,000
September 30, 2025	$ 4,375,000
December 31, 2025	$ 4,375,000
March 31, 2026	$ 4,375,000
June 30, 2026	$ 4,375,000
September 30, 2026	$ 4,375,000
December 31, 2026	$ 4,375,000
March 31, 2027	$ 6,562,500
June 30, 2027	$ 6,562,500
September 30, 2027	$ 6,562,500
December 31, 2027	$ 6,562,500
March 31, 2028	$ 6,562,500
June 30, 2028	$ 6,562,500
September 30, 2028	$ 6,562,500
December 31, 2028	$ 6,562,500
March 31, 2029	$ 6,562,500
June 30, 2029	$ 6,562,500
September 30, 2029	$ 6,562,500
December 31, 2029	$ 6,562,500
March 31, 2030	$ 6,562,500
June 30, 2030	$ 6,562,500
September 30, 2030	$ 6,562,500
On the Maturity Date	Remaining principal amount of all Notes

(b) The Issuer hereby unconditionally promise to pay to the Administrative Agent for the account of each Variable Note Holder the then unpaid principal amount of each Variable Note on the Variable Note Maturity Date. In addition, on the Variable Note Maturity Date, the Issuer shall make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Variable Note then due, together with accrued and unpaid interest (if any) thereon.

(c) Each Holder shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Issuer to such Holder resulting from each Note purchased by such Holder, including the amounts of principal and interest payable and paid to such Holder from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Note made (or otherwise created) hereunder, the Class, currency and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Issuer to each Holder hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Holders and each Holder’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Holder or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligations of the Issuer to repay the Notes in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Holder’s records, the accounts of the Administrative Agent shall govern.

(f) Any Holder may request that Notes made (or otherwise held) by it be evidenced by a Promissory Note. In such event, each applicable Issuer shall prepare, execute and deliver to such Holder a Promissory Note payable to such Holder and its registered assigns; it being understood and agreed that such Holder (and/or its applicable assign) shall be required to return such Promissory Note to the applicable Issuer(s) in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).

Section 2.11 Prepayment of Notes.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Issuer shall have the right at any time and from time to time to prepay any Borrowing of Term Notes in whole or in part without premium or penalty (but subject to Sections 2.12(f) and 2.16). Each such prepayment shall be paid to the Term Holders under the applicable Class(es) in accordance with their respective Applicable Percentages.

(ii) Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Issuer shall have the right at any time and from time to time to prepay any Borrowing of Variable Notes, including any Additional Variable Notes, in whole or in part without premium or penalty (but subject to Section 2.16). Prepayments made pursuant to this Section 2.11(a)(ii) shall be applied ratably to the outstanding Variable Notes, including any Additional Variable Notes. Each such prepayment shall be paid to the Variable Note Holders under the applicable Class(es) in accordance with their respective Applicable Percentages.

(iii) The Issuer shall notify the Administrative in writing of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a SOFR Borrowing denominated in Dollars, not later than 1:00 p.m., Local Time, three Business Days before the date of prepayment, (B) in the case of a prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment or (C) in the case a Borrowing denominated in an Alternative Currency, four Business Days, before the date of prepayment (or, in the case of clauses (A), (B) and (C), such later time as shall be acceptable to the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the applicable Issuer may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Issuer (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Holders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of Term Notes made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Notes of such Class in the manner specified by the Issuer or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of ~~Indivior PLC~~the Applicable Reporting Company are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2025, the Issuer shall, jointly and severally, prepay the outstanding principal amount of Initial Term Notes and Additional Term Notes (unless specified otherwise in the applicable amendment relating to such Additional Term Notes in accordance with Section 2.22(a)(ix), Section 2.23(a)(vi) or Section 9.02(c)(i)(F)) in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount equal to (A) 50% of Excess Cash Flow of Holdings and the ~~Issuer and their~~ Restricted Subsidiaries for the Fiscal Year then ended, minus (B) at the option of the Issuer, (x) the aggregate principal amount of any Initial Term Notes, Additional Term Notes, Variable Notes or Additional Variable Notes (in each case, to the extent ranking pari passu in right of payment and with respect to security with the Initial Term Notes) prepaid pursuant to Section 2.11(a) prior to such date (calculated by reference to the Dollar Equivalent thereof, in the case of any such prepayments made in a currency other than Dollars) and (y) the amount of any reduction in the outstanding amount of any Initial Term Notes or Additional Term Notes retired and cancelled as a result of any assignment made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction), in the case of this clause (y) prior to such date and in an amount equal to the actual amount of cash paid in connection with the relevant assignment (calculated by reference to the Dollar Equivalent thereof, in the case of any such payments made in a currency other than Dollars), excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (provided, in the case of any prepayment of Variable Notes and/or Additional Variable Notes, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Issuer or their Restricted Subsidiaries); provided that (I) such percentage of Excess Cash Flow shall be reduced to 25% of Excess Cash Flow if the Total Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (but without giving effect to the payment required hereby) is less than or equal to 0.75 to 1.00, but greater than 0.25 to 1.00, (II) such prepayment shall not be required if the Total Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (but without giving effect to the payment required hereby) is less than or equal to 0.25 to 1.00 and (III) no such prepayment shall be required if the amount that would be required to be prepaid is less than or equal to $15,000,000 and then, only to the extent of any amount in excess of $15,000,000.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of $5,000,000 in any Fiscal Year, the Issuer shall, jointly and severally, apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (the “Subject Proceeds”) to prepay the outstanding principal amount of Initial Term Notes and (unless specified otherwise in the applicable amendment relating to such Additional Term Notes in accordance with Section 2.22(a)(ix), Section 2.23(a)(vi) or Section 9.02(c)(i)(F)) Additional Term Notes in accordance with clause (vi) below; provided that if, prior to the date any such prepayment is required to be made, the Issuer notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Issuer or any of its Restricted Subsidiaries, then so long as no Event of Default then exists, the Issuer shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (A) the Subject Proceeds are so reinvested within 12 months following receipt thereof or (B) the Issuer or any of its Restricted Subsidiaries has committed to so reinvest the Subject Proceeds during such 12-month period and the Subject Proceeds are so reinvested within six months after the expiration of such 12-month period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Issuer shall, jointly and severally, promptly prepay the outstanding principal amount of Initial Term Notes and Additional Term Notes with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided further that if, at the time that any such prepayment would be required hereunder, the Issuer or any of its Restricted Subsidiaries is required to offer to repay or repurchase any other Indebtedness permitted hereunder to be secured on a pari passu basis with the Secured Obligations pursuant to the terms of the documentation governing such Indebtedness with the Subject Proceeds (such Indebtedness required to be offered to be so repaid or repurchased, the “Other Applicable Indebtedness”), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Initial Term Notes and (to the extent required) Additional Term Notes and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the applicable Initial Term Notes, Additional Term Notes and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time (using the Dollar Equivalent thereof as of the date of determination, in the case of any such Term Notes or Other Applicable Indebtedness denominated in a currency other than Dollars); provided that the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Initial Term Notes and Additional Term Notes in accordance with the terms hereof), and the amount of the prepayment of the Initial Term Notes and Additional Term Notes that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly; provided further that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such declination) be applied to prepay the Initial Term Notes and Additional Term Notes in accordance with the terms hereof.

(iii) In the event that the Issuer or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes pursuant to Section 6.01(p) or Replacement Term Notes incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes in accordance with the requirements of Section 9.02(c)), the Issuer shall, jointly and severally, substantially simultaneously with

(and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by such Issuer or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Initial Term Notes and Additional Term Notes in accordance with clause (vi) below.

(iv) In the event that the Issuer or any of its Restricted Subsidiaries receives proceeds from the issuance or incurrence of Curative Equity, the Issuer shall, jointly and severally, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such proceeds by such Issuer or its applicable Restricted Subsidiary, apply an amount equal to 100% of such proceeds to prepay the outstanding principal amount of Initial Term Notes and Additional Term Notes in accordance with clause (vi) below.

(v) Each Holder may elect, by written notice to the Administrative Agent in the manner specified by the Administrative Agent, before 11:00 a.m. one Business Day prior to any prepayment of Initial Term Notes and Additional Term Notes required to be made by the Issuer pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, solely to the extent not applied to any other Indebtedness of the Issuer or their subsidiaries as a mandatory prepayment of such Indebtedness, the “Declined Proceeds”); provided that, for the avoidance of doubt, no Holder may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes pursuant to Section 6.01(p) or Replacement Term Notes incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes in accordance with the requirements of Section 9.02(c). If any Holder fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Holder’s Applicable Percentage of the total amount of such mandatory prepayment of Initial Term Notes and Additional Term Notes. Any Declined Proceeds shall be retained by the Issuer for application for any purpose not prohibited by this Agreement.

(vi) Except as may otherwise be set forth in any amendment to this Agreement in connection with any Additional Term Note in accordance with Section 2.22(a)(ix), Section 2.23(a)(vi) or Section 9.02(c)(i)(F), (A) each prepayment of Initial Term Notes and Additional Term Notes pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Notes (based upon the then outstanding principal amounts of the respective Classes of Term Notes (using the Dollar Equivalent thereof as of the date of determination, in the case of any such Term Notes not denominated in Dollars)) (provided that any prepayment of Initial Term Notes or Additional Term Notes constituting Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes pursuant to Section 6.01(p) or Replacement Term Notes incurred to refinance all or a portion of the Initial Term Notes or Additional Term Notes in accordance with the requirements of Section 9.02(c) shall be applied solely to each applicable Class of refinanced or replaced Term Notes), (B) with respect to each Class of Initial Term Notes and Additional Term Notes, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Notes and Additional Term Notes of such Class as directed by the Issuer (or, in the absence of direction from the Issuer, to the remaining scheduled amortization payments in respect of the Initial Term Notes and Additional Term Notes of such Class in inverse order of maturity), and (C) each such prepayment shall be paid to the Term Holders of each applicable Class in accordance with their respective Applicable Percentages. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Notes and Additional Term Notes being prepaid irrespective of whether such outstanding Notes are ABR Notes or SOFR Notes; provided that, within each Class of Term Notes, the amount thereof shall be applied first to ABR Notes to the full extent thereof before application to the SOFR Notes in a manner that minimizes the amount of any payments required to be made by the applicable Issuer(s) pursuant to Section 2.16.

(vii) In the event that the Aggregate Variable Note Exposure exceeds the Total Variable Note Commitment then in effect (other than solely as a result of changes in currency exchange rates), the Issuer shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Variable Notes in an aggregate amount sufficient to reduce such Aggregate Variable Note Exposure as of the date of such payment to an amount not to exceed the Total Variable Note Commitment then in effect by taking any of the following actions as it shall determine at its sole discretion prepayment of Variable Notes.

(viii) At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Issuer shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Issuer setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13.

(ix) If solely as a result of changes in currency exchange rates, on any Revaluation Date, the Dollar Equivalent of the total Variable Note Exposure of all Variable Note Holders of any Class exceeds the total Variable Note Commitments of such Class, the Issuer shall, at the request of the Administrative Agent (provided, that such a request shall be deemed to have been made if the Dollar Equivalent of the total Variable Note Exposure of all Variable Note Holders under the respective Class is more than 105% of the total Variable Note Commitments of such Class (on any Revaluation Date), within 5 days of such Revaluation Date prepay Variable Notes, in an aggregate amount such that the applicable exposure does not exceed the applicable commitment set forth above).

Section 2.12 Fees.

(a) The Issuer agree to pay to the Administrative Agent for the account of each Variable Note Holder (other than any Defaulting Holder) a commitment fee, which shall accrue at a rate equal to one half of one percent (0.50%) per annum on the average daily amount of the Unused Variable Note Commitment of such Variable Note Holder during the period from and including the Closing Date to the date on which such Holder’s Variable Note Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended (commencing on December 31, 2024) and on the date on which the Variable Note Commitments terminate.

(b) [Reserved].

(c) [Reserved].

(d) The Issuer jointly and severally agree to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Issuer and the Administrative Agent in writing.

(e) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Variable Note Holders. Fees paid shall not be refundable under any circumstances. Fees payable hereunder shall accrue to but excluding the last day of the month immediately preceding the applicable fee payment date.

(f) If all or any portion of the Initial Term Notes is (i) voluntarily prepaid in whole or in part, (ii) refinanced in whole or in part or (iii) voluntarily repriced or refinanced, or (iv) mandatorily prepaid pursuant to Sections 2.11(b)(ii) (solely with respect to Prepayment Asset Sales) or (b)(iii), then the aggregate principal amount so refinanced, voluntarily prepaid, or repriced will be subject to a fee (the “Prepayment Premium”) payable by Issuer equal to (x) prior to the first anniversary of the Closing Date, 2.0% of the principal amount so refinanced, prepaid or repriced, (y) on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 1.0% of the principal amount so refinanced, prepaid or repriced, and (z) thereafter no prepayment premium shall apply. Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated prior to the twenty-four (24) month anniversary of the Closing Date for any reason, including because of any Event of Default, the Prepayment Premium, determined as of the date of acceleration, will also be due and payable as though the Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. The Prepayment Premium payable in accordance with this Section 2.12(f) shall be presumed to be the liquidated damages sustained by each Holder as the result of the early termination, and the Issuer agree that it is reasonable under the circumstances. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement as evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agree that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, and (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this Section 2.12(f). Notwithstanding anything to the contrary set forth herein, no Prepayment Premium shall be required in connection with any voluntary prepayment of Initial Term Notes in an amount of up to $100,000,000 in the aggregate during the term of this Agreement if such prepayment is applied from cash generated from operations of Holdings and its Restricted Subsidiaries.

(g) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Interest.

(a) The Term Notes and Variable Notes comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Notes and Variable Notes comprising each SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved]

(d) Default Interest.

(i) Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Initial Term Note, Variable Note or Additional Note or any fee payable by the Issuer hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal or interest of any Initial Term Note, Variable Note or Additional Note, 2.00% plus the rate otherwise applicable to such Initial Term Note, Variable Note or Additional Note as provided in the preceding paragraphs of this Section 2.13 or in the amendment to this Agreement relating thereto or (B) in the case of any other amount, 2.00% plus the rate applicable to Initial Term Notes denominated in Dollars that are ABR Notes as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any other amount payable to a Defaulting Holder so long as such Holder is a Defaulting Holder.

(ii) Notwithstanding the foregoing and subject to Section 2.21, if any Material Event of Default has occurred and is continuing, the Obligations shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal or interest of any Initial Term Note, Variable Note or Additional Note, 2.00% plus the rate otherwise applicable to such Initial Term Note, Variable Note or Additional Note as provided in the preceding paragraphs of this Section 2.13 or in the amendment to this Agreement relating thereto or (B) in the case of any other amount, 2.00% plus the rate applicable to Initial Term Notes denominated in Dollars that are ABR Notes as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any Obligations payable to a Defaulting Holder so long as such Holder is a Defaulting Holder.

(e) Accrued interest on each Initial Term Note, Variable Note or Additional Note shall be payable in arrears on each Interest Payment Date for such Initial Term Note, Variable Note or Additional Note and on the Maturity Date or upon the termination of the Variable Note Commitments or any Additional Note Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Initial Term Note, Variable Note or Additional Note (other than a prepayment of an ABR Variable Note prior to the termination of the relevant Variable Note Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Note prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Note, Variable Note or Additional Note shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed for ABR Notes based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) Borrowings denominated in Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Note for the day on which the Note is made, and shall not accrue on a Note, or any portion thereof, for the day on which the Note or such portion is paid; provided that any Note that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14 Alternate Rate of Interest.

(a) If at least two Business Days prior to the commencement of any Interest Period for a SOFR Borrowing:

(ii) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR for such Interest Period; or

(iii) the Administrative Agent is advised by the Required Holders that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Holders of making or maintaining their Notes included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Issuer and the Holders by telephone or facsimile or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Issuer and the Holders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, (ii) any Interest Election Request that requests the continuation of any Borrowing in any affected Alternative Currency shall be ineffective and such Borrowing denominated in an Alternative Currency shall be prepaid on the last day of the Interest Period applicable thereto, and (iii) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Borrowing of Variable Notes denominated in an Alternative Currency, such Borrowing Request shall be ineffective).

(b) Notwithstanding anything to the contrary herein or in any other Notes Document:

(i) Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Notes Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Holders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Notes Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Holders comprising the Required Holders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Issuer may revoke any request for a borrowing of, conversion to or continuation of Notes to be made, converted or continued that would bear interest by reference to such Benchmark until the Issuer’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Notes. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.

(ii) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Notes Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify the Issuer and the Holders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Holder (or group of Holders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv) At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(v) As used in this Section 2.14(b):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially as of the Closing Date, Term SOFR; provided that if a replacement of the Benchmark has occurred after the Closing Date pursuant to this Section 2.14(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the sum of (x) the alternate benchmark rate and (y) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Issuer as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Notes Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Notes Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

Section 2.15 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Holder,

(ii) subjects any Holder to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its notes, note principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) imposes on any Holder any other condition (other than Taxes) affecting this Agreement or SOFR Notes purchased by any Holder or participation therein,

and the result of any of the foregoing is to increase the cost to the relevant Holder of making or maintaining any SOFR Note or of maintaining its obligation to make any such Note (including, without limitation, pursuant to any conversion of any Borrowing denominated in Dollars or any Alternative Currency into a Borrowing denominated in Dollars or any other Alternative Currency) or to increase the cost to such Holder or to reduce the amount of any sum received or receivable by such Holder hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in Dollars or any Alternative Currency into a Borrowing denominated in Dollars or any other Alternative Currency) in respect of any SOFR Note in an amount deemed by such Holder to be material (such amount being an “Increased Cost”), then, within 30 days after the Issuer’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the applicable Issuer(s) will, subject to Section 2.15(e), pay to such Holder such additional amount or amounts as will compensate such Holder for such additional costs incurred or reduction suffered; provided that such Issuer(s) shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Holder becomes a party hereto, (y) such Holder invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, the relevant circumstances are not generally affecting the banking market.

(b) If any Holder determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Holder’s capital or on the capital of such Holder’s holding company, if any, as a consequence of this Agreement or the Notes purchased by such Holder to a level below that which such Holder or such Holder’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.17 (taking into consideration such Holder’s policies and the policies of such Holder’s holding company with respect to liquidity and capital adequacy), then within 30 days of receipt by the Issuer of the certificate contemplated by paragraph (c) of this Section 2.15 the applicable Issuer(s) will pay to such Holder such additional amount or amounts as will compensate such Holder or such Holder’s holding company for any such reduction suffered.

(c) A certificate of a Holder setting forth the amount or amounts necessary to compensate such Holder or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Holder is generally charging such amounts to similarly situated issuer shall be delivered to the Issuer and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Holder to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Holder’s right to demand such compensation; provided that the applicable Issuer(s) shall not be required to compensate a Holder pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Holder notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of such Holder’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Section 2.15(a) does not apply to the extent that any Increased Cost is (a) attributable to a U.K. Tax Deduction required by law to be made by a U.K. Issuer; or (b) solely in the case of any Note made to a U.K. Issuer, compensated for by Section 2.17(c) (or would have been compensated for under Section 2.17(c) but was not so compensated solely because any of the exclusions in Section 2.17(c) applied).

Section 2.16 Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any SOFR Note other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any SOFR Note on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any SOFR Note of any Holder other than on the last day of the Interest Period applicable thereto as a result of a request by the Issuer pursuant to Section 2.19, then, in any such event, the applicable Issuer(s) shall compensate each Holder for the loss, cost and expense incurred by such Holder that is attributable to such event (other than loss of profit. In the case of a SOFR Note, the loss, cost or expense of any Holder shall be the amount reasonably determined by such Holder to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Note had such event not occurred, at the SOFR that would have been applicable to such Note, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Note), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Holder would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Holder setting forth any amount or amounts that such Holder is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined shall be delivered to the Issuer and shall be conclusive absent manifest error. The applicable Issuer(s) shall pay such Holder the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Note Party under any Notes Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then (X) in the case of any deduction or withholding on account of Tax (i) if the Tax is an Indemnified Tax the amount payable by the applicable Note Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Holder, or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deduction or withholding and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (Y) in the case of any deduction or withholding on account of U.K. Tax, the amount of the payment due from the relevant Note Party shall be increased to an amount which (after making any U.K. Tax Deduction) leaves an amount equal to the payment which would have been due if no U.K. Tax Deduction had been required. If at any time any applicable withholding agent is required by applicable Requirements of Law to make any deduction or withholding from any amount payable under any Notes Document, the Issuer shall promptly notify the relevant Holder and the Administrative Agent upon any Responsible Officer becoming aware of the same.

(b) In addition, the Note Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Each Note Party shall jointly and severally indemnify the Administrative Agent, and each Holder within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by the Administrative Agent or such Holder, as applicable, or required to be withheld or deducted from any payment by or any payment on account of any obligation of any Note Party hereunder to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Holder (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Holder, shall be conclusive absent manifest error.

(d) Each Holder shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Notes Document that is attributable to such Holder (but only to the extent that no Note Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Note Parties to do so), (ii) any Taxes attributable to such Holder’s failure to comply with the provisions of Section 9.05(c)(ii) relating to the maintenance of a Participant

Register and (iii) any Excluded Taxes attributable to such Holder, in each case, that are payable or paid by the Administrative Agent in connection with any Notes Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Holder by the Administrative Agent shall be conclusive absent manifest error. Each Holder hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Holder under any Notes Document or otherwise payable by the Administrative Agent to any Holder under any Notes Document or otherwise payable by the Administrative Agent to any Holder from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Note Party to a Governmental Authority, such Note Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) [Reserved]

(g) Without prejudice to the obligations of a Note Party to make increased payments pursuant to Section 2.17(a), where a relevant Note Party is required to make a deduction or withholding on account of Tax that is a U.K. Tax Deduction, that relevant Note Party shall make that U.K. Tax Deduction and any payment required in connection with that U.K. Tax Deduction within the time allowed and in the minimum amount required by applicable Requirements of Law.

(h) Within thirty (30) days of making either a U.K. Tax Deduction or any payment required in connection with that U.K. Tax Deduction, the relevant Note Party making that U.K. Tax Deduction shall deliver to the Administrative Agent for the Holder entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Holder that the U.K. Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Governmental Authority.

(i) [Reserved]

(j) [Reserved]

(k) Status of Holders.

(i) Any Holder that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Notes Document shall deliver to the applicable Issuer and the Administrative Agent, at the time or times reasonably requested by such Issuer or the Administrative Agent, such properly completed and executed documentation as such Issuer or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Holder, if reasonably requested by any applicable Issuer or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by such Issuer or the Administrative Agent as will enable such Issuer or the Administrative Agent to determine whether or not such Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.17(k)(ii)) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.

(ii) Without limiting the generality of the foregoing, if the applicable Issuer is a “United States person” within the meaning of Section 7701(a)(30) of the Code:

(A) each Holder that is not a Foreign Holder shall deliver to the applicable Issuer and the Administrative Agent on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of such Issuer or the Administrative Agent), two executed original copies of IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;

(B) each Foreign Holder shall deliver to the applicable Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of such Issuer or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Notes Document, executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Notes Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed original copies of IRS Form W-8ECI;

(3) in the case of any Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any applicable Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any applicable Issuer as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent any Foreign Holder is not the beneficial owner, executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C) each Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the applicable Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of such Issuer or the Administrative Agent), executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit such Issuer or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Holder under any Notes Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the applicable Issuer and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by such Issuer or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Administrative Agent as may be necessary for such Issuer and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Holder has complied with such Holder’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Issuer and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(k), no Holder shall be required to provide any documentation that such Holder is not legally eligible to deliver.

(l) If the Administrative Agent or any Holder determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay over an amount equal to such refund to such Note Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Note Party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Holder (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Note Party, upon the request of such Holder or the Administrative Agent, agrees to repay the amount paid over to such Holder or the Administrative Agent (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Holder or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (l), in no event shall the Administrative Agent or any Holder be required to pay any amount to a Note Party pursuant to this paragraph (l) to the extent that the payment thereof would place the Administrative Agent or such Holder in a less favorable net after-Tax position than the position that the Administrative Agent or such Holder would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Holder to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the relevant Note Party or any other Person.

(m) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Holder, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Notes Document.

(n) [Reserved]

(o) Tax Credit. If a Note Party makes an increased payment pursuant to Section 2.17(a) in respect of a U.K. Tax Deduction and the relevant Holder determines that:

(i) a Tax Credit is attributable to that increased payment or to the relevant U.K. Tax Deduction in consequence of which that increased payment was required; and

(ii) that Holder has obtained and utilized that Tax Credit,

the Holder shall pay an amount to the relevant Note Party which that Holder determines will leave that Holder (after that payment) in the same after-Tax position as it would have been in had the increased payment under Section 2.17(a) not been required to be made by the relevant Note Party, provided that the amount required to be paid by the Holder pursuant hereto shall not exceed the amount of the Tax Credit obtained and utilized.

(p) VAT.

(i) All amounts expressed to be payable under a Notes Document by any party to the Administrative Agent, a Holder which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to Section 2.17(p)(ii) below, if VAT is or becomes chargeable on any supply made by the Administrative Agent, the relevant a Holder to any party under a Notes Document and the Administrative Agent, the relevant Holder is required to account to the relevant tax authority for the VAT, that party must pay to the Administrative Agent or the relevant Holder (as applicable and in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Administrative Agent or the relevant Holder must promptly provide an appropriate VAT invoice to that party).

(ii) If VAT is or becomes chargeable on any supply made by the Administrative Agent or a Holder (the “Supplier”) to any of the Administrative Agent or a Holder (the “Recipient”) under a Notes Document, and any party (the “Relevant Party”) is required by the terms of any Notes Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Section 2.17(p)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Notes Document requires a party to reimburse or indemnify the Administrative Agent or a Holder for any cost or expense, that party shall reimburse or indemnify (as the case may be) the Administrative Agent, the relevant Holder for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Administrative Agent or the relevant Holder reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.17(p) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by the Administrative Agent or a Holder to any party under a Notes Document, if reasonably requested by the Administrative Agent or the relevant Holder (as applicable), that party must promptly provide the Administrative Agent or the relevant Holder with details of that party’s VAT registration and such other information as is reasonably requested in connection with the Administrative Agent’s or the relevant Holder’s VAT reporting requirements in relation to such supply.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, each Issuer shall make each payment required to be made by it hereunder (whether of principal, interest (except for principal of and interest on Variable Notes denominated in an Alternative Currency), fees or reimbursement of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Notes Document (or, if no time is expressly required, by 2:00 p.m., Local Time) and, in the case of any payment of principal of or interest on Variable Notes denominated in an Alternative Currency, prior to the Applicable Time, in each case, on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Note Issuance (with such term including, solely for purposes of this sentence, the making of any Term Note) was made and (ii) to the Administrative Agent to the applicable account designated to the Issuer by the Administrative Agent. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Holder agrees that in computing such Holder’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Holder’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including accrued interest) hereunder shall be made in Dollars (or, in the case of Variable Notes denominated in an Alternative Currency, in the applicable Alternative Currency unless (and then to the extent) a payment in Dollars is required under this Agreement). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. Notwithstanding the foregoing provisions of this Section 2.18(a), if, after the making of any Note Issuance (with such term including, solely for purposes of this sentence, the making of any Term Note) in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Note Issuance was made (the “Original Currency”) no longer exists or the respective Issuer is not able to make payment to the Administrative Agent for the account of the applicable Holders in such Original Currency, then all payments to be made by the respective Issuer hereunder in such currency shall instead be made when due in Dollars or in another Alternative Currency reasonably agreed between the Issuer and the Administrative Agent in an amount equal to the Dollar Equivalent or Alternative Currency Equivalent (as of the date of repayment), as applicable, of such payment due, it being the intention of the parties hereto that the respective Issuer takes all risks of the imposition of any such currency control or exchange regulations.

(b) Subject to any Permitted Pari Passu Intercreditor Agreement, proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Notes have been accelerated hereunder pursuant to Section 7.01 shall, upon election by the Administrative Agent or at the direction of the Required Holders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent or any Receiver in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Notes Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Notes Document on behalf of any Note Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Document, second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution), third, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Issuer constituting Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution (with such calculation to be made using the Dollar Equivalent (as of the date of determination) of any such Secured Obligations denominated in a currency other than Dollars), to the payment in full of the Secured Obligations.

(c) If any Holder obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Notes of any Class held by it resulting in such Holder receiving payment of a greater proportion of the aggregate amount of its Notes of such Class and accrued interest thereon than the proportion received by any other Holder with Notes of such Class, then the Holder receiving such greater proportion shall purchase (for Cash at face value) participations in the Notes of such Class of other Holders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Holders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Issuer pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Holder as consideration for the assignment of or sale of a participation in any of its Notes or Commitments to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). Each Issuer consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Holder acquiring a participation pursuant to the foregoing arrangements may exercise against such Issuer rights of set-off and counterclaim with respect to such participation as fully as if such Holder were a direct creditor of such Issuer in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Holders following any such purchases or repayments. Each Holder that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Holder were the original owner of the Obligations purchased.

(d) Unless the Administrative Agent has received notice from the Issuer prior to the date on which any payment is due to the Administrative Agent for the account of any Holder hereunder that the applicable Issuer will not make such payment, the Administrative Agent may assume that such Issuer has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Holder the amount due. In such event, if the applicable Issuer has not in fact made such payment, then each Holder severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Holder with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including, without limitation, the Overnight Foreign Currency Rate in the case of Variable Notes denominated in an Alternative Currency).

(e) If any Holder fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Holder to satisfy such Holder’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Holders.

(a) If any Holder requests compensation under Section 2.15 or such Holder determines it can no longer make or maintain SOFR Notes pursuant to Section 2.20, or the Issuer is required to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 2.17, then such Holder shall use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Holder, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Holder to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Holder in any material respect. The Issuer hereby agree to pay all reasonable costs and expenses incurred by any Holder in connection with any such designation or assignment.

(b) If (i) any Holder requests compensation under Section 2.15 or such Holder determines it can no longer make or maintain SOFR Notes pursuant to Section 2.20, (ii) the Issuer is required to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 2.17, (iii) any Holder is a Defaulting Holder or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Holder”, “each Variable Note Holder” or “each Holder directly affected thereby” (or any other Class or group of Holders other than the Required Holders) with respect to which Required Holder or Required Variable Note Holder consent (or the consent of Holders holding notes or commitments of such Class or lesser group representing more than 50% of the sum of the total notes and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Holder does not consent to such amendment, waiver or consent (each such Holder described in this clause (iv), a “Non-Consenting Holder”), then the applicable Issuer may, at their sole expense and effort, upon notice from the Issuer to such Holder and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Note Commitments of such Holder, and repay all Obligations of such Issuer owing to such Holder relating to the applicable Notes and participations held by such Holder as of such termination date (provided that if, after giving effect such termination and repayment, the aggregate amount of the Variable Note Exposure exceeds the aggregate amount of the Variable Note Commitments then in effect, then the Issuer shall, not later than the next Business Day, prepay one or more Variable Note Borrowings in an amount necessary to eliminate such excess) or (y) replace such Holder by requiring such Holder to assign and delegate (and such Holder shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Holder, if any Holder accepts such assignment); provided that (A) such Holder shall have received payment of an amount equal to the outstanding principal amount of its Notes, in each case of such Class of Notes, Commitments and/or Additional Note Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Notes Document with respect to such Class of Notes, Commitments and/or Additional Note Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Holder (other than a Defaulting Holder) shall be required to make any such assignment and delegation, and the applicable Issuer may not repay the Obligations of such Holder or terminate its Commitments or Additional Note Commitments, if, prior thereto, as a result of a waiver by such Holder or otherwise, the circumstances entitling such Issuer to require such assignment and delegation cease to apply. Each Holder agrees that if it is replaced pursuant to this Section 2.19(b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Holder’s Notes are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Holder replaced pursuant to this Section 2.19(b) to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Holder hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Holder’s attorney-in-fact, with full authority in the place and stead of such Holder and in the name of such Holder, from time to time in the Administrative Agent’s discretion, with prior written notice to such Holder, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20 Illegality. If any Holder reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Holder or its applicable lending office to make, maintain or fund Notes whose interest is determined by reference to SOFR, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, Adjusted Term SOFR or Term SOFR, then, on notice thereof by such Holder to the Issuer through the Administrative Agent, (i) any obligation of such Holder to make or continue SOFR Notes in Dollars or to convert ABR Notes to SOFR Notes shall be suspended and (ii) if such notice asserts the illegality of such Holder making or maintaining ABR Notes the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Notes of such Holder, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Alternate Base Rate, in each case until such Holder notifies the Administrative Agent and the Issuer that the circumstances giving rise to such determination no longer exist (which notice such Holder agrees to give promptly). Upon receipt of such notice, (x) the applicable Issuer shall, upon demand from such Holder to the Issuer (with a copy to the Administrative Agent), in the case of any such SOFR Notes, prepay or convert all of such Holder’s SOFR Notes to ABR Notes (the interest rate on which ABR Notes of such Holder shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Holder may lawfully continue to maintain such SOFR Notes to such day, or immediately, if such Holder may not lawfully continue to maintain such SOFR Notes (in which case the applicable Issuer shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Holder determining or charging interest rates based upon SOFR, Adjusted Term SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Holder without reference to the SOFR, Adjusted Term SOFR or Term SOFR, as applicable, component thereof until the Administrative Agent is advised in writing by such Holder that it is no longer illegal for such Holder to determine or charge interest rates based upon SOFR, Adjusted Term SOFR or Term SOFR, as applicable. Upon any such prepayment or conversion, the applicable Issuer shall also pay accrued interest on the amount so prepaid or converted. Each Holder agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Holder, otherwise be materially disadvantageous to such Holder.

Section 2.21 Defaulting Holders. Notwithstanding any provision of this Agreement to the contrary, if any Holder becomes a Defaulting Holder, then the following provisions shall apply for so long as such Holder is a Defaulting Holder:

(a) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Holder pursuant to Section 2.12(a) and pursuant to any other provisions of this Agreement or other Notes Document.

(b) The Commitments and the Variable Note Exposure of such Defaulting Holder shall not be included in determining whether all Holders, each affected Holder, the Required Holders, the Required Variable Note Holders or such other number of Holders as may be required hereby or under any other Notes Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Holders or each affected Holder which affects such Defaulting Holder disproportionately and adversely relative to other affected Holders shall require the consent of such Defaulting Holder.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Holder (whether voluntary or mandatory, at maturity, pursuant to Section 2.10, Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Holder pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Issuer as follows: first, to the payment of any amounts owing by such Defaulting Holder to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists as the Issuer may request, to the funding of any Note in respect of which such Defaulting Holder has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Issuer may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Holder to fund Notes under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Holders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Holder against such Defaulting Holder as a result of such Defaulting Holder’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Issuer as a result of any judgment of a court of competent jurisdiction obtained by such Issuer against such Defaulting Holder as a result of such Defaulting Holder’s breach of its obligations under this Agreement; and fifth, to such Defaulting Holder or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Note in respect of which such Defaulting Holder has not fully funded its appropriate share and (y) such Note was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Notes of all non-Defaulting Holders on a pro rata basis prior to being applied to the payment of any Notes of such Defaulting Holder. Any payments, prepayments or other amounts paid or payable to any Defaulting Holder that are applied (or held) to pay amounts owed by any Defaulting Holder or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Holder, and each Holder irrevocably consents hereto.

(d) [Reserved].

(e) [Reserved].

(f) In the event that the Administrative Agent and the Issuer agree that any Defaulting Holder has adequately remedied all matters that caused such Holder to be a Defaulting Holder, then the Applicable Percentage of Aggregate Variable Note Exposure of the Variable Note Holders shall be readjusted to reflect the inclusion of such Holder’s Variable Note Commitment, and on such date such Variable Note Holder shall purchase at par such of the Variable Notes of the other Variable Note Holders or participations in Variable Notes as the Administrative Agent shall determine as are necessary in order for such Variable Note Holder to hold such Variable Notes or participations in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Holder has adequately remedied all matters that caused such Holder to be a Defaulting Holder, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while such Holder was a Defaulting Holder and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Holder to Holder will constitute a waiver or release of any claim of any party hereunder arising from such Holder’s having been a Defaulting Holder.

Section 2.22 Incremental Note Issuances.

(a) The Issuer may, at any time, on one or more occasions deliver a written request to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Holders) (an “Incremental Note Request”) to (i) add one or more new tranches of term facilities and/or increase the principal amount of any Class of Initial Term Notes or any Additional Term Notes by requesting new Term Note commitments to be added to such Notes (any such new tranche or increase, an “Incremental Term Note Facility” and any notes made pursuant to an Incremental Term Note Facility, “Incremental Term Notes”) and/or (ii) add one or more new tranches of variable note commitments and/or increase the Total Variable Note Commitment or any Additional Variable Note Commitment (any such new tranche or increase, an “Incremental Variable Note Facility” (and, together with any Incremental Term Note Facility, “Incremental Note Facilities”); and the notes thereunder, “Incremental Variable Notes” and, together with any Incremental Term Notes, “Incremental Notes”) in an aggregate principal amount not to exceed the Incremental Cap (such effective date of such Incremental Notes, the “Incremental Effective Date”); provided that:

(i) no Incremental Commitment may be less than $10,000,000,

(ii) except as separately agreed from time to time between the Issuer and any Holder, no Holder shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Holder,

(iii) no Incremental Note Facility or Incremental Note (or the creation, provision or implementation thereof) shall require the approval of any existing Holder other than in its capacity, if any, as a Holder providing all or part of any Incremental Note Facility or Incremental Note,

(iv) (A) except as otherwise provided herein, the terms of each Incremental Variable Note (other than any terms which are applicable only after the then-existing maturity date with respect to the Variable Note or any Additional Variable Note, as applicable, and other than as permitted under clause (v) below), will be no more favorable to the applicable Holders thereof than those applicable to the Variable Note or otherwise reasonably acceptable to the Administrative Agent (other than in the case of any Incremental Variable Note that is implemented by increasing the amount of then-existing Total Variable Note Commitments (rather than by implementing a new tranche of Variable Note Commitments), which shall have identical terms to such then-existing Total Variable Note Commitments) and (B) no Incremental Variable Note will mature earlier than the then-applicable Latest Variable Note Maturity Date or require any scheduled amortization or mandatory commitment reduction prior to such Maturity Date,

(v) the interest rate applicable to any Incremental Note Facility or Incremental Notes will be determined by the Issuer and the Holders providing such Incremental Note Facility or Incremental Notes; provided that (A) in the case of any Incremental Term Note Facility or Incremental Term Notes which rank pari passu with the Initial Term Notes (or any then-existing Incremental Term Notes which rank pari passu with the Initial Term Notes) in right of payment and with respect to security, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to such Initial Term Notes (or any then-existing Incremental Term Notes which rank pari passu with the Initial Term Notes) unless the interest rate margin with respect to such Term Notes is adjusted to be equal to the interest rate with respect to the relevant Incremental Term Note Facility or Incremental Term Notes, minus 0.50%; provided further that in determining the applicable interest rate under this clause (v)(A): (w) original issue discount or upfront fees paid by the Issuer (or any new Issuer in accordance with clause (xvi) below) in connection with any Class of Initial Term Notes or any Incremental Term Note Facility (based on a four-year average life to maturity), shall be included (it being acknowledged and agreed that the original issue discount or upfront fees paid in connection with any Class of Initial Term Notes shall not, for purposes of the clause (v), be affected by any subsequent Incremental Term Note Facility that is implemented by increasing the amount of such Class of Term Notes (rather than by implementing a new tranche of Initial Term Notes)), (x) any amendments to the Applicable Rate in respect of any Class of Initial Term Notes that became effective subsequent to the Closing Date but prior to the time of the addition of the relevant Incremental Term Note Facility or Incremental Term Notes shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees (regardless of whether such fees are paid to or shared in whole or in part with any Holder) paid or payable to the Administrative Agent (or their Affiliates) in their respective capacities as such in connection with any Initial Term Notes or any Incremental Term Note Facility

or to one or more arrangers (or their affiliates) in their capacities as such applicable to the relevant Incremental Term Note Facility or Incremental Term Notes and any other fees not paid to all relevant Holders generally shall be excluded and (z) if the relevant Incremental Term Note Facility or Incremental Term Notes include any Adjusted Term SOFR floor (or any equivalent floor) that is greater than the Floor, and such floor is greater than Adjusted Term SOFR applicable to such Initial Term Notes having an Interest Period of three months on the date of determination, the excess amount shall be equated to interest margin for determining the applicable interest rate, and (B) in the case of any Incremental Variable Note or Incremental Variable Notes which rank pari passu with any then existing Variable Note in right of payment and with respect to security, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the such existing Variable Note unless the interest rate margin with respect to such existing Variable Note is adjusted to be equal to the interest rate with respect to the relevant Incremental Variable Note or Incremental Variable Notes, minus 0.50%; provided further that in determining the applicable interest rate under this clause (v) (B): (w) original issue discount or upfront fees paid by the Issuer in connection with an existing Variable Note (based on a four-year average life to maturity), shall be included, (x) any amendments to the Applicable Rate in respect of the then existing Variable Note that became effective subsequent to the establishment of such Variable Note but prior to the time of the addition of the relevant Incremental Variable Note or Incremental Variable Notes shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees (regardless of whether such fees are paid to or shared in whole or in part with any Holder) paid or payable to the Administrative Agent (or their Affiliates) in their respective capacities as such in connection with such existing Variable Note or to one or more arrangers (or their affiliates) in their capacities as such applicable to the relevant Incremental Variable Note or Incremental Variable Notes and any other fees not paid to all relevant Holders generally shall be excluded and (z) if the relevant Incremental Variable Note or Incremental Variable Notes include any Adjusted Term SOFR floor (or any equivalent floor) that is greater than that applicable to any then existing Variable Note, and such floor is greater than Adjusted Term SOFR applicable to such existing Variable Note having an Interest Period of three months on the date of determination, the excess amount shall be equated to interest margin for determining the applicable interest rate.

(vi) the final maturity date with respect to any Incremental Note Facility shall be no earlier than the Latest Term Note Maturity Date at the time of the incurrence thereof,

(vii) the Weighted Average Life to Maturity of any Incremental Term Note Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing tranche(s) of Term Notes (without giving effect to any prepayments thereof),

(viii) (A) any Incremental Term Note Facility shall rank pari passu with any then-existing tranche of Term Notes in right of payment and may rank pari passu with or junior to any then-existing tranche of Term Notes with respect to security or may be unsecured (and to the extent the relevant Incremental Note Facility ranks pari passu with or is subordinated to the Term Notes in right of security or is unsecured and documented in a separate agreement to this Agreement) (it being acknowledged and agreed that any such Incremental Term Note Facility that is subordinated to the Term Notes in right of security shall be documented in a separate agreement to this Agreement, it shall be subject to a Permitted Pari Passu Intercreditor Agreement (in the case of an Incremental Note Facility that ranks pari passu with any then-existing tranche of Term Notes with respect to security) or a Permitted Junior Intercreditor Agreement (in the case of an Incremental Note Facility that ranks junior to any then-existing tranche of Term Notes with respect to security) and (B) no Incremental Note Facility may be (x) guaranteed by any Person which is not a Note Party (but need not be guaranteed by all such Persons) or (y) secured by any assets other than the Collateral (but need not be secured by all such assets),

(ix) (A) any prepayment (other than any scheduled amortization payment) of Incremental Term Notes that are pari passu with any then-existing Term Notes in right of payment and security shall be made on a pro rata basis with such existing Term Notes and (B) any prepayment (other than any scheduled amortization payment) of Incremental Term Notes that are subordinated to any then-existing Term Notes in right of payment or security shall be made on a junior basis with respect to such existing Term Notes (and all other then-existing Additional Term Notes requiring ratable prepayment), except, in the case of preceding clause (A); that the Issuer and the Holders providing the relevant Incremental Term Notes shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis),

(x) except as otherwise agreed by the Holders providing the relevant Incremental Note Facility in connection with any Limited Condition Acquisition (which shall be subject to Section 2.22(i)), no Event of Default shall exist immediately prior to or after giving effect to such incremental note facility,

(xi) except as otherwise agreed by the Holders providing the relevant Incremental Note Facility in connection with any Limited Condition Acquisition (which shall be subject to Section 2.22(i)), all representations and warranties set forth in Article 3 and in each other Notes Document shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the applicable closing date in respect of such Incremental Note Facility with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier day, in which case they shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date.

(xii) except as otherwise required or permitted in clauses (v) through (ix) above (and other than in the case of any Incremental Term Note Facility that is implemented by increasing the amount of then-existing Term Notes of any Class (rather than by implementing a new Class of Term Notes), which shall have substantially identical terms to such then-existing Class of Term Notes), all other terms of any Incremental Term Note Facility , if more favorable to the Holders thereof than the terms of the Initial Term Notes, shall be reasonably satisfactory to the Issuer and the Administrative Agent (it being understood that any terms which are not consistent with the terms of the Initial Term Notes and are applicable only after the then-existing Latest Term Note Maturity Date are deemed to be reasonably acceptable to the Administrative Agent),

(xiii) the proceeds of any Incremental Note Facility may be used for working capital and other general corporate purposes and any other use not prohibited by this Agreement,

(xiv) on the date of the making of any Incremental Term Notes that will be added to any Class of Initial Term Notes or Additional Term Notes, and notwithstanding anything to the contrary set forth in Section 2.08 or 2.13, such Incremental Term Notes shall be added to (and constitute a part of) each borrowing of outstanding Initial Term Notes or Additional Term Notes, as applicable, of the same Type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Holder providing such Incremental Term Notes will participate proportionately in each then outstanding borrowing of Initial Term Notes or Additional Term Notes, as applicable, of the same type with the same Interest Period of the respective Class;

(xv) at no time shall there be more than three separate Maturity Dates in effect with respect to the Variable Note and any existing Additional Variable Note at any time;

(xvi) (A) the Issuer or (subject to this inclusion of “collateral allocation mechanism” provisions reasonably satisfactory to the Administrative Agent) one or more Wholly-Owned Subsidiaries of the Issuer reasonably acceptable to the Administrative Agent shall be the issuer(s) under any Incremental Term Note Facility and, (B) the Issuer or (subject to this inclusion of “collateral allocation mechanism” provisions reasonably satisfactory to the Administrative Agent) one or more Wholly-Owned Subsidiaries of the Issuer reasonably acceptable to the Administrative Agent shall be the issuer(s) under any Incremental Variable Note; and

(xvii) the currency of any Incremental Note Facility shall be Dollars or, if agreed by all of the Holders or Additional Purchasers providing such Incremental Note Facility , an Alternative Currency.

(b) Incremental Commitments may be provided by any existing Holder, or by any other Holder (other than any Disqualified Institution) (any such other Holder being called an “Additional Purchaser”); provided that the Administrative Agent (and, in the case of any Incremental Variable Note) shall have consented (such consent not to be unreasonably withheld) to the relevant Additional Purchaser’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Notes to such Additional Purchaser; provided further that any Additional Purchaser that is an Affiliated Holder shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Holder by way of assignment.

(c) Each Holder or Additional Purchaser providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Issuer all such documentation (including an amendment to this Agreement or any other Notes Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment and/or the Incremental Notes thereunder. On the effective date of such Incremental Commitment, each such Additional Purchaser shall become a Holder for all purposes in connection with this Agreement.

(d) As a condition precedent to the effectiveness of any Incremental Note Facility or the making of any Incremental Notes, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Purchaser, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Purchaser, and the Administrative Agent and Holders shall have received all fees required to be paid in respect of such Incremental Note Facility or Incremental Notes and (iii) the Administrative Agent shall have received a certificate of the applicable Issuer signed by a Responsible Officer thereof:

(i) certifying and attaching a copy of the resolutions adopted by the governing body of the applicable Issuer approving or consenting to such Incremental Note Facility and/or Incremental Notes, and

(ii) to the extent applicable, certifying that the conditions set forth in clause (a)(x) and clause (a)(xi) above have been satisfied.

(e) Upon the implementation of any Incremental Variable Note pursuant to this Section 2.22:

(i) if such Incremental Variable Note is implemented by increasing the amount of then-existing Total Variable Note Commitments (rather than by implementing a new tranche of Variable Note Commitments), the existing Variable Note Holders of the applicable Class shall assign Variable Notes to certain other Variable Note Holders of such Class (including the Variable Note Holders providing the relevant Incremental Variable Note), and such other Variable Note Holders (including the Variable Note Holders providing the relevant Incremental Variable Note) shall purchase such Variable Notes, in each case to the extent necessary so that all of the Variable Note Holders of such Class participate in each outstanding Borrowing of Variable Notes pro rata on the basis of their respective Variable Note Commitments of such Class (after giving effect to any increase in the Variable Note Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment and sharing requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and

(ii) if such Incremental Variable Note is implemented pursuant to a request to add one or more new tranches of variable note commitments, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on the existing Variable Notes and such Incremental Variable Note, (B) repayments required upon the Maturity Date of the then-existing Variable Note and such Incremental Variable Note and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Incremental Variable Notes after the effective date of such Incremental Variable Note Commitments shall be made on a pro rata basis with the then-existing Variable Note and any other then outstanding Incremental Variable Note, (2) [reserved] and (3) the permanent repayment of Variable Notes with respect to, and termination of commitments under, such Incremental Variable Note shall be made on a pro rata basis with the then-existing Variable Note and any other then outstanding Incremental Variable Note, except that the Issuer shall be permitted to permanently repay and terminate commitments under such Incremental Variable Note on a greater than pro rata basis as compared with any other variable note with a later Maturity Date than such variable note.

(f) [Reserved].

(g) The Holders hereby irrevocably authorize the Administrative Agent to enter into such amendments to this Agreement and the other Notes Documents with the Issuer and/or any other applicable Note Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Notes or commitments increased or extended pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Issuer in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22. From and after each Incremental Effective Date, the Notes established pursuant to this Section 2.22 shall constitute Notes under, and shall be entitled to all the benefits afforded by, this Agreement and the other Notes Documents, and shall, without limiting the foregoing, benefit equally and ratably, on a pari passu basis, from the guarantees created by the Notes Documents.

(h) To the extent that any Incremental Term Notes are added to any then outstanding Class of Initial Term Notes or Additional Term Notes, as applicable, it is acknowledged that (i) the scheduled amortization payments set forth in Section 2.10 shall be adjusted to give effect to the increase in the relevant Class and (ii) the operation of clause (a)(xiv) above may result in such new Incremental Term Notes having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding SOFR Notes of the respective Class and which will end on the last day of such Interest Period).

(i) Limited Condition Acquisitions. Notwithstanding the foregoing provisions of this Section 2.22 or in any other provision of any Notes Document:

(i) if the proceeds of any Incremental Note Facility are intended to be applied to finance a Limited Condition Acquisition, the conditions precedent to the Issuer’s right to request such Incremental Note Facility for a Limited Condition Acquisition shall (so long as the requirements of Section 2.22(a) (other than clauses (x) and (xi) thereof) are met with respect to such Incremental Note Facility) be limited to the following: (a) on the date of the signing of the definitive acquisition agreement for such Limited Condition Acquisition (x) no Event of Default shall have occurred and be continuing (y) each of the representations and warranties contained in the Notes Documents shall be true and correct in all material respects (except (I) with respect to representations and warranties expressly made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (II) that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects); and (b) at the date of closing of such Limited Condition Acquisition and the funding of the applicable Incremental Note Facility, (A) no Event of Default under Section 7.01(a), (f) or (g) shall have occurred and be continuing, (B) the only representations and warranties the accuracy of which shall be a condition to funding such advance shall be the Specified Representations and the Specified Acquisition Agreement Representations, and

(ii) in the case of the incurrence of any indebtedness or liens or the making of any investments, restricted payments, prepayments of subordinated or junior debt, asset sales or fundamental changes or the designation of any restricted subsidiaries or unrestricted subsidiaries in connection with a Limited Condition Acquisition, at the Issuer’s option, the relevant ratios and baskets (other than those set forth in clause (a), (b), (c) and (d) of the definition of “Incremented Cap”) shall be determined, and any default or event of default blocker shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and, subject to the second proviso contained in this clause (ii), calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Issuer has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of any debt or liens, or the making of any investments, restricted payments, prepayments of subordinated, junior or unsecured debt, asset sales, fundamental changes or the designation of a restricted subsidiary or unrestricted subsidiary on or following such date and prior to the earlier of the date on which such acquisition is consummated or the definitive agreement for such acquisition is terminated, any such ratio shall, subject to the proviso below, be calculated on a pro forma basis assuming such acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have been consummated; provided that the consolidated net income (and any other financial defined term derived therefrom) shall not include any consolidated net income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

(j) This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23 Issuances of Notes and Variable Note Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Issuer to all Holders holding Notes of any Class with a like Maturity Date or commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Notes or commitments with a like Maturity Date) and on the same terms to each such Holder, the Issuer is hereby permitted from time to time to consummate transactions with any individual Holder who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Holder’s Notes and/or commitments and otherwise modify the terms of such Notes and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Notes and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Notes) (each, an “Extension”, and each group of Notes or commitments, as applicable, in each case as so extended, as well as the original Notes and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Notes shall constitute a separate tranche (and Class) of Notes from the tranche of Notes from which they were converted and any Extended Variable Note Commitments shall constitute a separate tranche (and Class) of variable note commitments from the tranche of variable note commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default under Section 7.01(a), (f) or (g) or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Holders, and no Default under Section 7.01(a), (f) or (g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;

(ii) except as to (x) interest rates, fees and final maturity (which shall, subject to clause (iv)(y) below, be determined by the Issuer and any Holder who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Variable Note Maturity Date (in each case, as of the date of such Extension), the commitment of any Variable Note Holder that agrees to an Extension (an “Extended Variable Note Commitment”; and the Notes thereunder, “Extended Variable Notes”), and the related outstandings, shall be a Variable Note Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Variable Note Holders) as the original Variable Note Commitments (and related outstandings) provided hereunder; provided that (I) to the extent any non-extended portion of the Variable Note and/or any Additional Variable Note then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Variable Notes after the effective date of such Extended Variable Note Commitments shall be made on a pro rata basis with such portion of the Variable Note and/or the relevant Additional Variable Note, as applicable and (2) the permanent repayment of Extended Variable Notes with respect to, and termination of commitments under, any such Extended Variable Note Commitment after the effective date of such Extended Variable Note Commitments shall be made on a pro rata basis with such portion(s) of the Variable Note and/or any Additional Variable Note, except that the Issuer shall be permitted to permanently repay and terminate commitments of any such Variable Note and/or Additional Variable Note on a greater than pro rata basis as compared with any other variable note with a later Maturity Date than such Variable Note and/or Additional Variable Note and (II) at no time shall there be more than three separate Classes of variable note commitments hereunder (including Variable Note Commitments, Incremental Variable Note Commitments, Extended Variable Note Commitments and Replacement Variable Notes);

(iii) except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv)(x), (v) and (vi), be determined by the Issuer and any Holder who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Term Note Maturity Date (in each case, as of the date of such Extension), the Term Notes of any Holder extended pursuant to any Extension (any such extended term Notes, the “Extended Term Notes”) shall have the same terms as the tranche of Term Notes subject to the relevant Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default that are applicable to any such tranche of Extended Term Notes, such provisions may be more favorable to the Holders of the applicable tranche of Extended Term Notes than those originally applicable to the tranche of Term Notes subject to the relevant Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of Term Notes subject to the relevant Extension Offer and each other Class of Term Notes hereunder;

(iv) (x) the final maturity date of any Extended Term Notes shall be no earlier than the then applicable Latest Term Note Maturity Date at the time of Extension and (y) no Extended Variable Note Commitments or Extended Variable Notes shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Variable Note Maturity Date;

(v) the Weighted Average Life to Maturity of any Extended Term Notes shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Notes extended thereby (or any other Extended Term Notes then outstanding);

(vi) any Extended Term Notes may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Initial Term Notes (and any Additional Term Notes then subject to ratable repayment requirements with respect to the Initial Term Notes), in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Notes or commitments, as the case may be, in respect of which Holders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Notes or commitments, as the case may be, offered to be extended by the Issuer pursuant to such Extension Offer, then the Notes or commitments, as the case may be, of such Holders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Holders have accepted such Extension Offer;

(viii) each Extension shall be in a minimum amount of $20,000,000;

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Issuer; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Holders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Issuer may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Issuer’s sole discretion and which may be waived by the Issuer) of Notes or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Holders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any tranche of Extended Term Notes and/or Extended Variable Note Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Notes Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Holder or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Holder agreeing to such Extension with respect to one or more of its Notes and/or commitments under any Class (or a portion thereof). All Extended Term Notes and Extended Variable Note Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Notes Documents that are secured by the Collateral and guaranteed on a pari passu basis in right of payment and with respect to security with all other applicable Secured Obligations under this Agreement and the other Notes Documents. The Holders hereby irrevocably authorize the Administrative Agent to enter into such amendments to this Agreement and the other Notes Documents with the applicable Issuer(s) and/or any other applicable Note Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Notes or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Issuer in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23.

(d) In connection with any Extension, the Issuer shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

Section 2.24 Representations of the Purchasers. By execution of this Agreement, each Purchaser represents as follows as of the Closing Date:

(a) such Purchaser has all requisite power and authority to enter into the Notes Documents to which it is a party, to purchase the Notes on the Closing Date and to carry out and perform its obligations under the Notes Documents to which it is a party and each such Notes Document to which it is a party constitutes a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the Legal Reservations;

(b) such Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more managed funds and not with a view to the distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s or their property shall at all times be and remain within such Purchaser’s or their control;

(c) such Purchaser understands and acknowledges that the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and in compliance with applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law;

(d) such Purchaser is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) acting for its own account or as a fiduciary or agent for others who are also “accredited investors”; and

(e) such Purchaser has received or had access to business and financial information of the Issuer and information regarding the Notes, and has had an opportunity to ask questions and received answers concerning the Issuer and the Notes, which has been sufficient for such Purchaser to make an informed decision regarding an investment in the Notes.

Section 2.25 AHYDO. Notwithstanding anything to the contrary set forth in this Agreement and the Notes Documents, if at the end of any accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth (5th) anniversary of the date on which a Note is issued, the amount of accrued but unpaid original issue discount and interest (as determined pursuant to the Code) exceeds the product of (x) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code and the regulations promulgated thereunder) and (y) the yield to maturity (interpreted in accordance with Section 163(i) of the Code (the “Maximum Amount”), then interest for such accrual period shall not be deferred and all accrued but unpaid interest and original issue discount (as determined by pursuant to the Code) as of the end of such accrual period shall be paid in an amount not less than the amount required to reduce the accrued but unpaid original issue discount at the end of such period to an amount less than the Maximum Amount (the “AHYDO Interest Payment”). No partial prepayment of the Notes pursuant to any other provision of this Agreement or the other Notes Documents shall alter the obligation of the Issuer to make payments provided for in this Section. For the avoidance of doubt and notwithstanding anything to the contrary herein, this Section shall be construed so as to require payments to be made in cash and at such times and in such amounts so as to cause the Notes to not be treated as having been issued with “significant original issue discount” within the meaning of Section 163(i)(2) pursuant to the Code.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the Closing Date, and thereafter on the dates and to the extent required pursuant to Section 4.02, each of Holdings and the Issuer hereby represent and warrant to the Administrative Agent and each of the Holders that:

Section 3.01 Organization; Powers. Holdings, each of the Note Parties and each of its Restricted Subsidiaries (a) is (i) duly organized or incorporated and validly existing and (ii) in good standing (to the extent such concept or an equivalent concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization or incorporation, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to the Issuer and clause (b) with respect to Holdings and the Note Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance of each of the Notes Documents are within Holdings’ and/or each applicable Note Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of Holdings and such Note Party. Each Notes Document to which Holdings and/or any Note Party is a party has been duly executed and delivered by Holdings and/or such Note Party and is a legal, valid and binding obligation of Holdings and/or such Note Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of the Notes Documents by Holdings and/or each Note Party party thereto and the performance by Holdings and/or such Note Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Note Party’s Organizational Documents or (ii) Requirements of Law applicable to Holdings and/or such Note Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any other material Contractual Obligation to which Holdings and/or such Note Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements described in Sections 4.01(c)(i) and (ii) (or if applicable, the financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable), present fairly, in all material respects, the financial position and results of operations and cash flows of ~~Indivior PLC~~the Applicable Reporting Company on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 4.01(c)(i) or Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b) Except as set forth in the Disclosure Documents, since December 31, 2023, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by the Issuer or any of their Restricted Subsidiaries.

(b) The Issuer and each of their Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) The Issuer and their Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (collectively, the “IP Rights”) used to conduct the businesses of the Issuer and their Restricted Subsidiaries as presently conducted without, to the knowledge of the Issuer, any infringement or misappropriation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened in writing against or affecting Holdings, the Issuer or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Issuer nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability or knows of any basis for any Environmental Liability of such Issuer or any of its Restricted Subsidiaries and (ii) no Issuer nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c) Neither the Issuer nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly operated real estate or Real Estate Facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Compliance with Laws. Each of Holdings, the Issuer and each of the Issuer’ Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. No Note Party, nor Holdings, is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes.

(a) Each of Holdings, the Issuer, and each of the Issuer’ Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the applicable Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) From and after the earlier of (i) the Quoted Eurobond Listing Date and (ii) December 31, 2024, the Notes are “quoted Eurobonds” for the purposes of section 882 ITA 2007 and within the meaning contained in section 987 ITA 2007.

Section 3.10 ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning ~~Indivior PLC~~any Parent Company, Holdings, the Issuer and the Issuer’ Restricted Subsidiaries and the Transactions and prepared by or on behalf of the Issuer or its subsidiaries or their respective representatives and made available to any Holder or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Issuer to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Issuer’ control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material).

(c) As of the Closing Date, the information included in any Beneficial Ownership Certification (if applicable) is true and correct in all respects.

Section 3.12 Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of indebtedness and obligations on the Closing Date in connection with this Agreement and the other Transactions, (i) the fair value of the assets of the Issuer and their Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Issuer and their Restricted Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Issuer and their Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Issuer and their Restricted Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Issuer and their Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Issuer and their Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

Section 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, (b) the type of entity of Holdings and each of its subsidiaries and (c) the jurisdiction of incorporation or organization thereof.

Section 3.14 Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Notes Documents, the Collateral Documents will, upon execution and delivery thereof in accordance with Section 4.01(a), Section 5.12 or Section 5.18 hereof (as applicable), create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Notes Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15 Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Issuer or any of their Restricted Subsidiaries pending or, to the knowledge of the Issuer or any of their Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Issuer and their Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

Section 3.16 Federal Reserve Regulations.

(a) On the Closing Date, not more than 25% of the value of the assets of Holdings, the Issuer and the Issuer’ Restricted Subsidiaries taken as a whole is represented by Margin Stock.

(b) None of the Issuer nor any of the Issuer’ Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, Regulation U or Regulation X.

Section 3.17 Use of Proceeds. Issuer will use the proceeds of any Borrowing on the Closing Date to fund the Refinancing and the Transaction Costs, and use the proceeds of any Borrowing on or after the Closing Date, for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments.

Section 3.18 Senior Debt. The Obligations constitute (a) “Senior Debt” (or the equivalent thereof) under the documentation governing or evidencing any Indebtedness in excess of the Threshold Amount of any Note Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Obligations and (b) “First Lien Debt” (or the equivalent thereof) under the documentation governing or evidencing any Indebtedness in excess of the Threshold Amount of any Note Party permitted to be incurred hereunder constituting Indebtedness that is secured by a Lien that is junior to the Liens securing the Obligations.

Section 3.19 Economic and Trade Sanctions and Anti-Corruption Laws.

(a) (i) None of Holdings, the Issuer nor any of the Issuer’ Restricted Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of any of the foregoing is (A) the subject of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department, the United Nations, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea Region of Ukraine); and (ii) no Issuer will directly or indirectly, use the proceeds of the Notes or lend, contribute, or otherwise make available such proceeds to any Person, for the purpose of financing the activities of or with any Person, or in any country or territory, that currently is, or whose government is, the subject of any Sanctions, except to the extent licensed or otherwise approved, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Notes or other Note Issuances, whether as Holder, advisor, investor or otherwise)

(b) To the extent applicable, each Note Party is in compliance in all material respects with (i) each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V), and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Note will be used, directly or, to the knowledge of the Issuer, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable anti-bribery law.

(d) The representations and undertakings in this Section 3.19 shall only be given by Intermediate Holding and the Issuer and shall, except in respect of the U.S. Co-Issuer, only apply for the benefit of any Holder or the Administrative Agent to the extent that giving, complying with or receiving the benefit of (as applicable) such representations and undertakings does not result in any violation of Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom.

Section 3.20 Center of Main Interests and Establishments.(a) For purposes of the COMI Regulation, the center of main interest (as that term is used in Article 3(1) of the COMI Regulation) of each Note Party whose Original Jurisdiction is a member state of the European Union is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the COMI Regulation) in any other jurisdiction.

Section 3.21 Pensions.Except in relation to any arrangement which provides only benefits on death which are wholly insured, no Parent Company nor any of its subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of a UK registered occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993).

Section 3.22 Luxembourg Regulatory Matters.

(a) Solely to the extent any Lux Note Party is a party to this Agreement, the head office (administration centrale) and (for the purposes of the COMI Regulation) the center of main interests (centre des intérets principaux) of each Lux Note Party in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg. No Lux Note Party carries out (a) any activity in the financial sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, as amended from time to time) or (b) any activity requiring the granting of a business license under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions. Each Lux Note Party complies with all requirements of the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended, and all related regulations. No Lux Note Party has filed and, to the best of its knowledge, no Person has filed a request with any competent court seeking that a Lux Note Party be declared subject to bankruptcy (faillite), general settlement or composition with creditors (concordat préventif de faillite) controlled management (gestion controlee), reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12, and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decision as to faillite, concordat or analogous procedures according to the COMI Regulation). The Lux Note Parties are not, and will not, as a result of their entry into the Notes Documents or the performance of its obligations thereunder, be in a state of cessation of payments (cessation des paiements), or be deemed to be in such state, and have not lost, and will not, as a result of their entry into the Notes Documents or the performance of their obligations thereunder, lose their creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and are not aware, or may be not reasonably be aware, of such circumstances. Each Lux Note Party is in compliance with any reporting requirements applicable to it pursuant to the to the Central Bank of Luxembourg regulation 2011/8 or Regulation (EU) N°648/2012 of the European Parliament and of the Council dated 4 July 2012 on OTC derivatives, central counterparties and trade repositories, except in each case referred to in (i)(b), (ii) and (v) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

ARTICLE 4

CONDITIONS

Section 4.01 Closing Date. The obligations of any Holder to make Notes shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Note Purchase Agreement and Notes Documents. The Administrative Agent (or its counsel) shall have received from each Note Party party thereto (i) a counterpart signed by each such Note Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Issuer has signed a counterpart) of (A) this Agreement, (B) the Note Guaranty and (C) any Promissory Note requested by a Holder at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Administrative Agent shall have received a customary written opinion of each of (i) Troutman Pepper Hamilton Sanders LLP, in its capacity as special counsel for Holdings, the Issuer and the Subsidiary Guarantors, (ii) McDermott, Will and Emery UK LLP in its capacity as English counsel for the Administrative Agent and the Holders and (iii) Maples and Calder (Ireland) LLP in its capacity as Irish counsel for the Administrative Agent and the Holders, in each case with respect to the Notes Documents described in clause (a) above, dated the Closing Date and addressed to the Administrative Agent and the Holders and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Financial Statements. The Administrative Agent shall have received (i) an audited consolidated balance sheet for each of the three most recent fiscal years and related audited consolidated statements of income, stockholders’ equity and cash flows of Indivior PLC and its Subsidiaries, for the three most recently completed fiscal years, in each case ended at least 90 days before the Closing Date; (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Indivior PLC and its subsidiaries, for each subsequent fiscal quarter ended at least 45 days before the Closing Date (other than any fiscal fourth quarter) after the most recent fiscal period for which audited financial statements have been provided pursuant to clause (i) hereof, in each case prepared in accordance with GAAP and (iii) detailed projected consolidated financial statements of Indivior PLC and its subsidiaries, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period.

(d) [Reserved.]

(e) Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent shall have received (A) a certificate of Holdings and each Note Party, dated the Closing Date and executed by a secretary, director, assistant secretary or other senior officer (as the case may be) thereof, which shall (1) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors (or if applicable, committee of the board of directors), board of managers, members and/or other governing body approving the terms of and authorizing the execution, delivery and performance of the Notes Documents to which it is a party and, in the case of the Issuer, the borrowings and other note issuances hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (2) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of Holdings or such Note Party authorized to sign the Notes Documents to which it is a party on the Closing Date and which it is required to execute pursuant to Section 5.16, (3) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or constitution or other equivalent thereof) of Holdings or such Note Party certified by the relevant authority of the jurisdiction of organization of Holdings or such Note Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (4) in the case of an English Note Party, confirm that the borrowing or guaranteeing or securing the borrowings and other note issuances contemplated by the Notes Documents would not cause any borrowing, guarantee, security or similar limit binding on such English Note Party to be exceeded, (B) a good standing (or equivalent) certificate as of a recent date for Holdings or such Note Party from its jurisdiction of organization (to the extent such concept, or an equivalent concept, exists in such jurisdiction) and (C) in the case of an Irish Note Party (1) a certificate regarding Section 82 and Section 239 of the Irish Companies Act and (2) certifying a copy of its register of members.

(f) Representations and Warranties. The representations and warranties set forth in Article III hereof or in the other Notes Documents shall be true and correct in all material respects on and as of the Closing Date; provided that in the case of any representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be.

(g) Fees. Prior to or substantially concurrently with the funding of the Initial Term Notes hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Issuer or any Affiliate thereof on the Closing Date pursuant to the Fee Letters and (ii) all expenses required to be paid by the Issuer for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Issuer may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Notes.

(h) No Default. On the Closing Date, no Event of Default is continuing or will result from the making of any Notes on such date.

(i) Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit M from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Issuer certifying as to the matters set forth therein (or, at the Issuer’s option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing in form and substance satisfactory to the Administrative Agent).

(j) Perfection Certificate. The Administrative Agent shall have received a duly completed Perfection Certificate dated the Closing Date and signed by the Issuer, together with all attachments contemplated thereby.

(k) Refinancing. The Administrative Agent shall have received evidence that the Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the initial Borrowing of Initial Term Notes under this Agreement.

(l) USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by any Holder that is party hereto on the Closing Date in writing with respect to any Note Party at least ten days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(m) [Reserved].

(n) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer or director of the Issuer certifying as of the Closing Date to the matters set forth in Section 4.01(f) and (h).

(o) Absence of Other Indebtedness. On the Closing Date, after giving effect to the initial borrowings under the Term Note Commitments, none of the Issuer or any of its subsidiaries shall have any third party Indebtedness for borrowed money other than (i) the Obligations, (ii) ordinary course capital leases, purchase money indebtedness, equipment financings and surety bonds and (iii) other indebtedness permitted by Section 6.01.

(p) Extensions of Credit Lawful. As at the date on which the initial borrowings under the Term Note Commitments are made, it is not unlawful in any applicable jurisdiction for a Holder to perform any of its obligations as contemplated herein or to fund or maintain its participation in any such advance.

(q) Dispositions. No Disposition of all or substantially all of the assets of Indivior PLC and its subsidiaries shall have occurred.

(r) [Reserved]

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Notes hereunder, the Administrative Agent and each Holder that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Holder, as the case may be.

Section 4.02 Each Note Issuance. After the Closing Date, the obligation of each Note Holder to make a Note Issuance (which, for the avoidance of doubt, shall not include any Incremental Notes advanced in connection with a Limited Condition Acquisition to the extent not otherwise required by the Holders of such Incremental Notes) is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b) The representations and warranties of the Note Parties set forth in this Agreement and the other Notes Documents shall be true and correct in all material respects on and as of the date of any such Note Issuance with the same effect as though such representations and warranties had been made on and as of the date of such Note Issuance; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period.

(c) At the time of and immediately after giving effect to the applicable Note Issuance, no Event of Default or Default exists.

Each Note Issuance after the Closing Date shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date that all the Variable Note Commitments and any Additional Note Commitments have expired or terminated and the principal of and interest on each Note and all fees, expenses and other amounts payable under any Notes Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), each of Holdings and each Issuer hereby covenants and agrees with the Administrative Agent and the Holders that:

Section 5.01 Financial Statements and Other Reports. The Issuer will deliver to the Administrative Agent for delivery to each Holder:

(a) Quarterly Financial Statements. Within 45 days (or 60 days in the case of the first Fiscal Quarter ending after the Closing Date) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending September 30, 2024, the consolidated balance sheet of ~~Indivior PLC~~the Applicable Reporting Company as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity, and cash flows of ~~Indivior PLC~~the Applicable Reporting Company for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification with respect thereto and a Narrative Report with respect thereto;

(b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year ending thereafter, (i) the consolidated balance sheet of ~~Indivior PLC~~the Applicable Reporting Company as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of ~~Indivior PLC~~the Applicable Reporting Company for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, (A) a report thereon of an independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification pertaining to the (x) maturity of any Notes occurring within 12 months of the relevant audit or any (y) anticipated or prospective breach of the financial covenants under this Agreement), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of ~~Indivior PLC~~the Applicable Reporting Company as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (B) a Narrative Report with respect to such Fiscal Year;

(c) Compliance Certificate. Together with each delivery of financial statements of ~~Indivior PLC~~the Applicable Reporting Company pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of (x) Excess Cash Flow of Holdings and its Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year ending December 31, 2025, (y) Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds received during the applicable period by or on behalf of the Issuer or any of the Restricted Subsidiaries subject to prepayment pursuant to Section 2.11(b), and the portion of such Net Proceeds that have been invested or are intended to be reinvested in accordance with Section 2.11(b)(ii) and (z) in the case of financial statements delivered pursuant to Sections 5.01(a) and 5.01(b), setting forth reasonably detailed calculations of Consolidated Total Assets, the Available Amount and the Available Excluded Contribution Amount as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate and (C) setting forth in reasonable detail calculations necessary for determining compliance with Section 6.14 and (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Issuer as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d) Notice of Change in Beneficial Ownership Information. Promptly upon any Responsible Officer of the Issuer obtaining knowledge of any change in the information provided in any Beneficial Ownership Certification (if applicable) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(e) Notice of Default. Promptly upon any Responsible Officer of the Issuer obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Issuer have taken, are taking and propose to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Issuer obtaining knowledge of (i) the institution of, or threat (in writing) of, any Adverse Proceeding not previously disclosed in writing by the Issuer to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from such Issuer (which shall be deemed to have been delivered to the extent such matters are described in the Disclosure Documents);

(g) ERISA. Promptly upon any Responsible Officer of the Issuer becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2025, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of ~~Indivior PLC’s~~the Applicable Reporting Company’s financial position and forecasted consolidated statements of income and cash flows of ~~Indivior PLC~~the Applicable Reporting Company for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based in a manner consistent with the level of detail provided in the Projections;

(i) Information Regarding Collateral. Prompt (and in any event, within 30 days of the relevant change) written notice of any change (i) in any Note Party’s legal name, (ii) in any Note Party’s type of organization, (iii) in any Note Party’s jurisdiction of organization or (iv) in any Note Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Note Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) Annual Collateral Verification. Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), a Perfection Certificate Supplement;

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Notes Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by ~~Indivior PLC or its~~the Applicable Reporting Company or the applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by ~~Indivior PLC or its~~the Applicable Reporting Company or the applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; and

(l) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings, the Issuer and their Restricted Subsidiaries or that for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act, the Beneficial Ownership Regulation (if applicable) or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which ~~Indivior PLC~~the Applicable Reporting Company or the Issuer (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of ~~Indivior PLC~~the Applicable Reporting Company on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Issuer shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents on the website of ~~Indivior PLC~~the Applicable Reporting Company (or its applicable subsidiary or any applicable Parent Company) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Issuer to the Administrative Agent for posting on behalf of the Issuer on Intralinks, SyndTrak or another relevant website, if any, to which each Holder and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by ~~Indivior PLC~~the Applicable Reporting Company or any applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (including, without limitation, the Financial Conduct Authority), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of ~~Indivior PLC~~any Applicable Reporting Company by furnishing (A) the applicable financial statements of ~~any Parent~~the Applicable Reporting Company ~~of Indivior PLC~~ or (B) ~~Indivior PLC’s~~the Applicable Reporting Company’s (or any other Parent Company’s), as applicable, Form 20-F, 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Issuer and their subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Issuer as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Each Issuer hereby acknowledges that (a) the Administrative Agent and/or the Administrative Agent will make available to the Holders materials and/or information provided by or on behalf of ~~Indivior PLC~~any Applicable Reporting Company and/or the Issuer hereunder (collectively, “Issuer Materials”) by posting Issuer Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Holders (each, a “Public Holder”) may have personnel who do not wish to receive material non-public information with respect to ~~Indivior PLC~~any Applicable Reporting Company, the Issuer or their respective subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Issuer hereby agrees that (w) all Issuer Materials that are to be made available to Public Holders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Issuer Materials “PUBLIC,” each Issuer shall be deemed to have authorized the Administrative Agent, the Administrative Agent and the Holders to treat such Issuer Materials as not containing any material non-public information with respect to ~~Indivior PLC~~any Applicable Reporting Company, each Issuer or their respective securities for purposes of U.S. Federal, state and foreign securities laws (provided, however, that to the extent such Issuer Materials constitute Information, they shall be treated as set forth in Section 9.13); (y) all Issuer Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Administrative Agent shall be entitled to treat the Issuer Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.02 Existence. Except as otherwise permitted under Section 6.07, each Issuer will, and each Issuer will cause each of Holdings and their Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of Holdings and the Issuer, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings, nor the Issuer nor any of the Issuer’ Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of Holdings and the Issuer), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Holders.

Section 5.03 Payment of Taxes. Each Issuer will, and each Issuer will cause each of their Restricted Subsidiaries to, pay all of its Tax liabilities; provided that no such Tax liability need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor, or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04 Maintenance of Properties. Each Issuer will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Issuer and their Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05 Insurance. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Issuer will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Issuer and their Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each Issuer will also maintain, or cause to be maintained, flood insurance coverage with respect to each Flood Hazard Property, in each case in compliance with the Flood Insurance Laws (where applicable). Each of the foregoing policies of insurance shall (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee thereunder and, to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06 Inspections. Each Issuer will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of such Issuer and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that such Issuer (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Holders may exercise the rights of the Administrative Agent and the Holders under this Section 5.06, (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of the Issuer; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Issuer at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Issuer nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Issuer or its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Holder (or any of their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07 Maintenance of Book and Records. Each Issuer will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Issuer and their Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08 Compliance with Laws. Each Issuer will, and will cause Holdings and each of their Restricted Subsidiaries to, comply with the requirements of (i) OFAC and the FCPA and (ii) all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, all Environmental Laws and the USA PATRIOT Act), except, in the case of clause (ii), to the extent the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.09 Environmental.

(a) Environmental Disclosure. Each Issuer will deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of such Issuer or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at the applicable Issuer’s real property or with respect to any Environmental Claims that, in each case might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by such Issuer or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by such Issuer or any of its Restricted Subsidiaries or any other Person of which such Issuer or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activity the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect and (C) discovery by such Issuer of any occurrence or condition on any real property adjoining or in the vicinity of any Real Estate Facility that reasonably could be expected to have a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by such Issuer or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by such Issuer or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to such Issuer or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether such Issuer or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by such Issuer or any of its Restricted Subsidiaries that could reasonably be expected to expose such Issuer or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by such Issuer or any of its Restricted Subsidiaries to modify current operations in a manner that could subject such Issuer or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Issuer will, and will cause each of its Restricted Subsidiaries to promptly take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Issuer or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Real Estate Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Issuer or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Designation of Subsidiaries. The Issuer may at any time after the Closing Date designate any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) the Issuer shall be in compliance with Section 6.14 calculated on a Pro Forma Basis after giving effect to such designation (and determined as of the most recently ended Test Period at or prior to such time), (iii) no Subsidiary previously designated as an Unrestricted Subsidiary may be re-designated as an Unrestricted Subsidiary, (iv) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Issuer or hold any Indebtedness of or any Lien on any property of the Issuer or its Restricted Subsidiaries, (v) no subsidiary may be designated as an Unrestricted Subsidiary hereunder if it is a Restricted Subsidiary that Guarantees (or is otherwise treated as a “restricted subsidiary” with respect to) any Incremental Facilities, Incremental Equivalent Debt or Indebtedness permitted under Section 6.01(q), 6.01(w) or 6.01(p) (to the extent relating to Indebtedness initially incurred or pursuant to any of the foregoing, and any subsequent permitted refinancing (or successive permitted refinancing) thereof), in each case above the Threshold Amount and (vi) no Note Party nor any of their Restricted Subsidiaries shall transfer, or grant any exclusive license in respect of, any Material Assets to any Unrestricted Subsidiary (with any such attempted transfer void ab initio). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Issuer’s equity interest therein as reasonably estimated by the Issuer (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06(x)) and the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the applicable Issuer’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary (or, if lower, the actual purchase price or consideration paid for such net assets) directly attributable to such Issuer’s equity therein at the time of such re-designation.

Section 5.11 Use of Proceeds. The Issuer shall use the proceeds of the initial Borrowing on the Closing Date to fund the Refinancing and the Transaction Costs, and use the proceeds of any Borrowing on or after the Closing Date, for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments. No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X.

Section 5.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that is an Immaterial Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree); the Issuer shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary), and each Note Party that is a holder of Capital Stock and/or Material Debt Instruments issued by such Restricted Subsidiary, in each case to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties.

(b) Within 90 days after (i) the Closing Date, with respect to the real property located at 8900 Capital Boulevard, Raleigh NC 27616, and (ii) the acquisition by any Note Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Issuer shall cause such Note Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”, it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Note Party under Section 5.12(a), such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Note Party under Section 5.12(a).

Notwithstanding anything to the contrary herein or in any other Notes Document, (i) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Note Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it reasonably determines, in consultation with the Issuer, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Holder hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents, (iii) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments), (iv) no Note Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, and notices shall not be required to be sent to account debtors or other contractual third parties, except (x) in the case of any Note Party not incorporated or organized in the U.S. or the U.K., in accordance with the Agreed Guarantee and Security Principles and (y) in all other cases, after the occurrence and continuation of an Event of Default; (v) in no event will the Collateral include any Excluded Assets, (vi) no action shall be required to perfect any Lien with respect to Letter-of-Credit Rights to the extent that a security interest therein cannot be perfected by filing a Form UCC-1 (or similar) financing statement or by execution and delivery by any Note Party of a fixed and floating charge or similar instrument providing for the creation of a security interest in all or substantially all of the assets of such Note Party under the laws of any applicable jurisdiction and (vii) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Holders of the security afforded thereby as reasonably determined by the Issuer and the Administrative Agent.

Notwithstanding anything to the contrary herein or in any other Notes Document, with respect to any Person not incorporated or organized in the U.S. or the United Kingdom, the requirements of this Section 5.12 shall be subject to the Agreed Guarantee and Security Principles.

Section 5.13 Holders Calls. At the reasonable request of the Required Holders, within fifteen (15) Business Days following such request, the Issuer shall hold a conference call each Fiscal Year with all Holders (except Affiliated Holders) who choose to attend such call during which the Issuer shall review the financial results of such Fiscal Year and such other financial or operational matters as the Required Holders may reasonably request in advance of such call; provided, that it is understood and agreed that such calls may include material non-public information with respect to ~~Indivior PLC~~any Applicable Reporting Company, the Issuer or their respective subsidiaries and any Public Holder shall cease to be a Public Holder to the extent it attends any such conference call.

Section 5.14 Center of Main Interests. Each Note Party whose Original Jurisdiction is a member state of the European Union as at the date it executes this Agreement or becomes a Note Party pursuant to Section 5.12 or Section 5.16, shall (a) take no action which would result in it changing its center of main interest (as that term is used in Article 3(1) of the COMI Regulation) from that of its Original Jurisdiction and (b) create no “establishment” (as that term is defined in Article 2(10) of the COMI Regulation in any other jurisdiction.

Section 5.15 Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12 (and in the case of any Note Party not incorporated or organized in the U.S. or the United Kingdom, subject to the Agreed Guarantee and Security Principles):

(a) The Issuer will, and will cause each other Note Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable law or which the Administrative Agent may request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Note Parties.

(b) The Issuer will, and will cause each other Note Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Section 5.16 Certain Post-Closing Events. The Issuer will, and will cause each other Note Party to complete each of the actions described on Schedule 5.16 by no later than the date set forth in Schedule 5.16 with respect to such action or such later date as the Administrative Agent may reasonably agree. All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Notes Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.16 within the time periods required by this Section 5.16, rather than as elsewhere provided in the Notes Documents).

Section 5.17 Pensions.

(a) Except in relation to any arrangement which provides benefits on death which are wholly insured, the Reckitt Benckiser Pension Fund, the London International Group UK Pension Scheme, the Scholl Pension Plan, and the Seton Healthcare Group plc Pension and Life Assurance Scheme, the Issuer shall ensure that no Parent Company or subsidiary thereof is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of any UK registered occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or, to the extent such connection or association has or may be likely to have a Material Adverse Effect, “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(b) Each Issuer shall immediately notify the Administrative Agent of (i) any investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice and (ii) the issue of a Financial Support Direction or a Contribution Notice to it, to any Parent Company or any subsidiary thereof.

Section 5.18 Financial Assistance. Each Note Party will comply (and will ensure that each Parent Company and each subsidiary thereof complies) in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions (including, in respect of any Note Party which is registered in Ireland, section 82 of the Companies Act 2014 of Ireland) including in relation to the execution of the Collateral Documents and payment of amounts due under this Agreement.

Section 5.19 Quoted Eurobond Listing.

From and after the earlier of (i) the Quoted Eurobond Listing Date and (ii) December 31, 2024, the Note Parties shall maintain the Quoted Eurobond Listing at all times during the term of this Agreement.

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date has occurred, each of Holdings and each Issuer (and, with respect to Section 6.15 only, Holdings only) covenants and agrees with the Holders that:

Section 6.01 Indebtedness. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Term Notes and any Additional Variable Notes);

(b) Indebtedness of the Issuer to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Issuer or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Note Party owing to a Note Party, such Indebtedness shall be permitted as an Investment by Section 6.06; provided further that any Indebtedness of any Note Party to any Restricted Subsidiary that is not a Note Party must be expressly subordinated to the Obligations of such Note Party on terms that are reasonably acceptable to the Administrative Agent (it being understood that the subordination provisions in the Global Intercompany Note are acceptable to the Administrative Agent);

(c) Indebtedness of the Issuer and/or any other Restricted Subsidiary in respect of letter of credit facilities and reimbursement obligations in respect thereof in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Issuer or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Issuer and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Issuer and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g) (i) guaranties by the Issuer and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by the Issuer and/or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Note Party of the obligations of any non-Note Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Issuer and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Note Parties; provided that the aggregate outstanding principal amount of such Indebtedness, taken together with all Investments made under clause (b)(ii)(A) of the definition of Permitted Acquisitions shall not exceed the greater of (i) $145,000,000 and (ii) 40.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(k) Indebtedness of the Issuer and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Issuer and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums in the ordinary course of business, (ii) take-or-pay obligations contained in supply arrangements in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of the Issuer and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets acquired in connection with the incurrence of such Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (i) $100,000,000 and (ii) 30.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(n) [Reserved];

(o) Indebtedness consisting of unsecured subordinated promissory notes in form and substance reasonably satisfactory to the Administrative Agent issued by the Issuer or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, Issuer or any subsidiary (or their respective Immediate Family Members) and not guaranteed by any Subsidiary of Holdings to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) each Issuer and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (q), (r), (u), (v), (w), (y) and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception under Section 6.01 pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02 and constitutes a utilization of the relevant basket or exception), (ii) other than in the case of Refinancing Indebtedness with respect to clause (i), (m) or (u), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Issuer), more favorable to the Holders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or any covenants or provisions which are then-current market terms for the applicable type of Indebtedness), (iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (u) and (y) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause (and such Refinancing Indebtedness shall be deemed to be outstanding under such clause for purposes of determining compliance therewith), (v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness is secured only by Permitted Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Issuer), taken as a whole, to the Holders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vi) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 6.01, as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists, (vii) in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness shall rank pari passu or junior in right of payment and shall be secured by all or portion of the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or shall be unsecured; provided that any such Indebtedness that ranks pari passu or junior with respect to the Collateral shall be subject to a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral (but need not be secured by all such assets), (C) if the Indebtedness being refinanced, refunded or replaced is guaranteed, it shall not be guaranteed by any Person other than a Note Party (but need not be guaranteed by all such Persons), (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement, (E) any such Indebtedness that ranks pari passu with the Initial Term Notes hereunder in right of payment and secured by all or a portion of the Collateral on a pari passu basis with respect to the Secured Obligations hereunder that are secured on a first lien basis may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Initial Term Notes (and any Additional Term Notes then subject to ratable repayment requirements), in each case as the applicable Issuer and the relevant Holder may agree and (F) the Indebtedness being refinanced, refunded or replaced shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith, shall be paid, in each case substantially concurrently with the issuance of such Refinancing Indebtedness and (viii) no Issuer nor any of its Restricted Subsidiaries may refinance any Indebtedness incurred by an Unrestricted Subsidiary pursuant to this clause;

(q) Indebtedness of any Person that becomes a Restricted Subsidiary for Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date in an aggregate amount not to exceed the greater of (i) $85,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended;

(r) so long as no Material Event of Default has occurred and is continuing, without duplication of clause (v) below, unsecured Indebtedness of the Issuer and/or Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Issuer (an “Excluded Debt Contribution”) from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Issuer or any of its Restricted Subsidiaries and (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder; provided, however, that such unsecured Indebtedness shall be incurred within 180 days after such issuance or cash contribution described in clauses (i) and (ii) above;

(s) Indebtedness of the Issuer and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) Indebtedness in connection with Permitted Securitization Financings in an aggregate principal amount not to exceed the greater of (i) $85,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended, in either case, at any one time outstanding;

(u) so long as no Material Event of Default has occurred and is continuing, Indebtedness of any Note Party in an aggregate outstanding principal amount not to exceed the greater of (i) $100,000,000 and (ii) 30.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended;

(v) so long as no Material Event of Default has occurred and is continuing, unsecured Indebtedness in an amount not to exceed the portion of the Available Excluded Contribution Amount on such date that the Issuer elect to apply to this clause 6.01(v) to the extent such amount has not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder; provided, however, that such unsecured Indebtedness shall be incurred within 180 days after receipt of the proceeds or contribution being designated as included with the Available Excluded Contribution Amount;

(w) [reserved];

(x) Indebtedness consisting of Replacement Term Notes or any Replacement Variable Note, in each case to the extent permitted under Section 9.02(c);

(y) Indebtedness of the Issuer and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) so long as no Material Event of Default has occurred and is continuing, secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred by the Issuer in lieu of Incremental Notes (such notes or loans, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent

Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Notes and Incremental Commitments provided pursuant to Section 2.22, shall not exceed the Incremental Cap, (ii) any Incremental Equivalent Debt shall be subject to clauses (vi), (vii), (ix) and (x) (except, in the case of clause (x), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) and (xvi)(A) of the proviso to Section 2.22(a), (iii) any Incremental Equivalent Debt that is secured shall be secured only by all or a portion of the Collateral and on a pari passu or junior basis with all or a portion of the Collateral securing the Secured Obligations (but need not be secured by all such assets), (iv) any Incremental Equivalent Debt that rank pari passu with the Initial Term Notes in right of payment and with respect to security shall be subject to the “MFN” provision in Section 2.22(a)(v) (the terms of which are incorporated into this clause (z), mutatis mutandis), (v) any Incremental Equivalent Debt that ranks pari passu in right of security with the Secured Obligations shall be subject to a Permitted Pari Passu Intercreditor Agreement; (vi) any Incremental Equivalent Debt that is secured by a lien that ranks junior in right of security to the Secured Obligations shall be subject to a Permitted Junior Intercreditor Agreement, (vii) any Incremental Equivalent Debt that is subordinated in right of payment shall be subject to subordination arrangements reasonably satisfactory to the Administrative Agent; (viii) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Note Party (but need not be guaranteed by all such Persons); (ix) except as otherwise required or permitted in clauses (i) through (viii) above, all other terms of any Incremental Equivalent Debt, if not the same as the terms of the Initial Term Notes, shall be reasonably satisfactory to the Issuer and the Administrative Agent (it being understood that any terms which are not consistent with the terms of the Initial Term Notes and are applicable only after the then-existing Latest Term Note Maturity Date are deemed to be reasonably acceptable to the Administrative Agent);

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Issuer and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness of the Issuer and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Issuer and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(cc) [reserved];

(dd) [reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Issuer and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) to the extent constituting Indebtedness and without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Issuer and/or any Restricted Subsidiary hereunder; and

(gg) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.

Notwithstanding anything contained herein to the contrary, no Note Party shall be permitted to create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness that is, from or of, either (a) a Non-Note Party or (b) an Unrestricted Subsidiary (such creation, incurrence, assumption or guaranty being referred to as “Non-Note Party Indebtedness of Note Parties”), in each case, to the extent that the structuring of any claims with respect to any Indebtedness created, assumed, incurred or guaranteed by such Note Parties, together with any Non-Note Party Indebtedness of Note Parties, could reasonably be expected to result in two or more bankruptcy claims against the same Note Party or a double claim for direct and indirect obligations against the same Note Party, arising from one transaction or series of transactions relating to the same underlying Non-Note Party Indebtedness of Note Parties.

Notwithstanding anything to the contrary set forth herein, this Section 6.01 is subject to the provisions set forth in Section 1.03(b).

Section 6.02 Liens. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations created pursuant to the Notes Documents;

(b) Liens for Taxes which are (i) for amounts not yet overdue for more than 30 days or (ii) being contested in accordance with Section 5.03(a);

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Issuer and their subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Issuer and/or their Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Issuer and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (q), (u), (v), (w) and (z), in each case, so long as such Indebtedness is secured by Liens permitted under this Section 6.02 (other than this clause (k)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced, (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or the intercreditor arrangements governing the relevant refinancing Indebtedness shall be otherwise reasonably acceptable to the Administrative Agent and (iii) any such Liens shall count towards any basket pursuant to which the applicable refinanced Lien was justified when originally incurred;

(l) Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) Liens securing Indebtedness incurred pursuant to Section 6.01(q); provided that, with respect to any such Liens on all or any portion of the Collateral, such Liens shall rank pari passu with, or junior to, the Liens securing the Secured Obligations pursuant to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable; provided, further, that with respect to Liens securing Indebtedness of Persons that become, or Indebtedness assumed by, a Restricted Subsidiary, no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock;

(p) Liens (i) that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Issuer and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Issuer and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business and (ii) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Note Parties (other than Capital Stock owned directly by any Note Party) securing Indebtedness of Restricted Subsidiaries that are not Note Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Issuer and/or its Restricted Subsidiaries;

(s) Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12(b) with respect to any Material Real Estate Asset and any replacement, extension or renewal of any such Lien; provided that (i) no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof) and (ii) such Liens do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Issuer and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(t) Liens securing Indebtedness incurred pursuant to Section 6.01(z), so long as the conditions described therein are satisfied;

(u) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $100,000,000 and (ii) 30.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended;

(v) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Issuer and their Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(d), (e), (g)(iii), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(aa) Liens (i) in favor of any Note Party and/or (ii) granted by any non-Note Party in favor of any Restricted Subsidiary that is not a Note Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens on cash collateral securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f), in each case, to the extent such obligations do not constitute Secured Obligations;

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on cash or Cash Equivalents arising in connection with the permitted defeasance, discharge or redemption of Indebtedness;

(gg) Liens evidenced by the filing of UCC financing statements relating to factoring or similar arrangements entered into in the ordinary course of business;

(hh) Liens in respect of Permitted Securitization Financings that extend only to Securitization Assets;

(ii) Liens securing Indebtedness permitted pursuant to Section 6.01(c);

(jj) Liens securing Indebtedness incurred in reliance on Section 6.01(w) so long as the condition described in clause (A) or clause (B), as applicable, of Section 6.01(w) has been satisfied, in each case, provided that no Lien shall be permitted to be created over any Material Asset other than pursuant to a Collateral Document to secure the Secured Obligations or any Indebtedness incurred in accordance with Section 6.01(x) or (z).

Notwithstanding anything to the contrary set forth herein, this Section 6.02 is subject to the provisions set forth in Section 1.03(b).

Section 6.03 No Further Negative Pledges. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations (each, a “Negative Pledge”), except with respect to:

(a) specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(d) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Issuer or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(e) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(f) any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(g) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, in each case, with respect to Restricted Subsidiaries that are not Wholly-Owned Subsidiaries of the Issuer, that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(h) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(i) restrictions set forth in documents which exist on the Closing Date (other than, following the Closing Date, documents related to the Existing Credit Agreement);

(j) restrictions set forth in any Notes Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(k) restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Note Party; and

(l) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Issuer, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, in each case, provided that no Negative Pledge shall be permitted to be created over any Material Asset other than pursuant to a Collateral Document to secure the Secured Obligations or pursuant to the terms of any Indebtedness incurred in accordance with Section 6.01(x) or (z).

Section 6.04 Restricted Payments; Certain Payments of Indebtedness.

(a) No Issuer shall pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Issuer may make Restricted Payments to the extent necessary to permit any Parent Company (and so long as such amounts are promptly applied by such Parent Company):

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and their subsidiaries)

(B) to make Permitted Tax Distributions;

(C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or their subsidiaries), the Issuer and their subsidiaries;

(D) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries), the Issuer and its subsidiaries;

(E) pay (x) fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) relating to the Issuer and its Restricted Subsidiaries and (y) Public Company Costs;

(F) to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Issuer or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Issuer or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by such Issuer or the relevant Restricted Subsidiary);

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Issuer and/or their subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose; and

(H) to pay costs, expenses and fees associated with litigation or governmental proceedings, investigations or inquires, in each case to the extent such costs, expenses and fees are attributable and reasonably allocated to the operations of the Issuer and/or their subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

provided, that with respect to Restricted Payments under clauses (A), (B), (C), (D), (G) and (H) above, such Restricted Payments that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more cash distributions, advances or loans to the Issuer or any of its Restricted Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such Restricted Payment or (y) the amount of any such Restricted Payment made by the Issuer on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(ii) the Issuer may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Issuer or any subsidiary:

(A) in exchange for promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed $20,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) with the proceeds of any sale or issuance of the Capital Stock of the Issuer or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Issuer or any Restricted Subsidiary);

(C) with the net proceeds of any key-man life insurance policies; or

(D) with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), $20,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) so long as no Event of Default then exists or would result therefrom, the Issuer may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that such Issuer elects to apply to this clause (iii)(A) plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that such Issuer elects to apply to this clause (iii)(B) to the extent such amount has not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder; provided that, in the case of clause (A) above, the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 1.00:1.00;

(iv) the Issuer may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Issuer, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Issuer may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi) so long as no Event of Default exists or would result therefrom, the Issuer may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement, dividends or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary in an amount not to exceed per annum the greater of (x) $30,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year and (y) 6.0% of the market capitalization of ~~Indivior PLC~~the Applicable Reporting Company measured at the time of each such Restricted Payment;

(vii) the Issuer may make Restricted Payments to any other Issuer;

(viii) the Issuer may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Issuer and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Issuer or any Parent Company to the extent any such proceeds are contributed to the capital of the Issuer and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Issuer may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)) and Section 6.07 (other than Section 6.07(g));

(x) the Issuer may make other Restricted Payments in an aggregate amount not to exceed the greater of (i) $42,500,000 and (ii) 12.5% of Consolidated Adjusted EBITDA for the Test Period then most recently ended, so long as no Event of Default shall have occurred and be continuing or shall result therefrom;

(xi) the Issuer may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;

(xii) the Issuer may make Restricted Payments in an aggregate amount not to exceed $100,000,000 during the term of this Agreement to allow ~~Indivior PLC~~the Applicable Reporting Company to repurchase, redeem and/or retire Capital Stock of ~~Indivior PLC~~the Applicable Reporting Company from time to time, so long as no Event of Default shall have occurred and be continuing or shall result therefrom; and

(xiii) other Restricted Payments in an unlimited amount; provided that (i) no Event of Default then exists or would result therefrom and (ii) the Total Leverage Ratio would be at least 0.50:1.00 on a Pro Forma Basis.

For the avoidance of doubt, Holdings may make Restricted Payments with the proceeds of any Restricted Payment permitted hereunder.

Notwithstanding anything herein to the contrary, the only baskets available for Investments made in, or Dispositions or Restricted Payments to, Unrestricted Subsidiaries and their respective Subsidiaries and designations of Unrestricted Subsidiaries shall be Section 6.06(x) (it being understood, for the avoidance of doubt, that the amount of any such Investment shall be measured solely as of the date of any designation of such Unrestricted Subsidiary or any additional Investment therein, as applicable).

Notwithstanding anything to the contrary set forth herein, this Section 6.04(a) is subject to the provisions set forth in Section 1.03(b).

(b) Neither Holdings nor the Issuer shall, nor shall they permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any unsecured Indebtedness or Junior Indebtedness (such Indebtedness under clauses (x), (y) and (z), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, the substantially concurrent incurrence of Refinancing Indebtedness permitted by Section 6.01(p);

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment;

(iii) payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv) [Reserved];

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Issuer and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Issuer or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Issuer and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt to the extent that the incurrence of such additional Restricted Debt is permitted under Section 6.01; and

(vi) so long as no Event of Default exists or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Issuer elects to apply to this clause (vi)(A) plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Issuer elects to apply to this clause (vi)(B) to the extent such amount has not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder; provided that, in the case of clause (A) above, the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 1.00:1.00.

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein or in any other Notes Document, any document with respect to any Incremental Equivalent Debt and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, (so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation) no Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Issuer to pay dividends or other distributions to the Issuer or any Note Party, (ii) any Restricted Subsidiary to make cash loans or advances to the Issuer or any Note Party or to repay or prepay any Notes or advances made by any such Person or (iii) transfer any of its property or assets to the Issuer or any other Note Party, except:

(a) in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Note Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (n), (p) (as it relates to Indebtedness in respect of clauses (m), (n), (r), (u), (v), (q), (w) and/or (z) of Section 6.01), (q), (r), (u), (v), (w) and/or (z) of Section 6.01; provided that, in the case of Indebtedness permitted pursuant to clauses (r), (u), (v) or (p) (as it relates to Indebtedness permitted pursuant to clauses (r), (u) or (v)) of Section 6.01, such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of incurrence or issuance of such Indebtedness.

(b) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d) assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or all or a portion of the property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, in each case, with respect to Restricted Subsidiaries that are not Wholly-Owned Subsidiaries of the Issuer;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and not created in contemplation thereof;

(j) those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Holders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Issuer);

(k) those arising under or as a result of applicable law, rule, regulation or order or the terms of any governmental license, authorization, concession or permit;

(l) those arising in any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(m) those contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary; and

(n) those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Issuer, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06 Investments. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in any subsidiary, (ii) Investments made after the Closing Date among the Issuer and/or one or more Restricted Subsidiaries that are Note Parties, (iii) Investments made after the Closing Date by any Note Party in any Restricted Subsidiary that is not a Note Party in an aggregate outstanding amount not to exceed the greater of (A) $145,000,000 and (B) 40.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, (iv) Investments made by any Note Party and/or any Restricted Subsidiary that is not a Note Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Note Party so long as such Investment is not made in an Unrestricted Subsidiary; provided that, prior to such contribution or Disposition or series of transactions resulting in such contribution or Disposition, such Capital Stock was not owned directly by a Note Party and (v) Investments made by any Restricted Subsidiary that is not a Note Party in any Note Party;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers and/or (ii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (ii), to the extent necessary to maintain the ordinary course of supplies to the Issuer or any Restricted Subsidiary;

(d) [Reserved];

(e) (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Note Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions, so long as the consideration for such Investments shall be included for the purpose of calculating any amount available for Permitted Acquisitions pursuant to clause (b) of the proviso to the definition of “Permitted Acquisition”;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06 (in which case, such increase shall be required to be justified under one or more other exceptions to this Section 6.06);

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Issuer and its subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Issuer or a Restricted Subsidiary for the purchase of Qualified Capital Stock thereof;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04(b) and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries)), the Issuer and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Issuer or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Issuer or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation (it being acknowledged and agreed that the “grandfathering” of Investments pursuant to this clause (o)(i) is not intended to limit the application of clause (b) of the definition of “Permitted Acquisition” to existing Investments in non-Note Parties acquired pursuant to a Permitted Acquisition) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06 (in which case, such increase shall be required to be justified under one or more other exceptions to this Section 6.06);

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by the Issuer and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i) the greater of (x) $145,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that Investments made pursuant to this clause (q)(i) may not be made in any Unrestricted Subsidiary, plus

(ii) in the event that (A) the Issuer or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary otherwise permitted hereunder and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary, to the extent that such amount is not included in the calculation of the Available Amount;

(r) so long as no Event of Default then exists or would result therefrom, Investments made after the Closing Date by the Issuer and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that such Issuer elects to apply to this clause (r)(i) plus (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that such Issuer elects to apply to this clause (r)(ii) to the extent such amount has not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder; provided that, in the case of clause (r)(i) above, the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 2.00:1.00;

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Issuer and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) Investments made by any Restricted Subsidiary that is not a Note Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Note Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e) or Section 6.06(x));

(v) [reserved];

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) Investments made in connection with the creation, formation and/or acquisition of any joint venture or Unrestricted Subsidiary, or in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any joint venture or Unrestricted Subsidiary, in an aggregate outstanding amount not to exceed the greater of $72,500,000 and 20.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(y) Investments made in any joint venture existing on the Closing Date as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increases the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(z) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(aa) Investments in the Issuer, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons in the ordinary of course of business;

(cc) Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings; and

(dd) other Investments as long as (i) no Event of Default then exists or would result therefrom and (ii) the Total Leverage Ratio does not exceed, calculated on a Pro Forma Basis, would not exceed 1.50:1.00.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (with respect to any investment made other than in the form of cash or Cash Equivalents valued at the fair market value thereof (as reasonably determined by the Issuer in good faith) at the time of the making thereof), without adjustment for subsequent increases or decreases in the value of such Investment, less any amount repaid, returned, distributed or otherwise received in respect of any Investment.

Notwithstanding the foregoing, no Investment (w) of any Material Asset may be made by the Issuer or any Restricted Subsidiary to an Unrestricted Subsidiary, (x) shall be made in any Unrestricted Subsidiary except under Section 6.06(x) (it being understood, for the avoidance of doubt, that the amount of any such Investment shall be measured solely as of the date of any designation of such Unrestricted Subsidiary or any additional Investment therein, as applicable), (y) shall be made in any Non-Note Party except under the Non-Note Party Investment Baskets, and (z) other than with respect to any redesignation of an Unrestricted Subsidiary (which shall rebuild the baskets set forth above by up to the original amount of any such Investments in the applicable Unrestricted Subsidiary), there shall be no rebuilding of such baskets to the extent utilized for Investments in Unrestricted Subsidiaries or their respective Subsidiaries (including with proceeds received on account of any such transfer or returns on such Investments or otherwise) nor any reclassification of such Investments permitted in reliance on such baskets.

Notwithstanding anything to the contrary set forth herein, this Section 6.06 is subject to the provisions set forth in Section 1.03(b).

Section 6.07 Fundamental Changes; Disposition of Assets. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition, in a single transaction or in a series of related transactions, except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Issuer or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Issuer, such Issuer shall be the continuing or surviving Person and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock) among the Issuer and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Note Party to any Person that is not a Note Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof); provided, further, that any such Disposition by any Note Party (whether as a single transaction or any series of transactions) to any Non-Qualified Note Party of any intellectual property that, individually or in the aggregate, is material to the business of the Issuer and their Restricted Subsidiaries, taken as a whole, shall be treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clauses (b)(ii) or (j) thereof);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer, is not materially disadvantageous to the Holders and the Issuer or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Note Party that results in a distribution of assets to any Restricted Subsidiary that is not a Note Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06 (other than in reliance on clause (j) thereof); and (iii) any Restricted Subsidiary (other than the Issuer) may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Note Guaranty or Collateral, if any;

(d) (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Issuer, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of such Issuer) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-Back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $10,000,000 at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Issuer or any Restricted Subsidiary) of the Issuer or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Issuer and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Issuer or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of (i) $20,000,000 and (ii) 10.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof and any factoring or similar arrangement) or in connection with the collection or compromise thereof (other than in connection with a Permitted Securitization Financing);

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Issuer and their Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) Dispositions in connection with the Transactions;

(q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Issuer or any of their Restricted Subsidiaries or any of their respective businesses; provided that (i) the Net Proceeds received in connection with any such Disposition shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Issuer) for like property or assets; provided that (i) upon the consummation of any such exchange or swap by any Note Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii);

(s) the purchase and Disposition (including by capital contribution) of Securitization Assets including pursuant to Permitted Securitization Financings;

(t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Issuer or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer or their Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries so long as (i) no Default or Event of Default then exists or would result therefrom (ii) substantially all of the assets of such Unrestricted Subsidiary does not consist of Cash, Cash Equivalents and/or assets that were contributed and/or otherwise transferred to such Unrestricted Subsidiary by the Issuer or any Restricted Subsidiary in the form of one or more Investments and (iii) the fair market value of the Capital Stock in such Unrestricted Subsidiary does not exceed 10% of Consolidated Adjusted EBITDA as of the most recently ended Test Period;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Issuer and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirement of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize any Domestic Subsidiary in another jurisdiction in the U.S.;

(z) other Dispositions not in excess of the greater of (1) (i) $8,500,000 and (ii) 2.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended for any individual Disposition made under this clause (z) and (2) (i) $17,000,000 and (ii) 5.0% of Consolidated Adjusted EBITDA for the Test Period then most recently ended in the aggregate for all Dispositions made under this clause (z);

(aa) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(bb) [Reserved]; and

(cc) Dispositions contemplated on the Closing Date and described on Schedule 6.07.

Notwithstanding anything herein to the contrary, (x) the only baskets available for Investments made in, or Dispositions or Restricted Payments to, Unrestricted Subsidiaries and their respective Subsidiaries and designations of Unrestricted Subsidiaries shall be Section 6.06(x) (it being understood, for the avoidance of doubt, that the amount of any such Investment shall be measured solely as of the date of any designation of such Unrestricted Subsidiary or any additional Investment therein, as applicable) and (y) neither the Issuer nor any other Restricted Subsidiary shall sell, transfer, lease or otherwise dispose of any material Intellectual Property to any Unrestricted Subsidiary (with any such attempted transfer void ab initio).

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Note Party, such Collateral shall be sold free and clear of the Liens created by the Notes Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8.

Section 6.08 Sale and Lease-Back Transactions. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Issuer or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Issuer or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to any Person (other than the Issuer or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as the Net Proceeds of such Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and such Sale and Lease-Back Transaction is (A) permitted by Section 6.01(m) or (B)(1) made in exchange for cash consideration, (2) such Issuer or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of (i) $145,000,000 and (ii) 40.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

Section 6.09 Transactions with Affiliates. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their respective Affiliates on terms that are less favorable to such Issuer or such Restricted Subsidiary, as the case may be (as reasonably determined by the Issuer), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Issuer and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Issuer or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Issuer or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o), (bb) and (ee), 6.04 and 6.06(h), (m), (q), (t), (v), (x), (y), (z), (aa) and (cc) and (ii) issuances of Capital Stock not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Holders or (ii) more disadvantageous to the Holders than the relevant transaction in existence on the Closing Date;

(f) [Reserved];

(g) the Transactions, including the payment of Transaction Costs;

(h) customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Issuer in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) loans and other transactions among the Note Parties to the extent permitted under this Article 6;

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Issuer and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Issuer or its Restricted Subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Issuer and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of such Issuer or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights;

(n) [Reserved]; and

(o) any transaction in respect of which the Issuer delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of such Issuer from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to such Issuer or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10 Conduct of Business. From and after the Closing Date, no Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Issuer or any Restricted Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and, in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings and (b) such other lines of business to which the Required Holders may consent.

Section 6.11 Amendments or Waivers of Organizational Documents. No Issuer shall, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Holders (in their capacities as such) without obtaining the prior written consent of the Required Holders; provided that, for purposes of clarity, it is understood and agreed that the Issuer and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12 Amendments of or Waivers with Respect to Certain Debt. No Issuer shall, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing or evidencing the foregoing) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Holders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Junior Indebtedness, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13 Fiscal Year. The Issuer shall not change their Fiscal Year-end to a date other than December 31; provided, that, the Issuer may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Issuer to another date, in which case the Issuer and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14 Financial Covenants; Curative Equity.

(a) Total Leverage Ratio. The Issuer shall not permit the Total Leverage Ratio, measured as of the last day of each fiscal quarter, to be greater than the ratio set forth in the table below with respect to such fiscal quarter:

Fiscal Quarter	Ratio
ARTICLE 21December 31, 2024 through September 30, 2026	ARTICLE 223.00 to 1.00
ARTICLE 23December 31, 2026 and thereafter	ARTICLE 242.50 to 1.00

(b) Interest Coverage Ratio. The Issuer shall not permit the Interest Coverage Ratio, measured as of the last day of each fiscal quarter, to be less than 2.50 to 1.00.

(c) Curative Equity.

(i) Subject to the limitations set forth in Section 6.14(c)(ii), Issuer may cure (and will be deemed to have cured) an Event of Default arising out of a breach of any of the financial covenant set forth in Section 6.14(a) or (b) (each such financial covenant, a “Specified Financial Covenant”; each such Event of Default, a “Specified Financial Covenant Default”) if Issuer receive the cash proceeds of Curative Equity within 10 Business Days after the delivery of the Compliance Certificate (or the date such Compliance Certificate is required to be delivered) as to which the applicable Specified Financial Covenant is required to be reported for the applicable Computation Period pursuant to this Agreement.

(ii) Upon delivery of a certificate by Issuer to Administrative Agent certifying as to the amount of the proceeds of any Curative Equity and prepayment of the Term Notes in accordance with Section 2.11((b)(iv), then each applicable Specified Financial Covenant Default will be deemed cured with no further action required by the Required Holders. Before the date of the delivery of that certificate, any Specified Financial Covenant Default that has occurred and is continuing will be deemed to be continuing, and, as a result, the Holders will have no obligation to make additional notes or otherwise extend additional credit under this Agreement. If Issuer do not cure a Specified Financial Covenant Default as provided in this Section 6.14(c), then that Specified Financial Covenant Default will continue unless waived in writing by the Required Holders in accordance with this Agreement.

(iii) To the extent that proceeds of Curative Equity are received with respect to any Fiscal Quarter, those proceeds will be deemed to be Consolidated Adjusted EBITDA for purposes of determining compliance with the Specified Financial Covenants for that Fiscal Quarter and subsequent periods that include that Fiscal Quarter. Notwithstanding any provision of this Agreement to the contrary, (A) Issuer’ rights under this Section 6.14(c) (x) may be exercised no more than five times during the term of this Agreement, (y) may be exercised no more than twice in any period of four Fiscal Quarters and (z) may not be exercised in consecutive Fiscal Quarters; (B) the amount of proceeds of any Curative Equity may not be greater than the amount required to cause Issuer to be in compliance with each applicable Specified Financial Covenant as at the end of the applicable Computation Period; (C) the proceeds of Curative Equity shall be immediately paid over to the Administrative Agent to be applied to pay down the Term Notes in accordance with Section 2.11((b)(iv); provided that such prepaid amounts shall be deemed to continue to be outstanding Term Notes for purposes of calculating Curative Equity and compliance with the Specified Financial Covenants for that Fiscal Quarter and any test period that includes such Fiscal Quarter; and (D) the proceeds of Curative Equity will be disregarded for purposes of determining Consolidated Adjusted EBITDA for any pricing, financial covenant-based conditions, or baskets with respect to the covenants contained in this Agreement and there will be no pro forma reduction in Indebtedness with the proceeds of any Curative Equity for determining compliance with the Specified Financial Covenants or for determining any pricing, financial covenant-based conditions, or baskets with respect to the covenants contained in this Agreement, in each case in the Fiscal Quarter in which that Curative Equity is used.

Section 6.15 Holdings Covenant. With respect to Holdings, engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of RBP Global and its Subsidiaries and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Notes Documents and any other Indebtedness permitted under Section 6.01 to be incurred by the Issuer and the Restricted Subsidiaries, (iv) financing activities (including the issuance of securities, to the extent such financing activities and securities do not constitute Indebtedness), payment of dividends, making contributions to the capital of the Issuer and its other Subsidiaries and guaranteeing the obligations of the Issuer and its other Subsidiaries permitted hereunder, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Issuer and their respective Subsidiaries, (vi) holding any cash or Cash Equivalents, (vii) providing indemnification to officers and directors, (viii) engaging professional advisors; (ix) ownership of Cash, Cash Equivalents, goodwill and intangible assets; (x) the making or issuance of Curative Equity, and (xi) any activities incidental to the foregoing. Holdings shall not directly own any Equity Interests other than those of RBP Global.

Section 6.16 Material Asset Transactions. Notwithstanding anything herein to the contrary, no transfers, Dispositions, “drop-down” transactions, exclusive licensing, asset swaps, asset exchange (including for cash and/or other assets), investments (including Investments) or any similar transactions (including, without limitation, by use of any equity (including preferred equity and similar instruments) contribution, securitization, Investment, Indebtedness, Restricted Debt Payment, Restricted Payment, Transaction with Affiliates, sale and leaseback transaction, Subsidiary Distribution, Restricted Subsidiaries and/or Unrestricted Subsidiaries provisions or permissions and/or any reclassification permissions under this Agreement) shall be permitted with respect to any Material Asset (each, a “Material Asset Transaction”) unless (i) the relevant recipient, transferee, investee, exclusive licensee or acquirer (or any similar capacity) of such Material Asset subject to that Material Asset Transaction is (or becomes, no later than the date of completion of such Material Asset Transaction) a Note Party, (ii) such Material Asset Transaction is subject to arm’s length terms and for fair market value, (iii) no Default or Event of Default has occurred and is continuing as of the date of completion of such Material Asset Transaction (or would result therefrom), (iv) the Administrative Agent is notified in writing of the contemplated Material Asset Transaction at least ten (10) Business Days prior to its completion (or, if earlier, at least ten (10) Business Days prior to the date of entry by the relevant Person into any binding documentation in respect of such Material Asset Transaction), and such notification includes reasonable details as to such Material Asset and Material Asset Transaction, and (v) where such Material Asset was subject to a Lien created under a Collateral Document, a similar Lien is granted by that Note Party prior to (or concurrently with) the completion of such transaction in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties under a Collateral Document, and no release of the existing Lien shall be permitted until (unless concurrently) such new Lien is granted in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties to secure the Secured Obligations.

Section 6.17 Account Control Agreements.

(a) The applicable Note Parties shall, by no later than the date falling sixty (60) days after the Closing Date (or such later date as the Administrative Agent shall agree to in writing), enter into a springing account control agreement, in form and substance reasonably satisfactory to the Administrative Agent (a “Springing Account Control Agreement”), with respect to the Original DACA Account and shall ensure that such Springing Account Control Agreement remains in place over such Original DACA Account at any time.

(b) Following the occurrence and during the continuance of a Material Event of Default, the Issuer and each of the Note Parties shall (i) not proceed with any transactions with respect to Deposit Accounts or Securities Accounts having an aggregate cash balance of $50,000,000 or more across all such accounts until Springing Account Control Agreements are entered into with respect to the relevant Deposit Account or Securities Accounts, and (ii) within ten (10) Business Days of such occurrence, enter into Springing Account Control Agreements in form and substance reasonably satisfactory to the Administrative Agent with respect to each Deposit Account and each Securities Account (excluding, in each case, any Excluded Account) as of the relevant date.

(c) There shall be no less than one Deposit Account subject to a Springing Account Control Agreement at any time after the establishment of the initial Springing Account Control Agreement in accordance with Section 6.17(a).

Section 6.18 Other Obligations

(a) Issuer shall not, and not permit any other Note Party or any Affiliates or Related Fund to, directly or indirectly, pay or cause to be paid or permit any of their Affiliates or Related Fund to pay any consideration, whether by way of interest, fee or otherwise, to any Holder (excluding the Administrative Agent) in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(b) Issuer shall not make any offer or sale of securities of any class of any Note Party if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Notes to the Holders) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Issuer to pay (i) any installment of principal of any Note when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Note or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by any Note Party or any of its Restricted Subsidiaries or Holdings to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Note Party or any of its Restricted Subsidiaries or Holdings with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any note purchase agreement, loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Note Party or any Restricted Subsidiary or Holdings), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents governing or evidencing such Indebtedness, and so long as repayments are made as required by the terms of such Indebtedness; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Notes pursuant to Article 7 or other exercise of remedies under any Notes Document; or

(c) Breach of Certain Covenants. Failure of any Note Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of Holdings or the Issuer), Section 5.16, or Article 6 (subject, in the case of Section 6.14(a) and (b), to Section 6.14(c)); or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Note Party or Holdings in any Notes Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Notes Documents. Default by any Note Party or Holdings in the performance of or compliance with any term contained herein or any of the other Notes Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Issuer of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed (or the declaration of or any procedure or step is taken in relation to a moratorium in respect of the Indebtedness of any English Group Member or any Irish Group Member (other than an Immaterial Subsidiary)); or any other similar relief shall be granted under any applicable federal, state or local law; or (ii) the commencement of an involuntary case against Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of (or in respect of any English Group Member, a Jersey Group Member (if any) or any Irish Group Member of, any corporate action, legal proceeding or other procedure or step is taken in relation to the appointment of) a receiver, an administrative receiver, an administrator, a receiver and manager, a compulsory manager, a (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian, examiner, process advisor or other officer having similar powers over Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, or (in respect of an English Group Member, a Jersey Group Member (if any) or an Irish Group Member (other than an Immaterial Subsidiary) the enforcement of any security over any of its assets); or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days, or, solely to the extent a Lux Note Party is a party to this Agreement, a Luxembourg Insolvency Event, shall have occurred with respect to any Lux Note Party, provided that, in the case of an involuntary filing for bankruptcy (faillite) or judicial liquidation (liquidation forcée), such proceeding shall have been undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any

Debtor Relief Law, or the consent by Holdings, the Issuer or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; (iii) any English Group Member, a Jersey Group Member (if any) or an Irish Group Member (other than any Immaterial Subsidiary) is unable to pay its debts as they fall due or is deemed to, or is declared to, be unable to pay its debts under English law, Jersey Law (if applicable) or Irish law as the case may be or suspends or resolves or declares in writing an intention to suspend making payments on any of its debts; or (iv) the admission by Holdings, the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more (i) final money judgments, writs or warrants of attachment or similar process against Holdings, the Issuer or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days, or (ii) any final, unappealable judgments, writs or warrants of attachment or similar process (including judgments granting injunctive relief) against Holdings, the Issuer or any of its Restricted Subsidiaries or any of their respective assets which would have or would be reasonably likely to result in a Material Adverse Effect; or

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Issuer or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Notes Documents. At any time after the execution and delivery thereof (i) any material Note Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared to be null and void or the repudiation in writing by any Note Party of its obligations thereunder (other than as a result of the termination of such Note Guaranty in accordance with the terms hereof or thereof), (ii) this Agreement, any Intercreditor Agreement or any material Collateral Document ceasing to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Note Party of the validity or enforceability of any material provision of any Notes Document (or any Lien purported to be created by the Collateral Documents or Note Guaranty) in writing or denial by any Note Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances or other note issuances by the Holders, under any Notes Document to which it is a party; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Note Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto; or

(m) Pensions. The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Parent Company or subsidiary thereof imposing liability on one or more Issuer in an aggregate amount which has or would reasonably be expected to have a Material Adverse Effect; or

(n) Healthcare and Regulatory Events. The occurrence of any of the following events:

(i) the voluntary withdrawal or institution of any action or proceeding by the FDA, the DEA, the US DHHS or any other Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Issuer, its Subsidiaries or any representative of Issuer or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, where such withdrawal or injunction has or could reasonably be expected to result in Material Adverse Effect;

(ii) the institution of any action or proceeding by the FDA, the DEA, the US DHHS or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by Issuer, its Subsidiaries or any representative of Issuer or its Subsidiaries, which, in each case, has or could reasonably be expected to result in Material Adverse Effect;

(iii) the commencement of any enforcement action against Issuer, its Subsidiaries or any representative of Issuer or its Subsidiaries (with respect to the business of Issuer or its Subsidiaries) by the FDA, the DEA, the US DHHS or any other Governmental Authority which has or could reasonably be expected to result in a Material Adverse Effect;

(iv) the invalidation, revocation or lapse of any IP Rights of the Issuer or any of its Subsidiaries, prior to the end of the term of such IP Rights which, in each case, has or could reasonably be expected to result in a Material Adverse Effect;

(v) the occurrence of adverse test results in connection with a Product which could result in Material Adverse Effect;

(vi) the failure of any of the Issuer or its Subsidiaries, as required by the relevant provision, to perform or comply with any term or condition contained in a Corporate Integrity Agreement which has or could reasonably be expected to result in a Material Adverse Effect;

(vii) the entering into a guilty plea to a felony or corporate crime by any of the Issuer or its Subsidiaries with any relevant Governmental Authority; or

(viii) the removal of, or threat by the relevant Governmental Authority or Material Third Party Payor to remove, any of the Issuer or its Subsidiaries from any Material Third Party Payor Program; or then, and in every such event (other than an event with respect to the Issuer (other than the Issuer, to the extent such event does not arise under a Debtor Relief Law of the U.S.) described in clause (f) or (g) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Holders shall, by notice to the Issuer, take any of the following actions, at the same or different times: (i) terminate the Variable Note Commitments, or any Additional Note Commitments, and thereupon such Commitments and/or Additional Note Commitments shall terminate immediately and (ii) declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Issuer accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; provided that upon the occurrence of an event with respect to the Issuer (other than the Issuer, to the extent such event does not arise under a Debtor

Relief Law of the U.S.) described in clause (f) or (g) of this Article, any such Commitments and/or Additional Note Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Issuer accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer, in each case without further action of the Administrative Agent or any Holder. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Holders shall, exercise any rights and remedies provided to the Administrative Agent under the Notes Documents or at law or equity, including all remedies provided under the UCC or any other applicable law. If Administrative Agent has received written notice from Issuer of Issuer’ intent to cure a Specified Financial Covenant Default in accordance with Section 6.14(c), then Administrative Agent and the Required Holders may not exercise any the foregoing remedies in this Section 7.01 with respect to that Specified Financial Covenant Default until the earlier of (i) 10 Business Days after the day on which financial statements are required to be delivered for the applicable Test Period pursuant to Section 5.01(a), and (ii) the date that Administrative Agent receives notice Issuer will not cure that Specified Financial Covenant Default in accordance with Section 6.14(c).

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Holders hereby irrevocably appoints Piper Sandler Finance LLC (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Notes Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Notes Documents, together with such actions and powers as are reasonably incidental thereto.

The Administrative Agent shall act as security trustee in relation to the security created or evidenced by the English Security Documents, the Jersey Security Documents (if any) and the Irish Security Documents. Each Holder hereby authorizes the Administrative Agent to enter into each Security Trust Deed on its behalf. Each Person that becomes a Holder hereunder after the Closing Date hereby confirms that it shall be bound by the terms of the Security Trust Deeds on and from the date on which it becomes an Additional Purchaser as if it were an original Holder party thereto. In addition, each reference to the Administrative Agent in this Article 8 (including in connection with any indemnification or exculpation provided herein for the benefit of the Administrative Agent) shall be deemed to apply to the Administrative Agent acting in its capacity as security trustee under the Security Trust Deeds.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not the Administrative Agent, and the term “Holder” or “Holders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Holder, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any subsidiary of any Note Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Holders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Note Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Note Party or such Affiliate) and acknowledge that the Administrative Agent shall not, except as expressly provided herein, be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Notes Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Notes Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Notes Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Holders or Required Variable Note Holders (or such other number or percentage of the Holders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Notes Document or applicable laws, and (c) except as expressly set forth in the Notes Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Issuer or any of their Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Holders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Holders or Required Variable Note Holders (or such other number or percentage of the Holders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final, unappealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Issuer or any Holder, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Notes Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Notes Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Notes Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Notes Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Notes Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Note Party or any Affiliate thereof.

If any Holder acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Holders thereof in writing. Each Holder agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Notes Document, accelerate the Obligations under any Notes Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Holder may take action to preserve or enforce its rights against a Note Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Holder, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Notes Documents, each Issuer, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Note Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Notes Documents may be exercised solely by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code or any other applicable law), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Holder may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Note Party under this Agreement.

Each of the Holders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with, or otherwise providing, any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Holders:

(a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Holder or other Secured Party; provided that, in the case of a Secured Hedging Obligation, the Administrative Agent shall be entitled to rely upon (without any further investigation) the termination or mark-to-market value, if any, provided to the Administrative Agent by the relevant counterparty; it being understood that no Holder shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Note Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Note is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Holders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and if the Administrative Agent collects or receives any money or other property payable or deliverable on other claims of Secured Parties, to distribute the same to such Secured Parties as their interests may appear hereunder.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Holders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Holder or to authorize the Administrative Agent to vote in respect of the claim of any Holder in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Note, that by its terms must be fulfilled to the satisfaction of a Holder, the Administrative Agent may presume that such condition is satisfactory to such Holder unless the Administrative Agent has received notice to the contrary from such Holder prior to the making of such Note. The Administrative Agent may consult with legal counsel (who may be counsel for any Note Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Holders and the Issuer. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Holders or the Issuer may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Holders shall have the right, with the consent of the Issuer (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings or the Issuer, Section 7.01(f) or (g), no consent of the Issuer shall be required. If no successor shall have been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Holders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Issuer, to the extent required) or (b) in the case of a removal, the Issuer may, after consulting with the Required Holders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Issuer and the Holders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Issuer notifies the Required Holders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the 30th day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Notes Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Holder directly (and each Holder will cooperate with the Issuer to enable the Issuer to take such actions), until such time as the Required Holders or the Issuer, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Issuer to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each Holder acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Holder or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Holder or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Notes Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Note Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Administrative Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Holder hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by Administrative Agent under any Notes Document (i) upon the occurrence of the Termination Date, (ii) that is sold or transferred as part of or in connection with any Disposition permitted under the Notes Documents to a Person that is not, or is not required to become, a Note Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Note Guaranty otherwise in accordance with the Notes Documents or (v) if approved, authorized or ratified in writing by the Required Holders (or all Holders, as required) in accordance with Section 9.02;

(b) subject to Section 9.21, release any Subsidiary Guarantor from its obligations under the Note Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided that the release of any Subsidiary Guarantor from its obligations under the Note Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the applicable Issuer is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to such Issuer’s equity interest therein as reasonably estimated by the applicable Issuer and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (3) a Responsible Officer of the applicable Issuer certifies to the Administrative Agent compliance with preceding clauses (1) and (2)); and

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Notes Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), and 6.02(ff) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement.

Upon the request of the Administrative Agent at any time, the Required Holders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Note Party from its obligations under the Note Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Holder hereby authorizes the Administrative Agent to), at the Issuer’ expense, execute and deliver to the applicable Note Party such documents as such Note Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Note Party from its obligations under the Note Guaranty, in each case in accordance with the terms of the Notes Documents and this Article 8 and without recourse or warranty of any kind; provided that upon the request of the Administrative Agent, the Issuer shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any Intercreditor Agreement (including any Permitted Pari Passu Intercreditor Agreement or any Permitted Junior Intercreditor Agreement) contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that any such Additional Agreement is binding upon them. Each Holder (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the any such Additional Agreement, to the extent that such subordination is expressly permitted hereunder, (b) hereby agrees that it will be bound by, and will not take any action contrary to any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into any

Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Issuer, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Issuer pursuant to Section 9.03, the Holders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (for this purpose, calculated to include all Classes of Term Notes and Variable Note Commitments then in existence, but determined as if there were no Defaulting Holders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Notes Document or in any way relating to or arising out of this Agreement or any other Notes Document; provided that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Furthermore:

(a) If the Administrative Agent (x) notifies a Holder or other Secured Party, or any Person who has received funds on behalf of a Holder or other Secured Party (any such Holder, other Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Holder, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Article 8 and held in trust for the benefit of the Administrative Agent, and such Holder or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Holder or other Secured Party, or any Person who has received funds on behalf of a Holder or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this

Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Holder or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)

it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Holder or other Secured Party shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in the immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) above or on whether or not an Erroneous Payment has been made.

(c) Each Holder or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Holder or other Secured Party under any Notes Document, or otherwise payable or distributable by the Administrative Agent to such Holder or other Secured Party under any Notes Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Holder that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Holder or Issuing Holder at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Holder shall be deemed to have assigned its Notes (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Notes (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Issuer) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Holder shall deliver any Notes evidencing such Notes to the Issuer or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Holder shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C)

upon such deemed acquisition, the Administrative Agent as the assignee Holder shall become a Holder hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Holder shall cease to be a Holder, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Holder, (D) the Administrative Agent and the Issuer shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (E) the Administrative Agent will reflect in the Register its ownership interest in the Notes subject to the Erroneous Payment Deficiency Assignment.

(ii) Subject to Section 9.05 (but excluding in all events, any assignment consent or approval requirements (whether from the Issuer or otherwise)), the Administrative Agent may, in its discretion, sell any Notes acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Holder shall be reduced by the net proceeds of the sale of such Note (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Holder (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Holder (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Notes acquired from such Holder pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Notes are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Holder from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Holder or other Secured Party, to the rights and interests of such Holder or other Secured Party, as the case may be) under the Notes Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Note Parties’ Secured Obligations under the Notes Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Notes that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Issuer or any other Note Party; provided that, for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Issuer for the purpose of making such Erroneous Payment.

(f) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Issuer or any other Note Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Issuer or any other Note Party for the purpose of making such Erroneous Payment.

(g) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(h) Each party’s obligations, agreements and waivers under these clauses (a) through (f) shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Notes Document.

In addition:

(a) Each Holder (x) represents and warrants, as of the date such Person became a Holder party hereto, to, and (y) covenants, from the date such Person became a Holder party hereto to the date such Person ceases being a Holder party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Issuer or any other Note Party, that at least one of the following is and will be true::

(i) such Holder is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Holder’s entrance into, participation in, administration of and performance of the Notes, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Holder’s entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement,

(iii) ((A) such Holder is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Holder to enter into, participate in, administer and perform the Notes, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Holder, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Holder’s entrance into, participation in, administration of and performance of the Notes, Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Holder.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Holder or (2) a Holder has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Holder further (x) represents and warrants, as of the date such Person became a Holder party hereto, to, and (y) covenants, from the date such Person became a Holder party hereto to the date such Person ceases being a Holder party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Issuer or any other Note Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Holder involved in such Holder’s entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Notes Document or any documents related hereto or thereto).

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Note Party, to such Note Party in the care of the Issuer at:

RBP Global Holdings Limited

10710 Midlothian Turnpike

Suite 125

North Chesterfield, USA-VA 23235

Attention: Ryan Preblick, Chief Financial Officer

Email: ryan.preblick@indivior.com

with copy to:

RBP Global Holdings Limited

10710 Midlothian Turnpike

Suite 125

North Chesterfield, USA-VA 23235

Attention: General Counsel

Email: legal@indivior.com

with copy to (which shall not constitute notice to any Note Party):

Troutman Pepper Hamilton Sanders LLP

305 Church at North Hills Street

Suite 1200

Raleigh, NC 27609

Attention: Justin Wood

Email: justin.wood@troutman.com

(ii) if to the Administrative Agent or Collateral Agent, at:

Piper Sandler Finance LLC

444 West Lake Street, 33rd Floor

Chicago, IL 60606

Attention: James Chiarelli

Telephone: (312) 267-5122

Email: james.chiarelli@psc.com;

pipersandleragency@alterdomus.com

with copies (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Riley Orloff

Email: rorloff@mwe.com

-and-

McDermott Will & Emery UK LLP

22 Bishopsgate

London, EC2N 4BQ

Attention: Aymen Mahmoud

Email: amahmoud@mwe.com

(iii) if to any Purchaser, to it at its address or facsimile number set forth in the Purchaser Schedule; and

(iv) if to any Holder, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Holders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Issuer (on behalf of any Note Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice (i) the Administrative Agent, in the case of the Issuer or Holdings, (ii) the Administrative Agent and each Issuer, in the case of a Holder and (iii) the parties hereto, in the case of the Administrative Agent.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE ISSUER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE ISSUER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE ISSUER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Parent Company, the Issuer, any Holder, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Parent Company’s, the Issuer’s or the Administrative Agent’s transmission of Issuer Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Parent Company, the Issuer, any Holder or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Each Public Holder agrees to cause at least one individual at or on behalf of such Public Holder to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Holder or its delegate, in accordance with such Public Holder’s compliance procedures and applicable Law, including U.S. Federal and state and foreign securities laws, to make reference to Issuer Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to ~~Indivior PLC~~any Applicable Reporting Company, Holdings, the Issuer or their respective subsidiaries and its or their securities for purposes of U.S. Federal or state and foreign securities laws.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Holder in exercising any right or power hereunder or under any other Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Holders hereunder and under any other Notes Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Notes Document or consent to any departure by any Note Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Note shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Holder may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Notes Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Issuer and the Required Holders (or the Administrative Agent with the consent of the Required Holders) or (ii) in the case of any other Notes Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Notes Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Note Party that is party thereto, with the consent of the Required Holders; provided that, notwithstanding the foregoing:

(i) except with the consent of each Holder directly and adversely affected thereby (but without the consent of the Required Holders other than with respect to (i) an increase in the aggregate amount of Commitments or (ii) provision of additional Collateral to support any increase in the aggregate amount of Commitments), no such waiver, amendment or modification shall:

(A) increase the Commitment of such Holder (other than with respect to any Incremental Note Facility pursuant to Section 2.22 in respect of which such Holder has agreed to be an Additional Purchaser); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Note Commitments shall constitute an increase of any Commitment or Additional Note Commitment of such Holder;

(B) reduce or forgive the principal amount of any Note or any amount due on any Note Installment Date;

(C) (x) extend the scheduled final maturity of any Note or (y) postpone any Note Installment Date, any Interest Payment Date or the date of any scheduled payment of any fee or other amount payable hereunder;

(D) reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Issuer to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Holders) or the amount of any fee owed to such Holder; it being understood that no change in the definition of “First Lien Leverage Ratio”, “Total Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(E) extend the expiry date of such Holder’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Note Commitments shall constitute an extension of any Commitment or Additional Note Commitment of any Holder;

(F) waive, amend or modify the provisions of (i) Section 2.18(b) or (ii) 2.18(c) of this Agreement, in the case of this clause (ii), in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02);

(G) reduce, waive or forgive, or extend the due date of, any premium due in connection with a prepayment or otherwise payable pursuant to Section 2.11(f); and

(H) waive, amend or modify the provisions of Section 2.22; and

(ii) no such waiver, amendment or modification shall:

(A) change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Holders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Holder or (y) the definition of “Required Variable Note Holders” without the prior written consent of each Variable Note Holder (it being understood that the consent of the Required Holders shall not be required in connection with any change to the definition of “Required Variable Note Holders”);

(B) release all or substantially all of the Collateral from the Lien granted pursuant to the Notes Documents (except as otherwise permitted herein or in the other Notes Documents, including pursuant to Article 8 or Section 9.21, in each case, as in effect on the Closing Date), without the prior written consent of each Holder;

(C) release all or substantially all of the value of the Guarantees under the Note Guaranty (except as otherwise permitted herein or in the other Notes Documents, including pursuant to Section 9.21 hereof, in each case, as in effect on the Closing Date), without the prior written consent of each Holder;

(D) adversely affect the Holders under any Class disproportionately to the Holders under any other Class, without the prior written consent of Holders under such disproportionately affected Class holding Term Notes, Variable Note Exposure or unused Commitments under such Class representing more than 50% of the sum of the Term Notes, Variable Note Exposure and unused Commitments under such Class at such time; or

(E) result in the subordination of the Obligations (or any portion thereof) or the Liens on the Collateral securing the Secured Obligations (or any portion thereof) to any other Indebtedness or claim, without the prior written consent of each Holder, provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments made pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, incurrences of Additional Note Commitments, Additional Notes, Replacement Term Notes or Replacement Variable Notes pursuant to Section 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Note Commitments or Additional Notes. Notwithstanding anything to the contrary herein, no Defaulting Holder shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of any Defaulting Holder may not be increased without the consent of such Defaulting Holder (it being understood that any Commitment or Note held or deemed held by any Defaulting Holder shall be excluded from any vote hereunder that requires the consent of any Holder, except as expressly provided in Section 2.21(b)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Holders, the Administrative Agent and the Issuer (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Notes Documents and (ii) to include appropriately the Holders holding such credit facilities in any determination of the Required Holders on substantially the same basis as the Holders prior to such inclusion.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Issuer and the Holders providing the relevant Replacement Term Notes to permit the refinancing or replacement of all or any portion of the outstanding Initial Term Notes or any then-existing Additional Term Notes under the applicable Class (any such notes being refinanced or replaced, the “Replaced Term Notes”) with one or more replacement term Notes hereunder (“Replacement Term Notes”) pursuant to a Refinancing Amendment; provided that:

(A) the aggregate principal amount of any Replacement Term Notes shall not exceed the aggregate principal amount of the Replaced Term Notes (plus (1) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o), (u) and/or (ii), in each case, so long as such additional amounts, and any indebtedness, are incurred in accordance with, and justified under, such provisions and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) any Replacement Term Notes must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Notes at the time of the relevant refinancing,

(C) any Replacement Term Notes may rank pari passu or junior in right of payment and pari passu or junior with respect to all or a portion of the Collateral with the remaining portion of the Initial Term Notes or Additional Term Notes (provided that if such Indebtedness ranks pari passu with or junior as to payment or Collateral, such Replacement Term Notes shall be subject to a Permitted Pari Passu Intercreditor Agreement, a Permitted Junior Intercreditor Agreement and/or subordination provisions reasonably satisfactory to the Administrative Agent, as applicable, and may be, at the option of the Administrative Agent and the Issuer, documented in a separate agreement or agreements), or be unsecured,

(D) if any Replacement Term Notes are secured, such Replacement Term Notes may not be secured by any assets other than the Collateral (but need not be secured by all such assets),

(E) if any Replacement Term Notes are guaranteed, such Replacement Term Notes may not be guaranteed by any Person other than one or more Note Parties (but need not be guaranteed by all such Persons),

(F) any Replacement Term Notes that rank pari passu in right of payment and pari passu in right of security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) (or, if ranking junior in right of payment or security, shall be on a junior basis with respect thereto) in any voluntary or mandatory repayment or prepayment in respect of the Initial Term Notes (and any Additional Term Notes then subject to ratable repayment requirements), in each case as agreed by the Issuer and the Holders providing the relevant Replacement Term Notes,

(G) any Replacement Term Notes shall have pricing (including interest, fees and premiums, and as to which the proviso in Section 2.22(a)(v) shall not apply, except to the extent additional amounts are utilized pursuant to clause (c)(i)(A)(1) above and Section 2.22(a)(v) applies to any of the relevant debt baskets that are utilized) and, subject to preceding clause (F), optional prepayment and redemption terms as the Issuer and the holders providing such Replacement Term Notes may agree,

(H) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Notes, and

(I) either (i) the other terms and conditions of any Replacement Term Notes (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Issuer) to the holders providing such Replacement Term Notes than those applicable to the Replaced Term Notes (other than covenants or other provisions applicable only to periods after the Latest Term Note Maturity Date (in each case, as of the date of incurrence of such Replacement Term Notes)) or (ii) such Replacement Term Notes shall be provided on then-current market terms for the applicable type of Indebtedness,

(J) one or more of the Issuer shall be the direct borrower or issuer of such Indebtedness,

(K) the commitments in respect of the Replaced Term Notes are terminated, and all outstanding Replaced Term Notes and fees in connection therewith shall be paid in full, in each case on the date such Replacement Term Notes are made, and

(ii) with the written consent of the Issuer and the Holders providing the relevant Replacement Variable Note to permit the refinancing or replacement of all or any portion of the Variable Note Commitment or any Additional Variable Note Commitment under the applicable Class (any such Variable Note Commitment or Additional Variable Note Commitment being refinanced or replaced, a “Replaced Variable Note”) with a replacement variable note hereunder (a “Replacement Variable Note”) pursuant to a Refinancing Amendment; provided that:

(A) the aggregate principal amount of any Replacement Variable Note shall not exceed the aggregate principal amount of the Replaced Variable Note (plus (x) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o), (u) and/or (ii), in each case, so long as such additional amounts, and any indebtedness, are incurred in accordance with, and justified under, such provisions and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) no Replacement Variable Note may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Variable Note at the time of such refinancing,

(C) any Replacement Variable Note may rank pari passu or junior in right of payment and pari passu or junior with respect to all or a portion of the Collateral with the remaining portion of the Variable Note Commitments or Additional Variable Note Commitments (and shall be subject to a Permitted Pari Passu Intercreditor Agreement, Permitted Junior Intercreditor Agreement and/or subordination provisions reasonably satisfactory to the Administrative Agent, as applicable, and may be, at the option of the Administrative Agent and the Issuer, documented in a separate agreement or agreements), or be unsecured,

(D) if any Replacement Variable Note is secured, it may not be secured by any assets other than the Collateral (but need not be secured by all such assets),

(E) if any Replacement Variable Note is guaranteed, it may not be guaranteed by any Person other than one or more Note Parties (but need not be guaranteed by all such Persons),

(F) any Replacement Variable Note that ranks pari passu in right of payment and pari passu in right of security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) (or, if ranking junior in right of payment or security, shall be on a junior basis with respect thereto) in any voluntary or mandatory repayment or prepayment in respect of the Replaced Variable Note (and any Additional Variable Notes then subject to ratable repayment requirements), in each case as agreed by the Issuer and the Holders providing the relevant Replacement Variable Note,

(G) any Replacement Variable Note shall be subject to the “ratability” provisions applicable to Extended Variable Note Commitments and Extended Variable Notes set forth in the proviso to clause (ii) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(H) any Replacement Variable Note shall have pricing (including interest, fees and premiums, and as to which the proviso in Section 2.22(a)(v) shall not apply, except to the extent that additional amounts are utilized pursuant to clause (c)(ii)(A)(x) above and Section 2.22(a)(v) applies to any of the relevant debt baskets that are utilized) and, subject to preceding clause (F), optional prepayment and redemption terms as the Issuer and the holders providing such Replacement Variable Note may agree,

(I) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Variable Note, and

(J) either (i) the other terms and conditions of any Replacement Variable Note (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Issuer) to the holders providing such Replacement Variable Note than those applicable to the Replaced Variable Note (other than covenants or other provisions applicable only to periods after the Latest Variable Note Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Variable Note)) or (ii) such Replacement Variable Note shall be provided on then-current market terms for the applicable type of Indebtedness, and

(K) the commitments in respect of the Replaced Variable Note shall be terminated, and all notes outstanding thereunder and all fees in connection therewith shall be paid in full, in each case on the date such Replacement Variable Note is implemented;

Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Issuer, the Administrative Agent and the holders providing the relevant Replacement Term Notes or the Replacement Variable Note, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Notes or Replacement Variable Note, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the notes and commitments subject thereto as a separate “tranche” and “Class” of Notes and/or commitments hereunder). It is understood that any Holder approached to provide all or a portion of any Replacement Term Notes or any Replacement Variable Note may elect or decline, in its sole discretion, to provide such Replacement Term Notes or Replacement Variable Note.

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Notes Document, (i) the Issuer and the Administrative Agent may, without the input or consent of any Holder, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Notes Documents, (ii) the Issuer and the Administrative Agent may, without the input or consent of any other Holder (other than the relevant Holders (including Additional Purchasers) providing Notes under such Sections), effect amendments to this Agreement and the other Notes Documents as may be necessary in the reasonable opinion of the Issuer and the Administrative Agent to effect the provisions of Section 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and (iii) if the Administrative Agent and the Issuer have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Notes Document, then the Administrative Agent and the Issuer shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly and such amendment shall become effective without any further action or consent of any other party to any Notes Documents if the same is not objected to in writing by the Required Holders within five (5) Business Days following receipt of notice thereof.

(e) Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Variable Note Holder, the Administrative Agent and the Issuer to the extent necessary to integrate any Alternative Currency (other than any Alternative Currency permitted as of the Closing Date) in accordance with Section 1.08.

Section 9.03 Expenses; Indemnity.

(a) The Issuer and Holdings shall jointly and severally pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in each relevant jurisdiction to all such Persons, taken as a whole) in connection with the preparation, negotiation, execution, delivery and administration of the Notes Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Notes Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Issuer and except as otherwise provided in a separate writing between the Issuer, the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Holders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in each relevant jurisdiction to all such Persons, taken as a whole, and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Persons, taken as a whole and (y) one additional local counsel in each appropriate jurisdiction to all such affected Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Notes Documents, including their respective rights under this Section 9.03, or in connection with the Notes made hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Issuer within 30 days of receipt of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) (I) The Issuer and Holdings shall jointly and severally indemnify each of the Administrative Agent, Holders and their respective affiliates and the officers, directors, employees, advisors, agents, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) for losses, claims, damages, liabilities or expenses arising out of or in connection with or as a result of (i) the Transactions or the execution or delivery of the Notes Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Notes Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Notes, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by Holdings, the Issuer, any of their Restricted Subsidiaries or any other Note Party or any Environmental Liability related to Holdings, the Issuer, any of their Restricted Subsidiaries or any other Note Party and/or (iv) any actual or prospective claim, litigation, investigation or other proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by the equity holders or creditors of Holdings or the Issuer or any other third party or by Holdings, the Issuer, any other Note Party or any of their respective Affiliates), or to the actual or alleged Release or presence of Hazardous Materials on, at, under, or from any property currently or formerly owned or operated by Holdings, the Issuer or any Restricted Subsidiary. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(II) Notwithstanding anything to the contrary in clause (I) above, no Indemnified Person will be indemnified under the indemnity in clause (I) above for (A) any cost, expense or liability (i) to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of such Indemnified Person’s Related Parties, (ii) arising from a material breach of such Indemnified Person’s (or any of its Related Parties’) obligations under any Notes Document, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (iii) arising from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of Holdings, the Issuer or any of their Affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent in its capacity as such), or (B) any settlement entered into by such Indemnified Person (or any of its affiliates, successors, assigns or Related Parties) without the Issuer’s written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with the Issuer’s written consent, or if there is a final, unappealable judgment against an Indemnified Person in any such proceeding, the Issuer and Holdings shall jointly and severally indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above; provided, however, that the indemnity in clause (I) above will apply to any such settlement in the event that Holdings or the Issuer were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense.

Section 9.04 Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby (including any other Notes Document), the Transactions, any Note or the use of the proceeds thereof, except, in the case of any claim by any Indemnified Person against any of the Issuer or Holdings, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) neither Holdings nor the Issuer may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Holder (and any attempted assignment or transfer by Holdings or the Issuer without such consent shall be null and void) and (ii) no Holder may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, Indemnified Persons and the Related Parties of each of the Administrative Agent and the Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Holder may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Note or Additional Note Commitment added pursuant to Section 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A) the Issuer; provided that the Issuer shall be deemed to have consented to any such assignment unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receiving written notice thereof (such notice to be provided irrespective of whether an Event of Default under Section 7.01(a) or 7.01(f) or 7.01(g) has occurred and is continuing); provided, further, that no consent of the Issuer shall be required (x) for any assignment of (1) Variable Notes, Additional Variable Notes, Variable Note Commitments or Additional Variable Note Commitments to another Variable Note Holder, an Affiliate of any Variable Note Holder or an Approved Fund of any Variable Note Holder or (2) Initial Term Notes, Additional Term Notes, Initial Term Note Commitments, or Additional Term Note Commitments to another Holder, an Affiliate of any Holder or an Approved Fund, or (y) if an Event of Default under Section 7.01(a) or Section 7.01(f) or 7.01(g) (solely with respect to Holdings or the Issuer) exists; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to another Holder, any Affiliate of a Holder or any Approved Fund;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Holder, any Affiliate of any Holder or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Holder’s Notes or Commitments of any Class, the principal amount of Notes or Commitments of the assigning Holder subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) $1,000,000, in the case of Initial Term Notes, Initial Term Note Commitments and Additional Term Note Commitments and shall be in a multiple of $1,000,000 in excess thereof (or, if smaller, the entire remaining amount of the assigning Holder’s Notes or Commitments unless the Issuer and the Administrative Agent otherwise consent) and (y) $5,000,000 in the case of Variable Notes, Additional Variable Notes, Variable Note Commitments or Additional Variable Note Commitments unless the Issuer and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Holder’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Holders’ rights and obligations in respect of one Class of Commitments or Notes;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not an existing Holder, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire, (2) any tax forms required under Section 2.17 and (3) all “know your customer” documentation.

(iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the recordation date of each Assignment and Assumption in the Register, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Holder under this Agreement, and the assigning Holder thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Holder’s rights and obligations under this Agreement, such Holder shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Holder holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Holder shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Holder, the Issuer shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Holder, with appropriate insertions, to reflect the new commitments and/or outstanding Notes of the assignee and/or the assigning Holder.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Issuer, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Holders and their respective successors and assigns, and the Commitments of, and principal amount of and stated interest on the Notes owing to, each Holder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Issuer, the Administrative Agent and the Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer, each Holder (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior written notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Holder and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax forms required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Holder hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Holder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Holder warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Notes, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Holder makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Notes Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Issuer or any Restricted Subsidiary or the performance or observance by Holdings, the Issuer or any Restricted Subsidiary of any of its obligations under this Agreement, any other Notes Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Holder or any other Holder and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Holder.

(c)

(i) Any Holder may, without the consent of the Issuer, the Administrative Agent or any Holder, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or the Issuer or any of its Affiliates) (a “Participant”) in all or a portion of such Holder’s rights and obligations under this Agreement (including all or a portion of its commitments and the Notes owing to it); provided that (A) such Holder’s obligations under this Agreement shall remain unchanged, (B) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Issuer, the Administrative Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Holder sells such a participation shall provide that such Holder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Holder will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Notes or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, each Issuer agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(k) (it being understood that the documentation required under Section 2.17(k) shall be delivered to the participating Holder)) to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.17, with respect to its participation, than its participating Holder would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Holder that sells a participation agrees, at the Issuer’s request and expense, to use reasonable efforts to cooperate with the Issuer to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Holder; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Holder.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.16 than the participating Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Issuer’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.16 is not limited to what the participating Holder would have been entitled to receive absent the participation.

Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Notes or other obligations under the Notes Documents (the “Participant Register”); provided that no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Note or any other obligation under any Notes Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Note or other obligation is in registered form under Section 5f.103-1(c), Section 1.871-14(c), or proposed Section 1.163-5 of the Treasury Regulations, as applicable. The entries in the Participant Register shall be conclusive absent manifest error, and each Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Holder, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Holder, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Holder from any of its obligations hereunder or substitute any such pledgee or assignee for such Holder as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Holder (a “Granting Holder”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Holder to the Administrative Agent and the Issuer, the option to provide to the applicable Issuer all or any part of any Note that such Granting Holder would otherwise be obligated to make to such Issuer pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Note and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Note, the Granting Holder shall be obligated to make such Note pursuant to the terms hereof. The making of any Note by an SPC hereunder shall utilize the Commitment of the Granting Holder to the same extent, and as if, such Note were made by such Granting Holder. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Issuer under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Notes Document that the Granting Holder would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Holder) and (iii) the Granting Holder shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Notes Documents, remain the Holder of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Holder is in compliance in all material respects with its obligations to the Issuer hereunder and (ii) each Holder designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Issuer or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Note to the Granting Holder and (ii) disclose on a confidential basis any non-public information relating to its Notes to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Holder entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Issuer has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Holder and (y) the execution by the Issuer of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Issuer’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Issuer may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Variable Note Commitment of such Disqualified Institution and repay all obligations of the Issuer owing to such Disqualified Institution in connection with such Variable Note Commitment, (B) in the case of outstanding Term Notes held by Disqualified Institutions, purchase or prepay such Term Note by paying the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such Term Notes and (z) the market price of such Term Notes, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations and (z) the market price of such Term Notes, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Holders by the Issuer, the Administrative Agent or any other Holder, (y) attend or participate in meetings attended by the Holders and the Administrative Agent, or (z) access any electronic site established for the Holders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Holders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Holder to undertake any action (or refrain from taking any action) under this Agreement or any other Notes Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Holders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Issuer hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Issuer and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Holders and/or (B) provide the DQ List to each Holder requesting the same.

(v) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Holder or Participant or prospective Holder or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Notes, or disclosure of confidential information, to any Disqualified Institution.

(g) Notwithstanding anything to the contrary contained herein, any Holder may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Notes or Additional Term Notes of any Class to an Affiliated Holder on a non-pro rata basis (A) through Dutch Auctions open to all Holders holding the relevant Initial Term Notes or such Additional Term Notes, as applicable, on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Initial Term Notes or Additional Term Notes acquired by an Affiliated Holder shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Initial Term Notes or Additional Term Notes, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Initial Term Notes or Additional Term Notes so retired and cancelled, and each principal repayment installment with respect to the Term Notes pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Notes so cancelled;

(ii) the relevant Affiliated Holder and assigning Holder shall have executed an Affiliated Holder Assignment and Assumption;

(iii) the aggregate amount of Term Notes that may be purchased through open market repurchases pursuant to this Section 9.05(g) shall not exceed 20% of the aggregate principal amount of the Term Notes then outstanding;

(iv) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Issuer or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Variable Notes or Additional Variable Notes to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable;

(v) the Affiliated Holder shall either (i) make a customary representation to the seller at the time of the assignment that it does not possess material non-public information (or, if any Parent Company or the applicable Issuer is not at the time a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if the Issuer were a public reporting company) with respect to any Parent Company, the Issuer and/or any subsidiary thereof and/or their respective securities that has not been disclosed to the seller or the Holders generally (other than Holders that have elected not to receive such information) in connection with any assignment permitted by this Section 9.05(g) or (ii) the related assignment agreement shall contain a customary “big boy” representation (but no requirement to make a representation as to the absence of any material non-public information); and

(vi) at the time such assignment is consummated and after giving effect thereto, the Issuer and their Restricted Subsidiaries shall be in pro forma compliance with Section 6.14.

(h) In addition:

(i) In respect of a Variable Note made to or issued for the account of a particular Issuer (collectively, “Designated Note Issuances”), a Variable Note Holder (a “Designating Holder”) may at any time and from time to time designate (by written notice to the Administrative Agent and the Issuer):

(A) a substitute office or branch from or through which it will make, issue and/or participate in such Designated Note Issuances (a “Substitute Facility Office”); or

(B) nominate an Affiliate to act as the Holder of Designated Note Issuances (a “Substitute Affiliate Holder”).

(ii) A notice to nominate a Substitute Affiliate Holder must be in the form set forth in Exhibit K and be countersigned by the relevant Substitute Affiliate Holder confirming it shall be bound as a Holder under this Agreement and any applicable Intercreditor Agreement in respect of the Designated Note Issuances in respect of which it shall act as Holder.

(iii) Each Designating Holder will act as the representative of any Substitute Affiliate Holder it nominates for all administrative purposes under this Agreement. The Note Parties, the Administrative Agent and the other Secured Parties will be entitled to deal only with such Designating Holder, except that payments will be made in respect of the applicable Designated Note Issuances to the Substitute Facility Office of the applicable Substitute Affiliate Holder. In particular, the Commitments of any Designating Holder will not be treated as having been reduced or terminated by the introduction of a Substitute Affiliate Holder under this Agreement or the other Notes Documents.

(iv) Except as expressly set forth in clause (iii) above, a Substitute Affiliate Holder will be treated as a Holder for all purposes under the Notes Documents and having a Commitment equal to the principal amount of all Designated Note Issuances in which it is providing and/or participating in, if and for so long as it continues to be a Substitute Affiliate Holder under this Agreement; provided that upon any designation of a Substitute Affiliate Holder, the Designating Holder shall at all times remain obligated to fund Variable Notes, in each case that are not funded or issued, respectively by the applicable Substitute Affiliate Holder, for the account of each applicable Issuer in the full amount of its Commitment, which, for the avoidance of doubt, shall include the principal amount of all Designated Note Issuances by such Designating Holder.

(v) A Designating Holder may revoke its designation of an Affiliate as a Substitute Affiliate Holder by notice in writing to the Administrative Agent and the Issuer; provided that such notice may only take effect when there are no Designated Note Issuances outstanding to or in favor of such Substitute Affiliate Holder. Upon such Substitute Affiliate Holder ceasing to be a Substitute Affiliate Holder, the applicable Designating Holder will automatically assume (and be deemed to assume without further action by any party hereto) all rights and obligations previously vested in the Substitute Affiliate Holder.

(vi) If a Designating Holder designates a Substitute Facility Office or Substitute Affiliate Holder in accordance with this Section 9.05(i), any Substitute Affiliate Holder shall be treated for the purposes of Section 2.17 as having become a Holder on the date on which the applicable Designating Holder became a Holder hereunder.

(vii) Notwithstanding the foregoing, for purposes of the English Security Documents: Each Note Party hereby irrevocably and unconditionally undertakes to pay to each Designating Holder (each a “Relevant Holder”), as creditor in its own right, sums equal to and in the currency of each amount payable by such Note Party to each of such Relevant Holder’s nominated Substitute Affiliate Holders under each of the Notes Documents as and when such amounts fall due for payment under the relevant Notes Document (or would have fallen due but for any discharge resulting from the failure of the Substitute Affiliate Holder to take appropriate steps) in insolvency proceedings affecting the relevant Note Party, to preserve its entitlement to be paid that amount. Each Relevant Holder shall have its own independent right to demand payment of the amounts payable by each Note Party under this Section 9.05(i)(vii) (irrespective of any discharge of that Note Party’s obligation to pay those amounts to any Substitute Affiliate Holder related to such Relevant Holder resulting from the failure by such Relevant Holder to take appropriate steps) in insolvency proceedings affecting that Note Party, to preserve its entitlement to be paid those amounts. Any amount due and payable by a Note Party to a Relevant Holder under this Section 9.05(i)(vii) shall be decreased to the extent that the relevant Substitute Affiliate Holder has received (and, in any insolvency proceedings of such Note Party, is able to retain) payment in full of the corresponding amount under the Notes Documents and any amount due and payable by a Note Party to the relevant Substitute Affiliate Holder under the Notes Documents shall be decreased to the extent that the applicable Relevant Holder has received (and, in any insolvency proceedings of such Note Party, is able to retain) payment in full of the corresponding amount under this Section 9.05(i)(vii). For the avoidance of doubt, notwithstanding anything to the contrary in this Section 9.05(i)(vii), in no event shall any Note Party be obligated to pay to any Relevant Holder and any of such Relevant Holder’s Substitute Affiliate Holders an aggregate amount in excess of the amount that such Note Party would have been required to pay to such Relevant Holder had such Relevant Holder not designated any Substitute Affiliate Holders.

(viii) Each Lux Note Party, upon joining this Agreement, expressly accepts, agrees and confirms, and each other party hereby expressly reserves, for the purposes of articles 1278 et s. and 1281 of the Luxembourg civil code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of, this Agreement, any security created or guarantee given in relation to this Agreement or any other Notes Document shall be preserved for the benefit of any assignee.

Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Note Parties in the Notes Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Notes Documents and the making of any Notes regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and (subject to the immediately following sentence) shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes and the Variable Note Commitment or any Additional Note Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Notes Documents and the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Issuer and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement, any other Notes Document or any other document to be signed in connection with this Agreement or any other Notes Document and the transactions contemplated hereby or thereby, or in any Assignment and Assumption or amendment or other modification hereof (including waivers and consents), shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.08 Severability. To the extent permitted by law, any provision of any Notes Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Holder and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Holder or Affiliate (including by branches and agencies of the Administrative Agent or such Holder, wherever located) to or for the credit or the account of the Issuer or any Note Party against any of and all the Secured Obligations held by the Administrative Agent or such Holder or Affiliate, irrespective of whether or not the Administrative Agent or such Holder or Affiliate shall have made any demand under the Notes Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Holder different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Holder or Affiliate shall promptly notify the Issuer and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Holder, the Administrative Agent and each Affiliate under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Holder, the Administrative Agent or such Affiliate may have.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER NOTES DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER NOTES DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTES DOCUMENTS OR THE TRANSACTIONS RELATING HERETO OR THERETO AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT, SUBJECT TO CLAUSE (e) BELOW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 9.10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY NOTES DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) Each of the Issuer hereby irrevocably and unconditionally appoints Indivior US Holdings Inc., with an office on the date hereof at 10710 Midlothian Turnpike, Suite 125, North Chesterfield, Virginia 23235, and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of the Issuer and their respective property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Issuer in care of the Process Agent at the address specified above for the Process Agent, and each of the Issuer irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Issuer or failure of the Issuer to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Issuer, or of any judgment based thereon. The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. The Issuer hereto further covenants and agrees to maintain at all times an agent with offices in the United States to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent, each Holder agrees (and each Holder agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Issuer otherwise consents, no such disclosure shall be made by the Administrative Agent, any Holder or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent or any Holder that (i) is engaged as a principal primarily in private equity, mezzanine financing or venture capital or (ii) is a Disqualified Institution, (b) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Issuer promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Issuer promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Issuer and the Administrative Agent), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Note Party is a party and (iv) subject to the Issuer’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed), to any rating agency on a confidential basis in connection with obtaining or maintaining private ratings, (f) with the prior written consent of the Issuer and (g) to the extent (1) the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives or (2) becomes available to the Administrative Agent, any Holder or any of their respective Affiliates from a third-party source that is not known to be subject to a confidentiality obligation to the Issuer and/or any of its subsidiaries. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Issuer and/or any of their subsidiaries and their respective businesses, or the Transactions (including any information obtained by the Administrative Agent or any Holder, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Issuer and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or Holder on a non-confidential basis prior to disclosure by the Issuer or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, each Holder and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Holders”), may have economic interests that conflict with those of the Note Parties, their stockholders and/or their respective affiliates. Each Note Party agrees that nothing in the Notes Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Holder, on the one hand, and such Note Party, each Parent Company, their respective stockholders or their respective affiliates, on the other. Each Note Party acknowledges and agrees that: (i) the transactions contemplated by the Notes Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Holders, on the one hand, and the Note Parties and each Parent Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Holder has assumed an advisory or fiduciary responsibility in favor of any Note Party, any Parent Company, their respective stockholders or their respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Holder has advised, is currently advising or will advise any Note Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Note Party except the obligations expressly set forth in the Notes Documents and (y) each Holder is acting solely as principal and not as the agent or fiduciary of such Note Party, its respective management, stockholders, creditors or any other Person. Each Note Party acknowledges and agrees that such Note Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. To the fullest extent permitted by law, the Issuer and Holdings hereby waive and release any claims that they may have against each of the Holders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section  9.15 Several Obligations. The respective obligations of the Holders hereunder are several and not joint and the failure of any Holder to make any Note or perform any of its obligations hereunder shall not relieve any other Holder from any of its obligations hereunder.

Section 9.16 Nonliability of Administrative Agent, Holders and Purchasers. The relationship between the Issuer on the one hand and the Purchasers, Holders and Administrative Agent on the other hand shall be solely that of borrower and lenders. This Agreement does not give rise now or in the future to an agency, joint venture or partnership relationship between any Note Party on the one hand and the Administrative Agent or any Purchaser or Holder or any of their Affiliates on the other hand. Neither the Administrative Agent nor any Purchaser or Holder shall have any fiduciary responsibility to Issuer. Neither the Administrative Agent nor any Purchaser or Holder (a) undertakes any responsibility to Issuer or any other Note Party to review or inform Issuer or any other Note Party of any matter in connection with any phase of any such Person’s business or operations or (b) consents to any right of any Note Party, Purchaser or Holder or their Affiliates or Related Funds to inspect or audit any records or documents of the Administrative Agent or its Affiliates or Related Funds. Execution of this Agreement by Issuer constitutes a full, complete and irrevocable release of any and all claims which Issuer or any other Note Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Notes Documents. Neither the Administrative Agent nor any Purchaser or Holder shall have any liability with respect to, and Issuer (on behalf of itself and each other Note Party) hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities. No Note Party shall rely on any work or analysis by the Administrative Agent or any Purchaser or Holder.

Section  9.17 USA PATRIOT Act; Beneficial Ownership Regulation Compliance. Each Holder that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Note Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation (if applicable), it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of such Note Party and other information that will allow such Holder to identify such Note Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section  9.18 Disclosure. Each Note Party and each Holder hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other notes, loans to or have other relationships with any of the Note Parties and their respective Affiliates.

Section 9.19 Appointment for Perfection. Each Holder hereby appoints each other Holder as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Holders and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. If any Holder obtains possession of any Collateral, such Holder shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section  9.20 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Holder holding such Note in accordance with applicable law, the rate of interest payable in respect of such Note hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Note but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Holder in respect of other Notes or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Holder.

Section 9.21 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Notes Document, in the event of any conflict or inconsistency between this Agreement and any other Notes Document, the terms of this Agreement shall govern and control.

Section 9.22 Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Note Guaranty shall be automatically released) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided, that the release of any Subsidiary Guarantor from its obligations under the Note Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (i) no Event of Default has occurred and is continuing or would result therefrom immediately after giving effect to such transaction, (ii) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the applicable Issuer is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to such Issuer’s equity interest therein as reasonably estimated by the applicable Issuer and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time, (iii) such Subsidiary is or becomes an Excluded Subsidiary for a bona fide legitimate business purpose of the Issuer and its Restricted Subsidiaries and not for the primary purpose of causing such Subsidiary to be released as a Subsidiary Guarantor and/or evading the Collateral and Guarantee Requirement, (iv) such release constitutes an incurrence of Indebtedness and Liens (without duplication of amounts already utilized under baskets available to such Subsidiary after giving pro forma effect to such release), to the extent of any Indebtedness owed by such Subsidiary or Liens on the assets or properties of such Subsidiary, and an Investment made in such Released Subsidiary in an amount equal to the fair market value of the aggregate amount of Investments made by the remaining Note Parties in such subsidiary during the time that such subsidiary was a Guarantor (net of all returns (including repayments of principal and payments of interest) from such Investments and profits, dividends and distributions (whether in cash, Cash Equivalents or property (up to the fair market value thereof)) received by the remaining Note Parties from such subsidiary during the time that such subsidiary was a Guarantor), (v) such Investment, Indebtedness and Liens are permitted at such time and (vi) a Responsible Officer of the applicable Issuer certifies to the Administrative Agent compliance with preceding clauses (i) through (v)) and/or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Note Party, at such Note Party’s expense, all documents that such Note Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Issuer shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Notes Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Note Party in respect of any such sum due from it to the Administrative Agent or any Holder hereunder or under the other Notes Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Holder (as applicable) of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Holder (as applicable) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Holder (as applicable) from any Note Party in the Agreement Currency, the Issuer agree jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Holder (as applicable) or such other person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Holder (as applicable) in such currency, the Administrative Agent or such Holder (as applicable) agrees to return the amount of any excess to such Note Party (or to any other person who may be entitled thereto under applicable law).

Section 9.24 Waiver of Sovereign Immunity. Each Note Party that is organized under the laws of any jurisdiction other than the United States of America or any state thereof (each, a “Foreign Note Party”), in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Foreign Note Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Notes or any other Secured Obligations or any Notes Document or any other liability or obligation of such Foreign Note Party, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Notes Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Foreign Note Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Foreign Note Party, as the case may be, further agrees that the waivers set forth in this Section 9.23 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 9.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Notes Document or in any other agreement, arrangement or understanding among any parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Notes Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and each party hereto agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Notes Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Notes Documents provide support, through a guarantee or otherwise, for any hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Holder shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages ~~Follow~~Intentionally Omitted]

EXHIBIT B

Compliance Certificate

[See Attached]

CONFORMED COPY

[FORM OF]

COMPLIANCE CERTIFICATE

[•] [•], 20[*]

To:	The Administrative Agent and each of the Purchasers parties to the

Note Purchase Agreement described below

This Compliance Certificate is furnished pursuant to that Note Purchase Agreement dated as of November 4, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and among RBP Global Holdings Limited, a limited company organized under the laws of England and Wales (the “Issuer”), Indivior Global Holdings Limited, a limited company organized under the laws of England and Wales (“Holdings”), the other Persons from time to time party hereto as Note Parties, Piper Sandler Finance LLC, in its capacities as an administrative agent and collateral agent for the Holders (in such capacities, the “Administrative Agent”), and the Purchasers identified on Schedule 1.01(a) thereto.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE ISSUER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

4. I am the duly elected [•] of the Issuer and a Responsible Officer of the Issuer;

5. I have reviewed the terms of the Note Purchase Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Issuer and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter] [Fiscal Year] covered by the attached financial statements;

6. [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Applicable Reporting Company as at the dates indicated and its income and cash flows for the periods indicated, subject to the absence of footnotes and normal year-end adjustments.]1

7. [Except as described in the disclosure set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

8. [Schedule 1 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow of the Applicable Reporting Company and its Restricted Subsidiaries for such Fiscal Year.]2

9. [Attached as Schedule 2 hereto is a list of the subsidiaries of the Issuer that identifies each subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date hereof.]

[1]	Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials pursuant to Section 5.01(a) of the Note Purchase Agreement.
[2]

Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements delivered pursuant to Section 5.01(b) of the Note Purchase Agreement (commencing with the Fiscal Year ending December 31, 2025), it being agreed that the first payment under Section 2.11(b)(i) of the Note Purchase Agreement, if any, shall be in respect of the Fiscal Year ending December 31, 2025.

[There is no change in the list of Restricted Subsidiaries and Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

10. [Attached as Schedule 3 hereto are (i) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements and (ii) if the attached financial statements relate to any Parent Company, consolidating financial information summarizing in reasonable detail the information related to such Parent Company, on the one hand, and the information relating to the Issuer on a standalone basis, on the other hand, which consolidating information has been fairly presented in all material respects.]3

11. [Attached hereto as Schedule 4 is the Narrative Report required to be delivered with the attached financial statements in accordance with Section 5.01(a) or (b) of the Note Purchase Agreement, as applicable].

12. Attached as Schedule 5 hereto are calculations in reasonable detail demonstrating compliance with the covenant set forth in Section 6.14 of the Note Purchase Agreement.

13. [Attached as Schedule 6 hereto is a report on the attached consolidated financial statements of an independent certified public accountant of recognized national standing that is required to be delivered with the attached financial statements in accordance with Section 5.01(b) of the Credit Agreement.]4

14. [Schedule 7 attached hereto sets forth reasonably detailed calculations of any Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds received during such Fiscal Year by or on behalf of the Issuer or any of the Restricted Subsidiaries subject to prepayment pursuant to Section 2.11(b) of the Note Purchase Agreement, and the portion of such Net Proceeds that have been invested or are intended to be reinvested in accordance with Section 2.11(b)(ii) of the Note Purchase Agreement.]5

15. [Schedule 8 attached hereto sets forth reasonably detailed calculations of Consolidated Total Assets, the Available Amount and the Available Excluded Contribution Amount as of the last date of such [Fiscal Quarter][Fiscal Year].] [There is no change in the amount of Consolidated Total Assets, the Available Amount and the Available Excluded Contributions Amount from those set forth in the last Compliance Certificate.]

[The description below sets forth the exceptions to paragraph 4 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Issuer have taken, are taking, or propose to take with respect to each such condition or event:]

[Signature Page Follows]

[3]

Only required if (A) in the case of clause (i), a subsidiary of the Issuer is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate and (B) in the case of clause (ii), if the applicable financial statements relate to any Parent Company.

[4]	Only required to the extent the relevant Compliance Certificate is delivered in connection with the audited annual financial statements pursuant to Section 5.01(b) of the Note Purchase Agreement.
[5]

Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements delivered pursuant to Section 5.01(b) of the Note Purchase Agreement.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

RBP GLOBAL HOLDINGS LIMITED, as Issuer

By:
Name:
Title:

CONSENT AND REAFFIRMATION

January 21, 2026

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing First Amendment to Note Purchase Agreement, dated as of the date first written above (the “Amendment”), delivered in connection with that certain Note Purchase Agreement, dated as of November 4, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and among RBP Global Holdings Limited, a limited company organized under the laws of England and Wales (the “Issuer”), Indivior Global Holdings Limited, a limited company organized under the laws of England and Wales, the other Persons from time to time party thereto as Note Parties, Piper Sandler Finance LLC, in its capacities as an administrative agent and collateral agent for the Holders as defined therein (in such capacities, the “Agent”), and the Purchasers identified on Schedule 1.01(a) thereto. Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement. Without in any way establishing a course of dealing by the Agent or any Holder, each of the undersigned consents to the Amendment and hereby (a) reaffirms the terms and conditions of the Note Purchase Agreement and any other Note Document executed by it and acknowledges and agrees that such Note Purchase Agreement and each and every such Note Document executed by the undersigned in connection with the Note Purchase Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed, (b) to the extent such undersigned Person granted liens on or security interests in any of its properties pursuant to any Note Document and any filing made with any Governmental Authority relating thereto, ratifies and reaffirms each such grant of security and confirms that such liens and security interests continue to secure the Secured Obligations, and (c) to the extent such undersigned Person guaranteed or was an accommodation party with respect to any of the Secured Obligations or any portion thereof, ratifies and reaffirms such guaranties or accommodation liabilities, in each case, subject to the limitations set forth in the applicable Note Documents.

[Signature Page Follows]

INDIVIOR GLOBAL HOLDINGS LIMITED, as Holdings and as a Guarantor

By:	/s/ Bansari Rupani
Name: Bansari Rupani
Title: Director

INDIVIOR UK LIMITED, as a Guarantor

By:	/s/ Bansari Rupani
Name: Bansari Rupani
Title: Director

INDIVIOR EUROPE LIMITED, as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: Director

INDIVIOR FINANCE (2014) LLC, as a Guarantor

By:	/s/ Woodrow Anderson
Name: Woodrow Anderson
Title: President

INDIVIOR JERSEY FINANCE LLC, as a Guarantor

By:	/s/ Woodrow Anderson
Name: Woodrow Anderson
Title: Manager

INDIVIOR UK FINANCE NO 2 LIMITED, as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: Director

[Signature Page to Consent and Reaffirmation to First Amendment to Note Purchase Agreement]

INDIVIOR UK FINANCE NO 3 LIMITED, as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: Director

INDIVIOR US HOLDINGS INC., as a Guarantor

By:
Name: Ryan Preblick
Title: Treasurer

INDIVIOR FINANCE LLC, as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: Manager

INDIVIOR INC., as a Guarantor

By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Treasurer

INDIVIOR TREATMENT SERVICES, INC., as a Guarantor

By:	/s/ Bal Ram Chopra
Name: Bal Ram Chopra
Title: Treasurer

INDIVIOR MANUFACTURING LLC, as a Guarantor
By: Indivior Inc., its sole member

By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Treasurer

[Signature Page to Consent and Reaffirmation to First Amendment to Note Purchase Agreement]

INDIVIOR SOLUTIONS INC., as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: President and Treasurer

INDY 1 (UK) LIMITED, as a Guarantor

By:	/s/ Jerry Barbato
Name: Jerry Barbato
Title: Director

[Signature Page to Consent and Reaffirmation to First Amendment to Note Purchase Agreement]